UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Achillion Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share.
(2)

Aggregate number of securities to which transaction applies:

As of the close of business on November 3, 2019, there were 140,046,647 shares of Common Stock outstanding and 13,734,379 shares of Common Stock subject to outstanding employee stock options with an exercise price less than $8.30 per share.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $159,892.47 was determined by multiplying 0.0001298 by the aggregate merger consideration of $1,231,837,217.63. The aggregate merger consideration was calculated by multiplying the 140,046,647 shares of Common Stock outstanding by the per share merger consideration of $8.30, which consists of $6.30 in upfront per share consideration and one (1) contingent value right that Achillion Pharmaceuticals, Inc. estimates could result in additional cash payments of up to $2.00 per share, and adding the foregoing product to $69,450,047.53, the product obtained by multiplying the 13,734,379 shares of Common Stock subject to outstanding employee stock options with an exercise price less than $8.30 per share by $5.06, the per share merger consideration of $8.30 less the $3.24 weighted average exercise price per share of such outstanding employee stock options (in each case, as of the close of business of November 3, 2019).

	(4)	Proposed maximum aggregate value of transaction: $1,231,837,217.63
	(5)	Total fee paid: $159,892.47

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Achillion Pharmaceuticals, Inc.

1777 Sentry Parkway West, VEVA Building #14 Suite 200

Blue Bell, Pennsylvania 19422

To be held on [●], 20[●]

To the stockholders of Achillion Pharmaceuticals, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Achillion Pharmaceuticals, Inc., a Delaware corporation (“Achillion”, “we”, “us”, or “our”), to be held on [●], 20[●], at 9:00 a.m., Eastern time, at [●].

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated October 15, 2019, among Achillion, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Alexion”), and Beagle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Alexion (“Merger Sub”), including the form of CVR Agreement to be entered into at or prior to the effective time of the Merger by Alexion and a rights agent mutually acceptable to Alexion and Achillion (the “CVR Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Achillion, and Achillion will continue as the surviving corporation and as a wholly owned subsidiary of Alexion (the “Merger”). At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

If the Merger is completed, for each share of common stock that you own, you will be entitled to receive (i) $6.30 in cash (the “Cash Merger Consideration”) and (ii) one contractual contingent value right pursuant to the CVR Agreement (a “CVR”), in each case without interest (collectively, the “Merger Consideration”).

The Board of Directors of Achillion (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Achillion and its stockholders; (2) declared that it is advisable for Achillion to enter into the Merger Agreement; and (3) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Achillion common stock.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call:

Toll-Free at (888) 750-5834 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks & Brokers May Call Collect: (212) 750-5833

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Martha E. Manning, Esq. Corporate Secretary

The accompanying proxy statement is dated [●], 20[●] and, together with the enclosed form of proxy card, is first being mailed on or about [●], 20[●].

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Achillion Pharmaceuticals, Inc.

1777 Sentry Parkway West, VEVA Building #14 Suite 200

Blue Bell, Pennsylvania 19422

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 20[●]

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Achillion Pharmaceuticals, Inc., a Delaware corporation (“Achillion”, “we”, “us”, or “our”), will be held on [●], 20[●], at 9:00 a.m., Eastern time, at [●] for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated October 15, 2019, among Achillion, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Alexion”), and Beagle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Alexion (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Achillion, and Achillion will continue as the surviving corporation and as a wholly owned subsidiary of Alexion (the “Merger”);

2.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;

3.

To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger; and

4.	To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Only stockholders of record as of the close of business on [●], 20[●] are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By the Order of the Board of Directors,

Martha E. Manning, Esq. Corporate Secretary

Dated: [●], 20[●]

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other two proposals.

We encourage you to read the accompanying proxy statement and its annexes carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call:

Toll-Free at (888) 750-5834 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks & Brokers May Call Collect: (212) 750-5833

i

ii

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Beagle Merger Sub, Inc. with and into Achillion Pharmaceuticals, Inc., which we refer to as the “Merger”, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain additional information without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “Achillion”, “we”, “our”, “us” and similar words refer to Achillion Pharmaceuticals, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Alexion Pharmaceuticals, Inc. as “Alexion” and Beagle Merger Sub, Inc. as “Merger Sub”. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated October 15, 2019, among Achillion, Alexion and Merger Sub, as it may be amended from time to time, as the “Merger Agreement” and the form of CVR Agreement attached to the Merger Agreement to be entered into at or prior to the effective time of the Merger by Alexion and a rights agent mutually acceptable to Alexion and Achillion as the “CVR Agreement”.

Parties Involved in the Merger

Achillion Pharmaceuticals, Inc.

Achillion is a clinical-stage biopharmaceutical company focused on advancing its oral factor D inhibitors into late-stage development and commercialization. Each of the product candidates in Achillion’s factor D portfolio was discovered in its laboratories and is wholly owned by Achillion. Achillion is focusing its product development activities on complement-mediated diseases where there are no approved therapies or significant unmet medical needs persist despite existing therapies.

Achillion’s common stock is listed on The Nasdaq Global Select Market (“NASDAQ”) under the symbol “ACHN”.

Alexion Pharmaceuticals, Inc.

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the innovation, development and commercialization of life-changing therapies. It is a global leader in complement inhibition and has developed and commercialized two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), as well as the first approved complement inhibitor to treat anti-acetylcholine receptor (AChR) antibody-positive generalized myasthenia gravis (gMG) and anti-AQP4 antibody-positive neuromyelitis optica spectrum disorder (NMOSD). In addition, Alexion has two highly innovative enzyme replacement therapies and the first and only approved therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). In addition to its marketed therapies, Alexion has a diverse pipeline resulting from internal innovation and business development with strategic focus in hematology and nephrology, neurology, metabolics and neonatal Fc receptor (FcRn).

Alexion’s common stock is listed on NASDAQ under the symbol “ALXN”.

Beagle Merger Sub, Inc.

Merger Sub is a wholly-owned subsidiary of Alexion and was formed on October 15, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Achillion, and Achillion will continue as the surviving corporation and as a wholly owned subsidiary of Alexion (the “Surviving Corporation”). As a result of the Merger, Achillion will cease to be a publicly traded company, all outstanding shares of Achillion common stock will be canceled and converted into the right to receive (i) $6.30 in cash (the “Cash Merger Consideration”) and (ii) one contractual contingent value right pursuant to the CVR Agreement (a “CVR”), in each case without interest (collectively, the “Merger Consideration”) (except for any shares owned by Alexion or Merger Sub or stockholders who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law (the “DGCL”)), and you will not own any shares of the capital stock of the Surviving Corporation.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “The Merger — Appraisal Rights”).

Form of Contingent Value Rights Agreement

The Merger Agreement requires that, at or prior to the closing of the Merger, Alexion and a rights agent mutually acceptable to Alexion and Achillion will enter into the CVR Agreement, substantially in the form attached as Exhibit B to the Merger Agreement and attached to this proxy statement as Annex B, subject to such changes thereto as permitted under the Merger Agreement and the CVR Agreement. The CVR Agreement will govern the terms of the CVRs, and is further described below under the caption “— The Form of Contingent Value Rights Agreement”.

While no guarantee can be given that any proceeds will be received, each CVR represents the right to receive the following contingent cash payments:

•

$1.00 upon the earlier of (i) first dosing of the first patient with a pharmaceutical product containing ACH-5228 in the first Phase III clinical trial, (ii) the Conversion Date (defined in the CVR Agreement as the date when the first action specified in the protocol for the corresponding Adaptive Trial (as defined in the CVR Agreement) is taken following the decision to modify such Adaptive Trial to proceed as a Phase III clinical trial) for the first Converted Trial (as defined in the CVR Agreement) of any pharmaceutical product containing ACH-5228, and (iii) the first submission of a new drug application to market and sell any pharmaceutical product containing ACH-5228 in the United States (the “Clinical Trial Milestone”), in each case, prior to the fourth (4th) anniversary of the time at which the Merger will become effective (the “Effective Time”) (the “Clinical Trial Milestone Period”); and

•

$1.00 upon Alexion’s first receipt of approval by the FDA of a new drug application which approval grants Alexion the right to market and sell a pharmaceutical product containing ACH-4471 (danicopan) in the United States (the “Regulatory Approval Milestone”) prior to the date that is fifty-four (54) months after the Effective Time (the “Regulatory Approval Milestone Period”).

Such payments will be made on or prior to the date that is fifteen (15) business days following the achievement of the Clinical Trial Milestone or the Regulatory Approval Milestone, as applicable (the “Milestone Payment Date”).

The CVRs will not be evidenced by a certificate or other instruments. The rights agent will keep a register for the purpose of registering CVRs pursuant to the terms of the CVR Agreement. The CVRs will not have any voting or dividend rights, and interest; and will not represent any equity or ownership interest in Alexion, Achillion, the Surviving Corporation or any of their affiliates. The CVRs may not be transferred except under certain limited circumstances.

If a milestone occurs during the applicable milestone period, then Alexion will, among other things, deliver to the rights agent on the applicable Milestone Payment Date a wire transfer of dollars in immediately available funds, in the aggregate amount equal to the number of CVRs then outstanding multiplied by $1.00. In the case of the aggregate amount payable to all holders of compensatory options to purchase shares (“Company Stock Options”) that have a per share exercise price that is less than the Cash Merger Consideration (“In the Money Options”), Alexion may elect to pay such amount directly to the Surviving Corporation. After receipt of the wire transfer, the rights agent will promptly (and in any event, within five (5) business days) pay the CVR holders of record by wire or check as required under the CVR Agreement.

During each milestone period, Alexion will use Commercially Reasonable Efforts (as defined in the section below captioned “Form of Contingent Value Rights Agreement — Covenants by Alexion”) to achieve the milestones. However, Alexion will have no obligation to develop any pharmaceutical product containing ACH-5228 in any indication other than paroxysmal nocturnal hemoglobinuria. Alexion is permitted to sell, spin-off, split-off and license intellectual property and assets related to ACH-5228 and ACH-4471 (danicopan) under certain circumstances if the acquiror expressly assumes Alexion’s obligations under the CVR Agreement, as further described in the section below captioned “Form of Contingent Value Rights Agreement — Covenants by Alexion.”

Any actions seeking the enforcement of the rights of holders under the CVR Agreement may only be brought either by the rights agent or the holders of at least the majority of the outstanding CVRs as set forth in the register kept by the rights agent.

Treatment of Equity Awards

The Merger Agreement provides that Achillion’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

In the Money Options

At the Effective Time, each In the Money Option that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive both (i) a cash payment equal to (A) the excess of (x) the Cash Merger Consideration over (y) the exercise price payable per share under such Company Stock Option, multiplied by (B) the total number of shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (ii) one (1) CVR for each share subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting), on the terms and conditions described below under the caption “The Merger Agreement — Treatment of Equity Awards.”

Out of the Money Options

At the Effective Time, each Company Stock Option other than an In the Money Option (an “Out of the Money Option”) will be cancelled and, except as described below, converted into the right to receive a cash payment with respect to each share subject to the Out of the Money Option upon each date on which the milestone payment pursuant the CVR Agreement becomes due and payable (each, a “Valuation Point”) which occurs after the Effective Time, equal to (i) the amount by which, as of the Valuation Point, the sum of (x) the Cash Merger Consideration, (y) the amount per share in cash previously paid in respect of any earlier Valuation Points (if any) and (z) the amount per share in cash to be paid at such Valuation Point under the CVR Agreement (collectively, the “Per Share Value Paid”) exceeds the exercise price payable per share under such Out of the Money Option, less (ii) the amount of all payments previously received with respect to such Out of the Money Option, on the terms and conditions described below under the caption “The Merger Agreement — Treatment of Equity Awards.”

Achillion and Alexion have agreed that Achillion may grant equity awards after October 15, 2019 in the ordinary course of business consistent with past practice, subject to certain agreed upon limitations. All such awards granted after October 15, 2019 will be subject to the same treatment upon closing as applies to the corresponding type of equity awards as set forth in the Merger Agreement, provided, however, that such awards will not provide for accelerated vesting and payout upon the closing.

Treatment of ESPP

Achillion will take such action as may be necessary under the Achillion 2006 Employee Stock Purchase Plan (the “ESPP”) to terminate all offerings under the ESPP as of the last day of Achillion’s last payroll period ending at least ten (10) days prior to the Effective Time and the ESPP will terminate on or following such date.

Financing of the Merger

The Merger is not conditioned upon the receipt of financing by Alexion. Alexion has represented to Achillion that it will have sufficient cash, available lines of credit or other sources of immediately available funds to enable Alexion to pay the aggregate Cash Merger Consideration and to perform its obligations with respect to the transactions contemplated by the Merger Agreement.

Conditions to the Closing of the Merger

The obligation of each party to consummate the Merger is subject to the satisfaction, at or prior to the closing, of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of Achillion’s stockholders;

•

the absence of any order or other action issued by a governmental authority having jurisdiction over any party to the Merger Agreement that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger and the absence of any applicable law that makes consummation of the Merger illegal or otherwise prohibited; and

•	the expiration or termination of the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The obligation of Alexion and Merger Sub to consummate the Merger is subject to the satisfaction, at or prior to closing, of the following conditions:

•

the representations and warranties in the Merger Agreement relating to Achillion’s capitalization being true in all respects when made and as of immediately prior to the Effective Time as if made at and as of such time; provided that this condition will be deemed to be satisfied unless the failure of such representations and warranties to be so true would increase the aggregate Cash Merger Consideration by more than $1,000,000;

•

the representations and warranties relating to (i) Achillion’s corporate existence and power, (ii) Achillion’s corporate authority to enter into the Merger Agreement, (iii) compliance with Achillion’s certificate of incorporation and bylaws, (iv) the absence of any finder’s fee except with respect to Centerview Partners LLC (“Centerview”) and (v) Centerview’s fairness opinion, to the extent not qualified as to materiality or Company Material Adverse Effect (as defined in the section below captioned “The Merger Agreement — Representations and Warranties”), being true in all material respects, and to the extent so qualified being true in all respects as so qualified, when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any such representation or warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date);

•

the representations and warranties other than those in the above bullets, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, being true when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any such representations and warranties that are made only as of a specified date, which need only to be true as of such specified date); provided that such representations and warranties will be deemed true at any time unless the individual or aggregate impact of the failure to be so true would have or reasonably be expected to have a Company Material Adverse Effect; and Alexion having received a certificate signed on behalf of Achillion by a senior executive officer of Achillion to such effect;

•

Achillion having performed in all material respects its obligations under the agreement, and Alexion having received a certificate signed on behalf of Achillion by a senior executive officer of Achillion to such effect;

•

the absence of any instituted, pending or threatened proceeding initiated by any governmental authority, or instituted, pending or threatened any proceeding initiated by any other third party that has a reasonable likelihood of success, (i) challenging the consummation of the Merger or seeking to obtain material damages in connection therewith, (ii) seeking to restrain or prohibit Alexion’s ownership or operation of all or any material portion of the business, assets or products of Achillion or of Alexion and its subsidiaries, taken as a whole, or to compel Alexion or any of its affiliates to dispose of, license or hold separate all or any material portion of the business, assets or products of Achillion or of Alexion and its subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Alexion or any of its affiliates effectively to acquire, hold or exercise full rights of ownership of Achillion common stock or any shares of common stock of the Surviving Corporation, or (iv) seeking to require divestiture by Alexion, Merger Sub or any of Alexion’s other affiliates of any equity interests;

•	the absence of any order in effect that is reasonably likely to result, directly or indirectly, in any of the effects referred to in the immediately preceding clauses (i) through (iv); and

•	the absence of any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have a Company Material Adverse Effect.

The obligation of Achillion to consummate the Merger is subject to the satisfaction, at or prior to closing, of the following conditions:

•

the representations and warranties of Alexion and Merger Sub set forth in the Merger Agreement being true and correct, except where the failure of any such representation or warranty to be so true and correct would not constitute a Parent Material Adverse Effect (as defined in the section below captioned “The Merger Agreement — Representations and Warranties”), as of immediately prior to the Effective Time (except for any such representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), and Achillion having received a certificate signed on behalf of Alexion by a senior executive officer of Alexion to such effect;

•

Alexion and Merger Sub having performed in all material respects their respective obligations under the Merger Agreement, and Achillion having received a certificate signed on behalf of Alexion by a senior executive officer of Alexion to such effect; and

•	the CVR Agreement being in full force and effect.

Regulatory Approvals Required for the Merger

Achillion and Alexion have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals required to consummate the Merger and to fully carry out the purposes of the Merger Agreement. These approvals include the expiration or termination of the waiting period under the HSR Act.

Recommendation of the Board of Directors

Achillion’s Board of Directors (the “Board of Directors”), after considering various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Achillion and its stockholders; (2) declared that it is advisable for Achillion to enter into the Merger Agreement; and (3) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Opinion of Achillion’s Financial Advisor

Achillion retained Centerview as financial advisor to the Board of Directors in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the section entitled “The Merger — Opinion of Achillion’s Financial Advisor,” beginning on page [●] of this proxy statement. In connection with this engagement, the Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Achillion common stock (other than (i) shares held by Achillion as treasury stock or owned by Alexion, Merger Sub or any subsidiary of Alexion (other than Merger Sub) and (ii) shares held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (the shares referred to in clauses (i) and (ii), together with any shares held by any affiliate of Achillion or Alexion, are collectively referred to as “Excluded Shares” throughout this section and the section entitled “The Merger — Opinion of Achillion’s Financial Advisor,” beginning on page [●] of this proxy statement)) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement and the CVR Agreement. On October 15, 2019, Centerview rendered to the Board of Directors its oral opinion and subsequently confirmed by delivery of a written opinion dated October 15, 2019 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Achillion common stock (other than Excluded Shares) pursuant to the Merger Agreement and the CVR Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated October 15, 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by

Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of the Board of Director’s consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Achillion common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Achillion or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

For a description of the opinion that the Board of Directors received from Centerview, see the section entitled “The Merger — Opinion of Achillion’s Financial Advisor,” beginning on page [●] of this proxy statement.

Interests of Achillion’s Directors and Executive Officers in the Merger

Achillion’s directors and executive officers may have interests in the merger that may be different from or in addition to those of Achillion stockholders generally. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating the Merger Agreement, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders at the Special Meeting. As described in more detail below, these interests potentially include:

•

the accelerated vesting (upon the Effective Time assuming for this purpose that the Merger is completed on October 31, 2019 and if applicable, the executive officer has met certain conditions) of unvested stock options and the payment of vested stock options with an aggregate estimated value equal to $24,558,861, based on a cash payment equal to $6.30 per share of Achillion common stock under each stock option less the applicable stock option exercise price and $14,783,512 in respect of corresponding CVRs and “phantom” CVRs (as described on page [●]), calculated based on $2.00, which is the maximum amount payable under each CVR (or phantom CVR);

•

the payment of certain severance payments and benefits that the executive officers of Achillion may become entitled to receive under their respective employment agreements with Achillion, assuming that the merger is completed on and a qualifying termination of employment occurs on October 31, 2019, with an aggregate estimated value of $4,143,503;

•

payment of the 2019 annual bonuses at the greater of actual or target level of performance to the executive officers, if the Effective Time does not occur prior to the payment of Achillion’s 2019 annual bonuses during the first calendar quarter of 2020, with an aggregate estimated value of $1,070,153 assuming target level of performance;

•	the potential for continued employment of Achillion’s officers by Alexion following the Effective Time;

•

the passive beneficial ownership interest in Alexion by a member of the Board of Directors (with an aggregate value of approximately $13,100 as of the date of entry into the Merger Agreement), which following identification and discussion, and prior to the entry into the Merger Agreement, the Board of Directors determined did not constitute a material conflict of interest with respect to the proposed transaction with Alexion; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by our directors and executive officers as of the Effective Time will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger — Interests of Achillion’s Directors and Executive Officers in the Merger,” beginning on page [●] of this proxy statement.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to Achillion before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (iii) continue to hold your shares of common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex D to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

U.S. Federal Income Tax Considerations of the Merger

The receipt of cash and CVRs in exchange for such shares of Achillion common stock in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depend on the U.S. federal income tax treatment of the receipt of, and payments with respect to, CVRs, with respect to which there is uncertainty.

For more information, see the section of this proxy statement captioned “The Merger — U.S. Federal Income Tax Considerations of the Merger,” beginning on page [●] of this proxy statement.

Stockholders should consult their own tax advisors concerning the U.S. federal income tax considerations relating to the Merger and the receipt of, and payments with respect to, CVRs in light of their particular circumstances and any considerations arising under the laws of any state, local or foreign taxing jurisdiction.

Alternative Proposals

Under the Merger Agreement, Achillion has agreed that it will not, and will not authorize or permit any of its directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives, acting in such capacity (whom we collectively refer to as “representatives”) to, and to instruct each such representative not to, directly or indirectly, among other things:

•

solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal (as defined in the section below captioned “The Merger Agreement — No Solicitation; Alternative Proposals”) or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any Acquisition Proposal (other than informing persons of the provisions set forth in the Merger Agreement);

•

conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Achillion to, afford access to the business, properties, assets, books or records of Achillion to or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Acquisition Proposal;

•	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Achillion;

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•

enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring Achillion to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder.

Notwithstanding these restrictions, under certain circumstances, prior to the adoption of the Merger Agreement by Achillion stockholders, the Board of Directors may engage in negotiations or discussions with any third party that has made in writing after October 15, 2019 (and not withdrawn) a bona fide unsolicited Acquisition Proposal that did not result from or arise out of a breach of the Merger Agreement and that the Board of Directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the section below captioned “The Merger Agreement — No Solicitation; Alternative Proposals”) and thereafter furnish to such third party non-public information relating to Achillion pursuant to an executed confidentiality agreement with terms no less favorable to Achillion than those contained in the confidentiality agreement with Alexion and containing additional provisions that expressly permit Achillion to comply with the terms of the Merger Agreement, but in each case only if the Board of Directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

For more information, see the section of this proxy statement captioned “The Merger Agreement — Alternative Proposals,” beginning on page [●] of this proxy statement.

Adverse Recommendation Change

The Board of Directors has unanimously recommended that you vote for the adoption of the Merger Agreement. The Merger Agreement provides that the Board of Directors may not change its recommendation, or take other actions constituting an Adverse Recommendation Change (as defined in the section below captioned “The Merger Agreement — The Board of Directors’ Recommendation; Adverse Recommendation Change”), except in certain specified circumstances.

For more information, see the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Adverse Recommendation Change,” beginning on page [●] of this proxy statement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	By mutual written agreement of Achillion and Alexion;

•	By either Achillion or Alexion:

•	subject to certain exceptions, if the Merger has not been consummated on or before April 15, 2020, which date we refer to as the “End Date”;

•

subject to certain exceptions, if any governmental authority of competent jurisdiction has issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or if there shall be adopted any applicable law that makes consummation of the Merger illegal or otherwise prohibited; or

•	if Achillion’s stockholders fail to approve the proposal to approve and adopt the Merger Agreement at the Special Meeting, or any adjournment or postponement thereof;

•	By Alexion:

•	if an Adverse Recommendation Change has occurred;

•	if Achillion has entered into a definitive agreement relating to any Acquisition Proposal;

•	if Achillion or any of its representatives have willfully and materially breached any of its obligations related to Acquisition Proposals and Superior Proposals; or

•

if there has been any material breach of any convent or agreement on the part of Achillion set forth in the Merger Agreement or a breach of any representation or warranty of Achillion, in either case which would result in the failure of a closing condition, provided that if such breach is capable of being cured by Achillion through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) calendar days, then Alexion may not be permitted to terminate the Merger Agreement as a result of such breach until the expiration of a thirty (30) calendar day period after delivery of written notice from Alexion to Achillion of such breach (except that Alexion may not terminate the Merger Agreement pursuant to this provision if either Alexion or Merger Sub is then in material breach of the Merger Agreement);

•	By Achillion:

•

if prior to the approval and adoption of the Merger Agreement by Achillion stockholders, the Board of Directors authorizes Achillion, in compliance with the terms of the Merger Agreement, to enter into a binding definitive agreement in respect of a Superior Proposal with a third party and Achillion pays a termination fee to Alexion in the amount of $20,000,000 in accordance with the terms of the Merger Agreement; or

•

if there has been any material breach of any convent or agreement on the part of Alexion or Merger Sub set forth in the Merger Agreement or a material breach of any representation or warranty of Alexion, provided that if such breach is capable of being cured by Alexion or Merger Sub through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) calendar days, then Achillion may not be permitted to terminate the Merger Agreement as a result of such breach until the expiration of a thirty (30) calendar day period after delivery of written notice from Achillion to Alexion of such breach (except that Achillion may not terminate the Merger Agreement pursuant to this provision if Achillion is then in material breach of the Merger Agreement).

Termination Fees

Except in specified circumstances, Achillion, Alexion and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger Agreement.

Achillion may be required to pay to Alexion a termination fee of $20,000,000 if the Merger Agreement is terminated under specified circumstances.

Alexion may be required to pay to Achillion a reverse termination fee between $30,000,000 and $60,000,000 if the Merger Agreement is terminated under different specified circumstances.

For more information on these termination fees, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees,” beginning on page [●] of this proxy statement.

Effect on Achillion if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Achillion will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, Achillion will be required to pay Alexion a termination fee upon the termination of the Merger Agreement; under different specified circumstances, Alexion will be required to pay Achillion a reverse termination fee upon the termination of the Merger Agreement.

For more details see the section of this proxy statement captioned “The Merger Agreement — Termination Fees,” beginning on page [●] of this proxy statement.

The Special Meeting

Date, Time and Place

A special meeting of stockholders of Achillion (the “Special Meeting”) will be held on [●], 20[●], at 9:00 a.m., Eastern time, at [●].

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of common stock at the close of business on [●], 20[●] (the “Record Date”). You will have one vote at the Special Meeting for each share of common stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Achillion’s common stock as of the Record Date is necessary to constitute a quorum at the Special Meeting. As there were [●] shares eligible to vote on the Record Date, we will need more than [●] shares present in person or by proxy at the Special Meeting for a quorum to exist.

For purposes of determining whether a quorum exists, (i) shares held by stockholders entitled to vote who are present at the Special Meeting in person or by proxy, (ii) abstentions and (iii) broker non-votes are counted as present or represented at the meeting. Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Achillion common stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to Achillion’s executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

Share Ownership of Our Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the Record Date.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting.

If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain additional information without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of Achillion common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

1)	To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Achillion, and Achillion will become a wholly owned subsidiary of Alexion;

2)

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3)	To approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on [●], 20[●] at 9:00 a.m., Eastern time, at [●].

Q:	Who is entitled to vote at the Special Meeting?

A:

Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting (and at any adjournment or postponement thereof). Each holder of shares of Achillion common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:

Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of Achillion common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on Achillion?

A:

The proposed Merger is the acquisition of Achillion by Alexion. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Achillion, with Achillion continuing as the Surviving Corporation. As a result of the Merger, Achillion will become a wholly owned subsidiary of Alexion, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive (i) $6.30 in cash and (ii) one contractual CVR pursuant to the CVR Agreement, in each case, without interest and less applicable withholding taxes, for each share of Achillion common stock you own as of immediately prior to the Effective Time, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 1,000 shares of common stock, you will receive $6,300.00 in cash and 1,000 contractual CVRs pursuant to the CVR Agreement in exchange for your shares of common stock, less any applicable withholding taxes. You will not be entitled to receive shares in the Surviving Corporation or in Alexion.

Q:	What is a CVR and how does it work?

A:

While no guarantee can be given that any proceeds will be received, each CVR will represent the right to receive contingent cash payments from Alexion upon the achievement of certain milestones set forth in the CVR Agreement, as further described in the section captioned “The Contingent Value Rights Agreement,” beginning on page [●] of this proxy statement.

Q:	Is it possible that I will receive more than one payment under the CVR?

A:	Yes. Each CVR represents the right to receive:

•

$1.00 upon the earlier of (i) first dosing of the first patient with a pharmaceutical product containing ACH-5228 in the first Phase III clinical trial, (ii) the Conversion Date (defined in the CVR Agreement as the date when the first action specified in the protocol for the corresponding Adaptive Trial (as defined in the CVR Agreement) is taken following the decision to modify such Adaptive Trial to proceed as a Phase III clinical trial) for the first Converted Trial (as defined in the CVR Agreement) of any pharmaceutical product containing ACH-5228, and (iii) the first submission of a new drug application to market and sell any pharmaceutical product containing ACH-5228 in the United States (the “Clinical Trial Milestone”), in each case, prior to the fourth anniversary of the consummation of the Merger (the “Clinical Trial Milestone Period”); and

•

$1.00 upon Alexion’s first receipt of approval by the FDA of a new drug application which approval grants Alexion the right to market and sell a pharmaceutical product containing ACH-4471 (danicopan) in the United States (the “Regulatory Approval Milestone”) prior to the date that is fifty-four months after the date of the consummation of the Merger (the “Regulatory Approval Milestone Period”).

Such payments, if any, will be made on or prior to the date that is fifteen (15) business days following the achievement of the Clinical Trial Milestone or the Regulatory Approval Milestone, as applicable.

Q:	Is it possible that I will not receive any payment under the CVR?

A:

Yes. There can be no assurance that the Clinical Trial Milestone will be achieved during the Clinical Trial Milestone Period or that the Regulatory Approval Milestone will be achieved during the Regulatory Approval Milestone Period, and that the resulting payments will be required of Alexion.

Q:	Can I transfer my CVR?

A:

The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Alexion, Merger Sub, Achillion or any of their affiliates.

Q:	How does the Cash Merger Consideration compare to the market price of the common stock?

A:

The Cash Merger Consideration ($6.30 per share) constitutes a premium of approximately 71% to the unaffected ten (10)-day average stock price of Achillion’ s common stock prior to October 15, 2019, the last trading day prior to the date on which Achillion publicly announced the Merger Agreement.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:

No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your Achillion stock certificates to the paying agent in order to receive the appropriate Cash Merger Consideration for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the Cash Merger Consideration to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Achillion common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Achillion in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors, after considering the various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Achillion and its stockholders; (2) declared that it is advisable for Achillion to enter into the Merger Agreement; and (3) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Achillion common stock. Instead, Achillion will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Achillion may be required to pay Alexion a termination fee of $20,000,000 upon the termination of the Merger Agreement under specified circumstances, and Alexion may be required to pay to Achillion a reverse termination fee between $30,000,000 and $60,000,000 if the Merger Agreement is terminated under different specified circumstances, in each case as described in the section captioned “The Merger Agreement — Termination Fees,” beginning on page [●] of this proxy statement.

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of Achillion common stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:

What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger?

A:

Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger?

A:	SEC rules require Achillion to seek a non-binding, advisory vote regarding compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Q:	What is the compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger for purposes of this advisory vote?

A:

The compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger is certain compensation that is tied to or based on the Merger and payable to certain of Achillion’s named executive officers. For further detail, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if stockholders do not approve the compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger at the Special Meeting?

A:

Approval of the compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger is not a condition to completion of the Merger. The vote with respect to the compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger is an advisory vote and will not be binding on Achillion or Alexion. If the Merger Agreement is adopted by the stockholders and the Merger is completed, the compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger will or may be paid to Achillion’s named executive officers even if stockholders fail to approve such compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Achillion.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:

Voting of Shares Registered in Your Name. If you are a record holder, meaning your shares are registered in your name, you may vote over the Internet, by mail or in person at the Special Meeting pursuant to the following instructions:

•

Over the Internet: Go to the website of our tabulator, Broadridge Financial Solutions, Inc., at www.proxyvote.com. Use the 16-digit control number to access your proxy card and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Eastern time on [●], 20[●] for your proxy to be valid and your vote to count.

•

By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by the Board of Directors. Broadridge Financial Solutions, Inc. must receive your proxy card no later than [●], 20[●] for your proxy to be valid and your vote to count.

•

In Person at the Special Meeting: If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Special Meeting.

Voting of Shares Held in Street Name. If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you will receive instructions from your broker or other nominee regarding how to vote your shares over the Internet or by mail. You should follow those instructions. If you wish to vote your shares in person at the Special Meeting, contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the Special Meeting. You will not be able to vote in person at the Special Meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote of your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Our Board of Directors has designated Joseph Truitt, our President and Chief Executive Officer, and Martha E. Manning, Esq., our Executive Vice President, General Counsel and Corporate Secretary, and each of them, with full power of substitution, as the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Q:	Who will count the votes?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:	If available, Achillion may announce preliminary voting results at the conclusion of the Special Meeting. Achillion intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Achillion files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax in connection with the Merger?

A:

The exchange of Achillion common stock for cash and CVRs pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depend on the U.S. federal income tax treatment of the receipt of, and payments with respect to, CVRs, with respect to which there is uncertainty.

You should consult your own tax advisor to determine the U.S. federal income tax considerations relating to the Merger and the receipt of, and payments with respect to, CVRs applicable to you in light of your own particular circumstances and any considerations arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of certain U.S. federal income tax considerations of the Merger is provided under the caption “The Merger — U.S. Federal Income Tax Considerations of the Merger.”

Q:	What will the holders of Achillion stock options receive in the Merger?

A:

At the Effective Time, each In the Money Option that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive both (i) a cash payment equal to (A) the excess of (x) the Cash Merger Consideration over (y) the exercise price payable per share under such Company Stock Option, multiplied by (B) the total number of shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (ii) one (1) CVR for each share subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting), on the terms and conditions described below under the caption “The Merger Agreement — Treatment of Equity Awards.”

At the Effective Time, each Out of the Money Option will be cancelled and, except as described below, converted into the right to receive a cash payment with respect to each share subject to the Out of the Money Option upon each Valuation Point which occurs after the Effective Time, equal to (i) the amount by which, as of the Valuation Point, the sum of (x) the Cash Merger Consideration, (y) the amount per share in cash previously paid in respect of any earlier Valuation Points (if any) and (z) the amount per share in cash to be paid at such Valuation Point under the CVR Agreement exceeds the exercise price payable per share under such Out of the Money Option, less (ii) the amount of all payments previously received with respect to such Out of the Money Option, on the terms and conditions described below under the caption “The Merger Agreement — Treatment of Equity Awards.”

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the first half of 2020. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Merger is completed, Achillion stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, Achillion stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex D to this proxy statement.

Q:	Do any of Achillion’s directors or officers have interests in the Merger that may differ from those of Achillion stockholders generally?

A:

Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Achillion stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of Achillion’s Directors and Executive Officers of Achillion in the Merger,” beginning on page [●] of this proxy statement.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Achillion common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call:

Toll-Free at (888) 750-5834 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks & Brokers May Call Collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain forward-looking information related to Alexion, Achillion and the proposed acquisition of Achillion by Alexion that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements include, among other things:

•	statements about the potential benefits of the proposed acquisition;

•	Alexion’s and Achillion’s plans, objectives, expectations and intentions;

•	the financial condition, results of operations and business of Alexion and Achillion;

•	Achillion’s product pipeline and portfolio assets;

•	the potential CVR payments, including the ability to achieve certain milestones that trigger the CVR payments;

•	the anticipated timing of closing of the Merger; and

•	the Management Projections included in the section of this proxy statement captioned “The Merger —Certain Financial Projections,” beginning on page [●] of this proxy statement.

Risks and uncertainties include, among other things:

•

risks related to the fact that the proposed acquisition may not be completed due to Achillion’s or Alexion’s failure to satisfy or waive the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether Achillion’s stockholders will approve the Merger and the possibility that the acquisition does not close;

•	the fact that under the terms of the Merger Agreement, Achillion is unable to solicit other alternative proposals during the pendency of the Merger;

•

risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approval under the HSR Act (including any conditions, limitations or restrictions placed on approval and the risk that one or more governmental entities may deny approval);

•	disruption from the transaction making it more difficult to maintain business and operational relationships, including potential negative effects on our ability to retain or recruit key employees;

•	that the Merger Agreement may be terminated in circumstances that require us to pay Alexion a termination fee of $20,000,000, and other significant transaction costs or unexpected expenses;

•	unknown liabilities, including the risk of litigation and/or regulatory actions related to the proposed acquisition;

•	other business effects, including the effects of industry, market, economic, political or regulatory conditions;

•

changes in tax and other laws, regulations, rates and policies, including government-mandated price decreases of Alexion’s products, in particular as those changes relate to Alexion’s development of the products included in the CVR Agreement;

•	the uncertainty that the milestones for the CVR payment may not be achieved in the prescribed timeframe or at all;

•

the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Achillion’s current strategy as an independent company;

•

the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data;

•	the potential benefits of, and indications for, Achillion’s compounds that inhibit factor D, including ACH-4471 (danicopan) and ACH-5228;

•	the status of enrollment in Achillion’s ongoing clinical trials;

•

Achillion’s expectations regarding the advancement of, and timeline for reporting results from, clinical trials of its product candidates (including ACH-4471 (danicopan) and ACH-5228) as well as its ability to advance additional compounds; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations;

•	the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons;

•

the possibility that interim results from a clinical trial are not predictive of the final results of that trial and the possibility that results of early clinical trials or preclinical studies will not be indicative of the results of later clinical trials;

•	Achillion’s expectations regarding the timing of regulatory interactions and filings;

•	the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities;

•	whether regulatory authorities will be satisfied with the design of and results from Alexion’s and Achillion’s clinical studies;

•	the possibility that Achillion fails to satisfactorily address matters raised by the regulatory agencies;

•	whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Alexion’s or Achillion’s pipeline assets;

•

whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful;

•	decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; and

•	competitive developments.

A further description of risks and uncertainties relating to Achillion can be found in Achillion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.achillion.com.

These forward-looking statements are based on numerous assumptions and assessments made by Alexion and Achillion in light of their respective experiences and perceptions of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in the forward-looking statements in this document are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document.

The information contained in this document is as of [●], 20[●]. Achillion assumes no obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on [●], 20[●], at 9:00 a.m., Eastern time, at [●]

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and (iii) approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 1777 Sentry Parkway West, VEVA Building #14 Suite 200, Blue Bell, Pennsylvania 19422, during regular business hours for a period of no less than ten (10) days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were [●] shares of common stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of Achillion common stock is required to adopt the Merger Agreement. Adoption of the Merger Agreement by stockholders is a condition to the closing of the transactions contemplated by the Merger Agreement.

Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on (i) any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (ii) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present.

Shares Held by Achillion’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the Record Date.

Voting of Proxies

If your shares are registered in your name with our transfer agent, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Achillion and its stockholders; (2) declared that it is advisable for Achillion to enter into the Merger Agreement; and (3) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Achillion. We have retained Innisfree M&A Incorporated, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in the first half of 2020.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to Achillion before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (iii) continue to hold your shares of common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, broker or nominee.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 20[●]

This proxy statement is also available to our stockholders electronically via the Internet at www.proxyvote.com.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices of special meetings (“Notices”) and, if applicable, our proxy materials and annual report, with respect to two or more stockholders sharing the same address by delivering a single Notice and, if applicable, a single set of our proxy materials and annual report, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially eliminates some duplicative mailings to stockholders and reduces our mailing costs.

For the Special Meeting, a number of brokers with account holders who are stockholders of Achillion will be “householding” our proxy materials. A single Notice and copy of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, a separate copy of our proxy materials and annual report, please notify your broker, or direct your request via mail to Achillion Pharmaceuticals, Inc., Attention: Martha E. Manning, Esq., Corporate Secretary, 1777 Sentry Parkway West, VEVA Building #14 Suite 200, Blue Bell, Pennsylvania 19422 or via telephone to (215) 709-3040. Upon written or oral request, we will promptly deliver to you a separate Notice and proxy materials. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call:

Toll-Free at (888) 750-5834 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks & Brokers May Call Collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve and adopt the Merger Agreement and the Merger contemplated by the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page [●] of this proxy statement and “The Merger Agreement” beginning on page [●] of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Achillion common stock voting in favor of the proposal to approve and adopt the Merger Agreement and the Merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chair of the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED

EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger, as disclosed in the section captioned “The Merger — Interests of Achillion’s Directors and Executive Officers in the Merger,” beginning on page [●] of this proxy statement.

We are asking stockholders to indicate their approval of the various compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger. These payments are set forth in the section captioned “The Merger — Interests of Achillion’s Directors and Executive Officers in the Merger,” beginning on page [●] of this proxy statement, and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Achillion’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board of Directors, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Achillion Pharmaceuticals, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable by Achillion to its named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of Achillion’s Directors and Executive Officers in the Merger.”

Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Achillion, the Board of Directors, Alexion or the named executive officers. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to the underlying plans and agreements and the Merger Agreement.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Achillion Pharmaceuticals, Inc.

1777 Sentry Parkway West, VEVA Building #14 Suite 200

Blue Bell, Pennsylvania 19422

Achillion is a clinical-stage biopharmaceutical company focused on advancing its oral factor D inhibitors into late-stage development and commercialization. Each of the product candidates in Achillion’s factor D portfolio was discovered in its laboratories and is wholly owned by Achillion. Achillion is focusing its product development activities on complement-mediated diseases where there are no approved therapies or significant unmet medical needs persist despite existing therapies.

Achillion’s common stock is listed on NASDAQ under the symbol “ACHN”.

Alexion Pharmaceuticals, Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the innovation, development and commercialization of life-changing therapies. It is a global leader in complement inhibition and has developed and commercialized two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), as well as the first approved complement inhibitor to treat anti-acetylcholine receptor (AChR) antibody-positive generalized myasthenia gravis (gMG) and anti-AQP4 antibody-positive neuromyelitis optica spectrum disorder (NMOSD). In addition, Alexion has two highly innovative enzyme replacement therapies and the first and only approved therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). In addition to its marketed therapies, Alexion has a diverse pipeline resulting from internal innovation and business development with strategic focus in hematology and nephrology, neurology, metabolics and neonatal Fc receptor (FcRn).

Alexion’s common stock is listed on NASDAQ under the symbol “ALXN”.

Beagle Merger Sub, Inc.

c/o Alexion Pharmaceuticals, Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Merger Sub is a wholly-owned subsidiary of Alexion and was formed on October 15, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Achillion, and Achillion will continue as the Surviving Corporation and as a wholly owned subsidiary of Alexion. As a result of the Merger, our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Alexion and Merger Sub may agree and specify in the certificate of merger).

Effect on Achillion if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Achillion will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Achillion operates and risks related to adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review Achillion’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that Achillion’s business, prospects or results of operation will not be adversely impacted.

Upon termination of the Merger Agreement under specified circumstances, Achillion will be required to pay Alexion a termination fee of $20,000,000. Alexion will be required to pay to Achillion a reverse termination fee between $30,000,000 and $60,000,000 if the Merger Agreement is terminated under different specified circumstances. For more information please see the section captioned “The Merger Agreement — Termination Fees,” beginning on page [●] of this proxy statement.

Merger Consideration

In the Merger, each outstanding share of Achillion common stock will be canceled and converted into the right to receive the Merger Consideration (except for any shares owned by Alexion or Merger Sub or stockholders who are entitled to and who properly exercise appraisal rights under the DGCL).

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “— Appraisal Rights,” beginning on page [●] of this proxy statement.)

Background of the Merger

Achillion periodically confers with other biotechnology and pharmaceutical companies regarding a variety of potential partnerships, licensing arrangements, joint ventures, collaborations and other strategic transactions. In connection with this process and based on emerging clinical data, commencing in September 2018, at the direction of the Board of Directors, Achillion management began actively exploring potential partnerships regarding the development of ACH-5228 and ACH-4471, Achillion’s leading product candidates. From October 2018 through 2019, Achillion met with over thirty (30) potential counterparties, including Alexion, and considered a broad spectrum of potential strategic transactions, ranging from geographically-defined, molecule-specific and therapeutically-defined partnerships to broader collaborations regarding multiple product candidates, geographies and indications.

In connection with the exploration of Achillion’s strategic options, Achillion had discussions with twenty-one (21) counterparties under confidentiality agreements (each, a “CDA”), including with Alexion. Achillion entered into its CDA with Alexion, effective October 11, 2018, and Alexion thereafter began preliminary due diligence. Only two (2) of the CDAs contained standstill provisions, including one with Alexion, and of these, neither contained a “don’t ask, don’t waive” restriction.

Among the other counterparties with whom Achillion entered into CDAs, one (1) company submitted a term sheet regarding a partnership outside the United States, which the Board of Directors determined did not properly reflect the value of Achillion’s product candidates. Achillion and such company subsequently agreed to terminate the discussion regarding a partnership. Another party, Company A, expressed strong interest in pursuing a strategic transaction with Achillion, and representatives of Achillion had periodic discussions regarding such interest with Company A through September 2019. The eighteen (18) other counterparties with whom Achillion entered into CDAs did not pursue any strategic transaction or propose any terms for such a transaction after conducting preliminary due diligence investigation on Achillion.

On February 10, 2019, Aradhana Sarin, Chief Strategy and Business Officer of Alexion, sent a letter to Anthony Gibney, Chief Business Officer of Achillion, making a non-binding offer to acquire all of the outstanding common stock of Achillion for upfront cash consideration of $3.00 per share (the “February 10 Proposal”).

On February 11, 2019, the Board of Directors held a meeting, which included members of senior management and representatives of Centerview. The Board of Directors discussed the February 10 Proposal and determined that the proposal did not properly reflect the full value of Achillion. Following the meeting, at the direction of the Board of Directors, Achillion management communicated to Alexion that the Board of Directors had rejected the February 10 Proposal.

On February 12, 2019, Achillion engaged Skadden, Arps, Slate, Meagher and Flom LLP (“Skadden”) as legal counsel in connection with any strategic transaction that it might pursue.

On February 18, 2019, Dr. Sarin delivered a letter to Mr. Gibney, making a revised non-binding offer to acquire all of the outstanding common stock of Achillion for an aggregate price of $5.00 per share, which consisted of upfront cash consideration of $3.75 per share plus one non-transferable contingent value right with a nominal value of up to $1.25 per share in cash, which would become payable following completion of a successful Phase III or other pivotal clinical trial of ACH-5228 in any indication (the “February 18 Proposal”). The February 18 Proposal also requested a 45-day exclusivity period.

On February 20, 2019, the Board of Directors held a meeting, which included members of senior management and representatives of Centerview and Skadden. The Board of Directors discussed the February 18 Proposal, the improvements in value as compared to the February 10 Proposal, including the addition of contingent consideration, and the potential for achieving the milestone underlying the contingent consideration. The Board of Directors again considered Achillion’s prospects and risks as a stand-alone company, including with respect to Achillion’s future capital requirements, and determined that the February 18 Proposal still did not reflect the full value of Achillion. Following the meeting, at the direction of the Board of Directors, Achillion management communicated to Alexion that the Board of Directors had rejected the February 18 Proposal.

Following the Company’s rejection of the February 18 Proposal, Achillion and Alexion resumed discussions with respect to a potential global partnership regarding ACH-5228 and ACH-4471, and the parties negotiated the terms for such a partnership for the next month.

In late March, Achillion and Alexion agreed to postpone further discussions regarding the global partnership until after results for Achillion’s Phase I Multiple Ascending Dose study for ACH-5228 (the “MAD Study”) became available.

On May 24, 2019, Dr. Sarin called Mr. Gibney and tentatively indicated that Alexion was considering making a revised proposal to acquire Achillion with upfront cash consideration of $5.00 per share. Consistent with his previous discussions with the Board of Directors regarding the value of Achillion, Mr. Gibney informed Dr. Sarin that such a proposal was unlikely to be accepted by the Board of Directors. The Board of Directors was later made aware of the communication. Alexion made no formal offer pursuant to such terms.

On May 30, 2019, Achillion entered into a CDA with Company A.

On June 3, 2019, Joseph Truitt, Chief Executive Officer of Achillion, and Mr. Gibney met with Ludwig Hantson, Ph.D., Chief Executive Officer of Alexion, and Dr. Sarin and provided Alexion with updated information regarding Achillion’s clinical programs, including with respect to the ongoing MAD Study.

On June 4, 2019, representatives of Achillion met with representatives of Company A and provided Company A with updated information regarding Achillion’s clinical programs, including with respect to the ongoing MAD Study.

On June 5, 2019, Company A informed Achillion that it was considering potentially acquiring Achillion. The Board of Directors was made aware of the communication, but no proposal for an acquisition transaction was actually received from Company A, written or otherwise.

On June 19, 2019, representatives of Achillion met with representatives of Alexion and discussed Achillion’s clinical programs, including with respect to the ongoing MAD Study. Later that day, after the meeting between representatives of Achillion and Alexion, Dr. Sarin met with Mr. Gibney, indicated that Alexion was considering making an improved proposal to acquire Achillion and asked for Mr. Gibney’s perspectives. Consistent with his discussion with the Board of Directors on February 20, 2019, Mr. Gibney discussed with Dr. Sarin the potential proposal from Alexion.

On June 21, 2019, Dr. Hantson called Mr. Truitt and indicated that Alexion intended to make an improved proposal to acquire Achillion.

On June 21, 2019, Dr. Sarin delivered a letter to Mr. Truitt, making a non-binding offer to acquire all of the outstanding common stock of Achillion for upfront cash consideration of $5.50 per share plus one non-transferable contingent value right with a nominal value of up to $2.50 per share in cash, including $1.50 per share payable upon the start of a Phase III clinical trial for ACH-5228 (defined as dosing of the first patient in a pivotal study) and $1.00 per share upon the approval by the FDA of the combination of ACH-4471 with Soliris or Ultomiris for the treatment of patients with paroxysmal nocturnal hemoglobinuria (“PNH”) (the “June 21 Proposal”). The June 21 Proposal also included a request that Achillion enter into an exclusivity agreement through an expected August 19 announcement date.

On June 27, 2019, the Board of Directors held a meeting, which included members of senior management, and representatives of Centerview and Skadden. During the meeting, members of senior management discussed with the Board of Directors the implied valuation of the June 21 Proposal and the discussions with Alexion leading to such proposal, and Centerview shared preliminary illustrative financial analyses of Achillion. The Board of Directors, together with senior management and representatives of Centerview and Skadden, discussed various strategic alternatives for Achillion, including other transactions such as a sale to Company A, or potential partnerships, the potential benefits of a broader outreach to other potential counterparties regarding an acquisition of Achillion and the accompanying risk of a public disclosure of information with respect to any proposed transaction. Following discussion of the advantages and disadvantages of a broader outreach, the Board of Directors authorized Centerview and Achillion management to initiate contact with six (6) additional potential counterparties (based in part on the knowledge that the Board of Directors had gathered as a result of the management’s broad partnership outreach process throughout 2018 and 2019) in order to gauge interest in a strategic transaction, including a potential acquisition of Achillion, and to inform Alexion that the June 21 Proposal was not sufficient but that access to further due diligence and discussions among legal advisors would be granted.

Following this meeting, Centerview contacted four (4) other potential counterparties: Company A, Company B, Company C and Company D. Company A and Company B were receptive to the outreach and scheduled management presentations, while Company C and Company D declined to participate. Achillion management also contacted two (2) additional counterparties: Company E and Company F. Company E and Company F declined to pursue any kind of strategic transaction with Achillion.

On July 8, 2019, representatives of Achillion met representatives of Company A in person for a management presentation and the parties discussed potential strategic transactions between the two parties, including the potential acquisition of Achillion by Company A.

On July 11, 2019, a representative of Company A contacted Mr. Gibney and another representative of Achillion, and reaffirmed Company A’s interest in a potential acquisition of Achillion.

On July 13, 2019, Dr. Sarin called Mr. Gibney and discussed the potential improvement of Alexion’s offer to acquire Achillion.

On July 15, 2019, Skadden received a draft merger agreement (the “Merger Agreement”) from Foley Hoag LLP (“Foley”), counsel to Alexion in connection with the potential acquisition.

On July 17, 2019, representatives of Achillion had a teleconference with representatives of Company B for a management presentation and the parties discussed potential strategic transactions between the two parties, including the potential acquisition of Achillion by Company B.

On July 19, 2019, the Strategy Committee of the Board of Directors (the “Strategy Committee”), a standing committee charged with evaluating strategic opportunities, held a meeting, which included senior management and representatives of Centerview and Skadden. During the meeting, the Strategy Committee discussed with management and Centerview the status of discussions regarding the potential sale of Achillion, including the continued engagement with Alexion, Centerview’s outreach to the four (4) other potential counterparties and management’s outreach to Company E and Company F, which resulted in expressions of interest in acquiring Achillion from Company A and Company B, Achillion’s interactions with additional third-parties, including Company E and Company F, and management’s subsequent engagement with Company A and Company B.

On July 22, 2019, Achillion publicly announced the results of the MAD Study.

On July 23, 2019, Skadden received a draft form of the CVR Agreement from Foley.

On July 26, 2019, the Board of Directors held a meeting, which included members of senior management and representatives of Centerview and Skadden. During the meeting, the Board discussed recent developments in ACH-5228, including the announcement of the MAD Study, and the increase in the stock price of Achillion following such announcement. The Board of Directors also discussed with management and Centerview the status of the discussions regarding the potential sale of Achillion, including the level of engagement with

Alexion, Company A and Company B. In addition, the Board of Directors approved the entry into an amended and restated engagement letter with Centerview to serve as financial advisor to Achillion in connection with a possible strategic transaction, which amended and restated the terms of an engagement letter that Achillion and Centerview had entered into on January 22, 2015.

On July 29, 2019, Mr. Truitt and Mr. Gibney met in person with Dr. Hantson, Dr. Sarin, John Orloff, M.D., Executive Vice President, Head of Research and Development of Alexion, and Paul Clancy, Executive Vice President, Chief Financial Officer of Alexion, and discussed the potential acquisition of Achillion by Alexion and certain due diligence matters.

On July 30, 2019, Company B informed Centerview that it would not pursue any strategic transaction with Achillion, including an acquisition transaction.

On August 8, 2019, representatives of Achillion discussed due diligence materials with representatives of Alexion. Following the meeting, representatives of Alexion informed Achillion that Alexion needed to review the diligence materials further, and that Alexion could not complete its evaluation of the potential transaction within its previously-communicated timeline of mid-August, 2019.

On August 14, 2019, Alexion informed Achillion that Alexion wished to postpone pursuing the potential transaction until after Achillion’s upcoming pre-IND meeting with the FDA regarding the development of ACH-5228 (the “Pre-IND Meeting”).

On September 5, 2019, Company A informed Achillion that it was no longer interested in pursuing an acquisition of Achillion. Instead, it was interested in pursuing a global partnership with Achillion with respect to ACH-5228 and third-generation oral factor D inhibitors.

On September 11, 2019, Achillion met with the FDA to discuss the development of ACH-5228.

On September 12, 2019, the Achillion Strategy Committee held a meeting, which included senior management and representatives of Centerview and Skadden. During the meeting, Achillion management reported on the recent meeting with the FDA and, together with Centerview, discussed with the Strategy Committee members providing information regarding the Pre-IND Meeting to Alexion and Company A, with a view towards assessing their respective interests in continuing to pursue a potential strategic transaction. The Board of Directors discussed the engagement levels of each of Alexion and Company A in pursuing a strategic transaction with Achillion, noting that Company A had solely expressed interest in pursuing a partnership with Achillion as opposed to making an offer to acquire Achillion. The Strategy Committee expressed its support for management to continue to engage with both Alexion and Company A.

On September 13, 2019, Mr. Gibney called Dr. Sarin and provided her with updates regarding the Pre-IND Meeting. On the same day, representatives of Achillion spoke to a representative of Company A and provided him with updates regarding Achillion’s meeting with the FDA.

On September 17, 2019, representatives of Achillion provided representatives of Alexion with additional information regarding the Pre-IND Meeting.

On September 21, 2019, Dr. Sarin delivered a letter to Mr. Truitt, proposing a revised non-binding offer to acquire all of the outstanding common stock of Achillion for an aggregate price of $8.65 per share, which consisted of upfront cash consideration of $6.15 per share plus one contingent value right with a nominal value of up to $2.50 per share in cash, including $1.50 per share payable upon the start of a Phase III clinical trial for ACH-5228 and $1.00 per share upon the approval by the FDA of the combination of ACH-4471 with Soliris or Ultomiris for the treatment of patients with PNH (the “September 21 Proposal”). Compared with the June 21 Proposal, the upfront cash consideration increased from $5.50 per share to $6.15 per share, with the value and the underlying milestones of the contingent value right unchanged. The September 21 Proposal also included a request that Achillion enter into an exclusivity agreement through an expected October 23 announcement date.

On September 22, 2019, the Board of Directors held a meeting, which included members of senior management and representatives of Centerview and Skadden. During the meeting, the Board of Directors, together with management and representatives of Centerview and Skadden, discussed various strategic considerations, including the September 21 Proposal, the history of negotiation with Alexion, Achillion’s other strategic options, including a potential partnership transaction with Company A regarding ACH-5228 and third-generation oral factor D inhibitors and Achillion’s prospects and risks as a stand-alone company (including with respect to Achillion’s future capital requirements). Achillion management updated the Board of Directors on upcoming meetings with the FDA and expected timing for data readouts. At the meeting, Centerview also discussed with the Board of Directors strategies for obtaining an improved offer from Alexion, including potentially making a counteroffer. Additionally, Mr. Gibney updated the board on the status of discussions with Company A, noting that it continued to focus on a partnership with respect to ACH-5228 and third-generation oral factor D inhibitors as opposed to an acquisition, and that it would not be in a position to provide a term sheet with respect to the structure and value associated with such partnership until mid-October at the earliest. Following the discussion, the Board of Directors authorized Mr. Gibney to contact Dr. Sarin to gauge Alexion’s reaction to a potential counteroffer and instructed him to communicate to Dr. Sarin that the Board of Directors had rejected the request for exclusivity. The Board of Directors also held an executive session, which did not include representatives of Centerview and Skadden or management, and continued to discuss the advantages and disadvantages of a potential transaction with Alexion, a potential partnership with Company A, Achillion’s prospects and risks as a stand-alone company, including with respect to Achillion’s future capital requirements, and strategies for obtaining an improved offer.

On September 23, 2019, the Board of Directors held a meeting to continue the discussions that had occurred during its September 22 meeting and receive responses to various questions posed to management. During the meeting, Mr. Truitt further discussed with the Board of Directors various strategic alternatives for Achillion, including the September 21 Proposal, a potential partnership transaction with Company A regarding ACH-5228 and third-generation oral factor D inhibitors and Achillion’s prospects and risks as a stand-alone company, including with respect to Achillion’s future capital requirements. The Board of Directors directed Mr. Truitt to continue engaging Alexion and Company A regarding a potential strategic transaction.

On September 23, 2019, following the direction of the Board of Directors, Mr. Gibney called Dr. Sarin and informed her that Alexion would likely need to improve its offer of upfront cash consideration, that the Board of Directors had rejected Alexion’s request for exclusivity, and that she would be provided with a further response following Achillion’s regularly-scheduled Board Meeting on September 26 and 27.

Also on September 23, 2019, representatives of Achillion informed Company A that Achillion had received a revised acquisition proposal and requested that Company A accelerate the evaluation of a potential partnership and reconsider whether it would acquire Achillion.

On September 25, 2019, Company A informed Achillion and Centerview that it was only interested in entering into a global partnership with Achillion regarding ACH-5228 and third-generation oral factor D inhibitors, not the acquisition of Achillion, and that it could not accelerate the timing of its evaluation of the potential partnership.

On September 26 and 27, 2019, the Board of Directors held a regularly-scheduled two-day in-person meeting in New York, New York, where the Board of Directors discussed the potential entry into a strategic transaction with Alexion or Company A, and various matters in the ordinary course of Achillion’s business. Skadden attended the meeting session regarding a potential transaction via teleconference while Centerview attended in person. The Board of Directors discussed the most recent developments with respect to Achillion’s product candidates and the expected timeline for certain developments. Mr. Gibney reported on his latest discussions with Dr. Sarin, his guidance to her to improve the Alexion offer, and her response. Management discussed with the Board of Directors financial projections prepared by management and the underlying assumptions and methodologies and representatives of Centerview discussed with the Board of Directors the preliminary illustrative financial analyses of Centerview based on these projections. Centerview also reviewed with the Board of Directors the status of discussion regarding a potential strategic transaction, including the fact that Alexion had submitted four (4) written proposals, and that the other potential counter party, Company A, was only interested in a partnership transaction, had not yet proposed the terms for such partnership, and had not provided any assurance as to when they would provide such terms. The Board of Directors then discussed management’s financial projections, Centerview’s preliminary illustrative financial analyses, Achillion’s strategic alternatives, including Achillion’s prospects and risks as a stand-alone company, including with respect to Achillion’s future capital requirements, the timing and regulatory considerations of a potential transaction, and the terms of the draft Merger Agreement, including the right the Board of Directors would have with respect to consideration of a Superior Proposal (as defined in the Merger Agreement) that may be made after the announcement of any transaction. Centerview then discussed with the Board of Directors strategies for obtaining an improved offer from Alexion, including potentially making a counteroffer and the parameters for such counteroffer. Following discussion, the Board of Directors authorized Centerview and Mr. Gibney to formally deliver a counteroffer to Alexion with an emphasis on improving the upfront cash consideration.

Later on September 26, 2019, following discussion with the Board of Directors, Mr. Gibney provided a counteroffer to Dr. Sarin with upfront cash consideration of $6.75 per share, with the value and the underlying milestones for the contingent value right unchanged from the September 21 Proposal. On the same day, Achillion authorized Skadden to negotiate the transaction documents with Foley. Skadden sent a revised draft of the Merger Agreement to Foley.

On September 27, 2019, Skadden sent a revised draft of the CVR Agreement to Foley. Skadden and Foley continued to negotiate the Merger Agreement, the CVR Agreement and various transaction agreements up until the execution of the definitive agreement by Achillion and Alexion.

On September 30, 2019, Dr. Sarin called Mr. Gibney with a revised non-binding proposal, which was characterized as Alexion’s “best and final” offer, to acquire all of the outstanding common stock of Achillion for an for an aggregate price of up to $8.30 per share, which consisted of upfront cash consideration of $6.30 per share plus one (1) CVR with a nominal value of up to $2.00 per share in cash, including $1.00 per share payable following the start of a Phase III clinical trial for ACH-5228 and $1.00 per share payable upon the approval by the FDA of ACH-4471 (the “September 30 Proposal”). Dr. Sarin noted that the revised offer incorporated a thorough review of the Merger Agreement and CVR Agreement drafts mark-ups, a more definitive evaluation of transaction and closing costs and further due diligence. Compared with the September 21 Proposal, the upfront cash consideration increased from $6.15 per share to $6.30 per share and the nominal value of the CVR payable upon satisfaction of the milestones decreased in the aggregate from $2.50 per share to $2.00 per share. The September 30 Proposal also included a reverse termination fee of 4.5% of the upfront net cash consideration, payable to Achillion in the event the transaction does not receive antitrust clearance in the United States. The September 30 Proposal also included a request for exclusivity.

On October 1, 2019, the Board of Directors held a meeting, which included members of senior management and representatives of Centerview and Skadden. Representatives of Skadden reviewed with the board their fiduciary duties as well as certain antitrust considerations, including the impact on the timeline for closing and strategies for addressing these considerations. Management discussed with the Board of Directors the financial projections prepared by management and the underlying assumptions and methodologies, and representatives of Centerview discussed with the Board of Directors preliminary illustrative financial analyses of Centerview based on these projections. Based on its financial analyses, Centerview discussed with the Board of Directors the comparison between the September 21 Proposal and the September 30 Proposal, including the fact that the September 30 Proposal offered greater upfront cash consideration while, based on certain assumptions provided by Achillion’s management regarding the probability that the milestones underlying the CVR would be realized and the timing thereof, representing a lower net present value due to the decrease in the nominal value of the CVR. The Board of Directors then discussed various strategic considerations, including Achillion’s prospects and risks as a stand-alone company, including with respect to Achillion’s future capital requirements, the milestones underlying the CVR, the probability that either milestone would be realized and the timing thereof, the advantages and disadvantages of increased upfront cash consideration and the decreased nominal value of the CVR, the fact that Company A had not engaged further with Achillion regarding a potential partnership, the fact that the other potential counterparties had declined to pursue a strategic transaction with Achillion, and the strategies for mitigating the risks that Achillion could face in the event that the transaction did not close, including the fact that Alexion had agreed to pay a reverse termination fee to Achillion at a level that could potentially be further improved. The Board of Directors also held an executive session, which included Skadden but not representatives of Centerview or members of management, and continued to discuss the advantages and disadvantages of the potential acquisition by Alexion. With respect to the September 30 Proposal, the Board of Directors discussed the greater upfront cash payment (despite the potentially lower net present value as calculated by Centerview based on certain assumptions provided by Achillion’s management regarding the probability that the milestones underlying the CVR would be realized and the timing thereof) and the risks associated with each of the milestones in the various proposals. Following the discussion, the Board of Directors concluded that the September 30 Proposal offered more certain value to Achillion stockholders than the September 21 Proposal and that the parties were reasonably likely to reach definitive agreement on the terms of the September 30 Proposal, which reflected Alexion’s review of the proposed terms of the Merger Agreement and CVR Agreement, as well as further due diligence and other considerations. Following discussion, the Board of Directors unanimously agreed that Achillion should pursue the transaction with Alexion on the terms of the September 30 Proposal. The Board of Directors also directed management to continue to resolve the outstanding issues in the transaction documents and to negotiate the reverse termination fee with a view towards mitigating Achillion’s risks if the transaction did not close.

During the period from October 1, 2019 through the execution of the definitive agreement on October 15, 2019, Skadden continued to exchange drafts of transaction documents with Foley, while management and Skadden continued to resolve the outstanding issues in such documents in a manner consistent with the prior discussions with the Board of Directors. Following negotiations, Alexion agreed to pay to Achillion an increased reverse termination fee between $30,000,000 and $60,000,000 if the Merger Agreement is terminated under different specified circumstances. For more information on these termination fees, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees,” beginning on page [●] of this proxy statement.

During the same period, the representatives of Achillion responded to various due diligence questions and requests for information from Alexion.

On October 14, 2019, Mr. Truitt discussed with Dr. Hantson matters related to the proposed acquisition of Achillion by Alexion.

On October 15, 2019, the Board of Directors held a meeting, attended by members of senior management and representatives of Centerview and Skadden. Representatives of Skadden reviewed with the Board of Directors the resolution of the remaining open legal issues and the final material terms of the Merger Agreement and the CVR Agreement for the proposed transaction. Management discussed with the Board of Directors the financial projections and the underlying assumptions and methodologies, including changes in such projections since the Board last reviewed the projections on September 26, 2019, as the result of further analysis by management of the potential market for Achillion’s product candidates. For more information on these projections, see the section of this proxy statement captioned “The Merger — Certain Financial Projections,” beginning on page [●] of this proxy statement. Representatives of Centerview reviewed with the Board of Directors Centerview’s financial analysis of the Merger Consideration, and rendered to the Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Achillion common stock (other than as specified in such opinion) pursuant to the Merger Agreement and the CVR Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see the section entitled “The Merger — Opinion of Achillion’s Financial Advisor,” beginning on page [●] of this proxy statement.

After further discussion, including a discussion regarding the various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously: (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Achillion and its stockholders; (2) declared that it is advisable for Achillion to enter into the Merger Agreement; and (3) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

On October 15, 2019, Achillion, Alexion and Merger Subsidiary executed and delivered the Merger Agreement.

On October 16, 2019, Achillion and Alexion issued a joint press release announcing the execution of the Merger Agreement prior to the opening of trading on NASDAQ.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Achillion and its stockholders; (2) declared that it is advisable for Achillion to enter into the Merger Agreement; and (3) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board of Directors consulted with outside legal counsel, its financial advisor and Achillion’s senior management. In recommending that Achillion’s stockholders vote in favor of adoption of the Merger Agreement, the Board of Directors considered numerous positive factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following material factors (which factors are not necessarily presented in order of relative importance):

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The relationship of the Cash Merger Consideration ($6.30 per share) to the unaffected trading price of Achillion’s common stock, which constitutes a premium of approximately 71% to the unaffected ten (10)-day average stock price of Achillion’s common stock prior to October 15, 2019, the last trading day prior to the date on which Achillion publicly announced the Merger Agreement.

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The fact that the Cash Merger Consideration (representing a substantial portion of the overall Merger Consideration) will provide certainty of value and liquidity to Achillion’s stockholders, while eliminating the effects of long-term business and execution risk to Achillion’s stockholders.

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The fact that, via extensive negotiations over an eight month process, Achillion was able to increase the value of Alexion’s offers several times, from an original proposal of $3.00 per share in cash to the Merger Consideration (including the Cash Merger Consideration of $6.30 per share and up to $2.00 per share if the milestones under the CVR Agreement are met), which Achillion, after consultation with its financial advisor, believed was the maximum price at which Alexion would transact.

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The fact that the Merger Consideration includes a CVR and that the provisions of the CVR Agreement provide Achillion stockholders an opportunity to realize additional value of up to $2.00 per share, to the extent that the milestones set forth in the CVR Agreement are achieved within the time periods described therein. The Board of Directors considered the estimated probability of success and estimated timing for achieving each of the milestones set forth in the CVR Agreement. The Board of Directors also considered the extensive experience and resources of Alexion in developing, and obtaining FDA and other approvals for commercializing, clinical stage biopharmaceutical product candidates and its global commercial capabilities, particularly as such development, experience and resources relate to the potential achievement of the milestones set forth in the CVR Agreement.

•

The fact that Achillion actively sought proposals from several other parties that it believed were logical potential buyers, in part based on levels of interest it had previously received in connection with its broad partnership outreach process throughout 2018 and 2019, which resulted in significant engagement with three potential buyers (including Company A and Company B), as more fully described above under the heading “— Background of the Merger”.

•	The risk that prolonging the sale process further could have resulted in the loss of a favorable opportunity to successfully consummate a transaction on favorable terms.

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The perceived risks and benefits of a variety of possible alternatives to the Merger, including the execution of senior management’s stand-alone plan, potential strategic collaborations, partnerships, combination studies and licensing and other arrangements with Alexion or other third parties, and the potential for growth through possible future acquisitions by Achillion, and the risks associated with these alternatives. In particular, the Board of Directors considered the risks and costs associated with designing and conducting clinical trials and seeking and obtaining future regulatory approvals for its product portfolio, building a commercial infrastructure, hiring or leasing a sales force, launching and marketing its various products currently in development, and other execution risks associated with transforming a relatively small biotechnology company focused on product development into a profitable pharmaceutical company. The Board of Directors considered that entering into potential strategic collaborations, partnerships, combination studies and licensing and other arrangements to mitigate such execution risks would likely require Achillion to share a significant portion of potential future profits related to its product portfolio with such counterparties.

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The fact that although Achillion believes that its existing cash, cash equivalents and marketable securities will be sufficient to meet its current projected operating requirements for at least the next twelve (12) months, Achillion has incurred significant losses since inception, expects to incur significant and accumulating losses for at least the next several years, and will require substantial additional capital in order to complete the remaining clinical development for its product candidates and potentially commercialize these product candidates, as well as fund its other ongoing operations. The Board of Directors also took into consideration that, while Achillion may seek additional funding through future debt and equity financing or additional collaborations or strategic partnerships, any such fundraising could be highly dilutive to Achillion’s existing stockholders, might be available only on unfavorable terms, or might not be available at all.

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The significant risks and considerable costs associated with a successful launch and commercialization by Achillion of its various products in late stage clinical development due, in part, to Achillion’s lack of any global sales or marketing infrastructure or capabilities. The Board of Directors also considered the fact that successful commercialization would be subject to uncertainty associated with market demand, pricing, governmental reimbursement and other factors beyond the control of Achillion.

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The competitive risks to Achillion’s business from existing and new entrants to the complement-mediated disease space as well as the biopharmaceutical industry generally, including competitive risks that may affect Achillion’s ability to realize the benefits of its product portfolio. To the knowledge of Achillion, in addition to the two products (Soliris and Ultomiris) by Alexion approved for the treatment of the various complement-mediated diseases, several other companies, including Apellis Pharmaceuticals, Inc., Novartis AG, Roche Holding AG, Ra Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., Regeneron Pharmaceuticals, Inc. and ChemoCentryx, Inc. have also made substantial progress in this space where Achillion is focusing certain of its product development activities. The Board of Directors considered the risks inherent in the development of products for complement-mediated diseases, the risks related to designing, conducting and compiling data from clinical trials, the risks related to seeking approval for marketing from the FDA and other regulatory authorities, and other factors affecting the revenues and profitability of biotechnology products in this competitive landscape.

•

The current state of the economy and the stage of the pharmaceutical industry cycle, as well as the uncertainty surrounding these forecasted economic conditions both in the near term and the long term.

•	The terms and conditions of the Merger Agreement and related transaction documents, including:

•	Alexion’s commitments in the Merger Agreement to use its reasonable best efforts to consummate the Merger (subject to the terms and conditions of the Merger Agreement);

•	The fact that Alexion’s obligation to complete the Merger is not conditioned upon receipt of financing;

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Achillion’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement;

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The fact that in the event of a failure of the Merger to be consummated under certain circumstances, Alexion will pay Achillion a reverse termination fee between $30,000,000 and $60,000,000 if the Merger Agreement is terminated, without the need for Achillion to establish any damages;

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Achillion’s ability, in certain circumstances, to engage in negotiations or discussions with any third party that has made in writing after October 15, 2019 (and not withdrawn) a bona fide unsolicited Acquisition Proposal that did not result from or arise out of a breach of the Merger Agreement and that the Board of Directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a Superior Proposal;

•

The Board of Director’s ability to change its recommendation in response to a Superior Proposal or, in certain circumstances, terminate the Merger Agreement in favor of a Superior Proposal, subject to Alexion’s ability to propose adjustments to the terms and conditions of the Merger Agreement and subject to paying Alexion a termination fee of $20,000,000;

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The Board of Director’s ability to change its recommendation in response to an intervening event not related to an Acquisition Proposal not known or reasonably foreseeable by the Board of Directors as of or prior to October 15, 2019, subject to Alexion’s ability to propose adjustments to the terms and conditions of the Merger Agreement that may convince the Board of Directors not to change its recommendation, and subject to Alexion’s right to terminate the Merger Agreement following such change in recommendation and to collect a termination fee of $20,000,000;

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The fact that the termination fee payable by Achillion is equal to approximately 2.2% of the aggregate Cash Merger Consideration, which amount the Board of Directors believed was reasonable in light of, among other matters, the benefits of the Merger to Achillion’s stockholders, the relatively small size of such termination fee when compared to termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative Acquisition Proposals;

•	The fact that the Merger is subject to the approval of the holders of a majority of the outstanding shares of Achillion’s common stock;

•	The availability of statutory appraisal rights under the DGCL in connection with the Merger; and

•	The fact that the Merger Agreement has customary terms and was the product of extensive arms-length negotiations by Achillion and Achillion’s professional advisors.

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The opinion of Centerview rendered to the Board of Directors on October 15, 2019, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Achillion common stock (other than as specified in such opinion) pursuant to the Merger Agreement and the CVR Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Merger — Opinion of Achillion’s Financial Advisor,” beginning on page [●] of this proxy statement.

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The fact that resolutions approving the Merger Agreement were unanimously approved by the Board of Directors, which is comprised of a majority of independent directors who are neither affiliated with Alexion nor employees of Achillion or any of its subsidiaries, and which retained and received advice from Achillion’s outside legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the Merger Agreement.

In the course of reaching the determinations and decisions and making the recommendation described above, the Board of Directors, in consultation with Achillion’s senior management, outside legal counsel and financial advisor, considered the risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following material factors (which factors are not necessarily presented in order of relative importance):

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The fact that Achillion’s September 21 Proposal had a potentially greater net present value (as calculated by Centerview) than the Merger Consideration due to the decrease in the nominal value of the CVR, but which the Board of Directors, after due consideration, concluded offered less certainty in value to Achillion stockholders than the Merger Consideration based on, among other things, the lower upfront cash consideration and the risks associated with each of the proposed CVR milestones, as more fully described above under the heading “— Background of the Merger”.

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The fact that the milestones necessary to trigger payments under the CVR Agreement may not be achieved within the required time period and, if they are not achieved within such time period, no payments would be made pursuant to the CVRs, as well as the fact that the CVRs are not freely transferable and, accordingly, will not be registered with the SEC or listed on any securities exchange.

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The fact that Achillion’s public stockholders will have no ongoing equity interest in the Surviving Corporation following the Merger, meaning that the stockholders will cease to participate in Achillion’s potential future earnings or growth and benefit from any potential increases in the value of Achillion’s common stock.

•	The risks associated with the need to make antitrust filings, and obtain antitrust consents and approvals, in the United States.

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The possibility that the consummation of the Merger may be delayed or not occur at all (due to antitrust reasons or otherwise), and the adverse impact such event would have on Achillion and its business.

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The restrictions on the conduct of Achillion’s business during the period between execution of the Merger Agreement and the consummation of the Merger, which may delay or prevent Achillion from undertaking business opportunities that may arise during such time which, absent the Merger Agreement, Achillion might otherwise have pursued.

•	The possible disruption to Achillion’s business that may result from announcement of the Merger and the resulting distraction of management’s attention from day-to-day operations of the business.

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The potential negative effect of the pendency of the Merger Agreement on Achillion’s business, including uncertainty about the effect of the proposed Merger on Achillion’s employees, customers and other parties, which may impair Achillion’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with Achillion.

•	The fact that under the terms of the Merger Agreement, Achillion is unable to solicit other Acquisition Proposals during the pendency of the Merger Agreement.

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The fact that if the Merger is not consummated, Achillion will be required to pay its own expenses associated with the Merger Agreement, and the fact that the resulting public announcement of termination of the Merger Agreement could affect the trading price of Achillion’s common stock.

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The fact that the reverse termination fee will not be available in all instances in which the Merger Agreement is terminated (in which case Achillion would be able to pursue damages under the Merger Agreement only for fraud), and that under certain circumstances Achillion may be obligated to pay a termination fee of $20,000,000 to Alexion.

•	The fact that the merger would generally be a taxable transaction to Achillion’s stockholders for U.S. federal income tax purposes.

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The fact that some of Achillion’s directors and executive officers may be deemed to have interests in the Merger that are different from, or in addition to, the interests of Achillion’s stockholders generally, as more fully described below under the caption “— Interests of Achillion’s Directors and Executive Officers in the Merger.”

The Board of Directors believed that, overall, the potential benefits of the Merger to Achillion’s stockholders outweighed the risks and uncertainties of the Merger.

The foregoing discussion of factors considered by the Board of Directors contains the material factors considered by the Board of Directors, but is not in any way intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Each member of the Board of Directors applied his or her own business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor or any particular aspect of a factor supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the information presented.

Opinion of Achillion’s Financial Advisor

On October 15, 2019, Centerview rendered to the Board of Directors its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Achillion common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated October 15, 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Achillion common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Achillion or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	an execution copy of the Merger Agreement, dated as of October 15, 2019, and a form of the CVR Agreement annexed thereto, referred to in this summary of Centerview’s opinion as the “Execution Copies”;

•	Annual Reports on Form 10-K of Achillion for the years ended December 31, 2018, December 31, 2017 and December 31, 2016;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Achillion;

•	certain publicly available research analyst reports for Achillion;

•	certain other communications from Achillion to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities, probabilities of success and prospects of Achillion, including certain financial forecasts, analyses and projections relating to Achillion prepared by management of Achillion and furnished to Centerview by Achillion for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Management Projections,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of Achillion regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data for Achillion and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Achillion’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Achillion’s direction, that the Internal Data (including, without limitation, the Management Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Achillion as to the matters covered thereby and Centerview relied, at Achillion’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Achillion’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Achillion, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Achillion. Centerview assumed, at Achillion’s direction, that the final executed Merger Agreement and CVR Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Execution Copies reviewed by Centerview. Centerview also assumed, at Achillion’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Achillion, or the ability of Achillion to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Achillion’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Achillion or in which Achillion might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the shares of Achillion common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement and the CVR Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, illiquidity or otherwise, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Achillion or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Achillion or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the shares of Achillion common stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of Achillion or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview’s Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors in connection with Centerview’s opinion, dated October 15, 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Achillion. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Achillion or any other parties to the Transaction. None of Achillion, Alexion, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Achillion do not purport to be appraisals or reflect the prices at which Achillion may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 15, 2019 (the last trading day before the public announcement of the Transaction), and is not necessarily indicative of current market conditions. The implied per share equity value ranges described below were based on Achillion’s fully diluted shares outstanding calculated on a treasury stock method basis (taking into account outstanding in-the-money options) based on information provided by Achillion.

Analysis of Consideration

Centerview conducted an analysis of the Merger Consideration to be paid to the holders of shares of Achillion common stock (other than Excluded Shares) pursuant to the Merger Agreement and the CVR Agreement. Such consideration is equal, on a per share basis, to $6.30 upfront in cash together, and not separately, with one (1) CVR, which could result in an additional one-time payment of $1.00 in cash upon achievement of the clinical trial milestone and an additional one-time payment of $1.00 in cash upon achievement of the regulatory approval milestone, each as more fully described below in the section entitled “The Form of Contingent Value Rights Agreement,” beginning on page [●] of this proxy statement. For analytical purposes, assuming that CVR holders receive a $1.00 per CVR payment upon the achievement of the clinical trial milestone and a $1.00 per CVR payment upon the achievement of the regulatory approval milestone, based solely on the assessments of Achillion’s management as to the probability of success and the estimated timing of achievement of the milestones, and discounting the two probability-adjusted payments under the CVR back to the valuation date using the midpoint of a range of discount rates from 11% to 13% based on Centerview’s analysis of Achillion’s weighted average cost of capital, Centerview calculated an illustrative net present value for one (1) CVR of $1.14.

Solely for purposes of the financial analyses summarized below, the term “illustrative assumed per share merger consideration” refers to an aggregate assumed implied per share value of the merger consideration of $7.44 per share, equal, on a per share basis, to $6.30 upfront plus the estimated net present value of the CVR of $1.14 per CVR, based on the midpoint of the range of discount rates, as set forth above. However, there is no guarantee that the conditions triggering the CVR payment will be satisfied, and if triggered, when such conditions will be satisfied.

Selected Public Company Analysis

Centerview reviewed and compared certain financial information for Achillion to corresponding financial information for the following publicly traded biopharmaceutical companies that Centerview deemed comparable, based on its experience and professional judgment, to Achillion. Although none of the selected companies is directly comparable to Achillion, the companies listed below were chosen by Centerview, among other reasons, because they are publicly traded biopharmaceutical companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Achillion.

However, because none of the selected companies is exactly the same as Achillion, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Achillion and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of October 15, 2019, Centerview calculated, for each selected company, the company’s enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents), which is referred to, with respect to the selected companies, as “Enterprise Value.”

The selected companies are summarized below (dollars in millions):

Selected Companies	Enterprise Value ($)
Abeona Therapeutics Inc.	71
Apellis Pharmaceuticals, Inc.	1,581
AVROBIO, Inc.	232
ChemoCentryx, Inc.	251
Crinetics Pharmaceuticals, Inc.	278
Homology Medicines, Inc.	338
Krystal Biotech, Inc.	471
MeiraGTx Holdings plc	268
Rocket Pharmaceuticals, Inc.	502
Median	278

Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of Enterprise Values of $250 million to $450 million. In selecting this range of Enterprise Values, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of Achillion and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Applying this range of Enterprise Value and adding to it Achillion’s estimated net cash of $190 million as of December 31, 2019, as set forth in the Internal Data, resulted in an implied per share equity value range for the shares of approximately $3.11 to $4.43. Centerview then compared this range to the illustrative assumed per share merger consideration.

Selected Precedent Transactions Analysis

Centerview reviewed and compared certain information relating to the following selected biopharmaceutical transactions that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Achillion and the Transaction. These transactions were selected, among other reasons, because their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Transaction. Centerview used its experience, expertise and knowledge of these industries to select transactions that involved companies with certain operational, business and/or financial characteristics that, for purposes of this analysis, may be considered similar to those of Achillion.

However, because none of the selected transactions used in this analysis is identical or directly comparable to the Transaction, Centerview believed that it was inappropriate to rely solely on the quantitative results of the selected transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Achillion and each target company as well as the Transaction and the selected transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of October 15, 2019, Centerview calculated, for each selected transaction, the transaction value (calculated as the offer value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities), plus the book value of debt and certain liabilities less cash and cash equivalents) implied for each target company based on the consideration payable in the applicable selected transaction, in each case excluding any contingent payments, which is referred to, with respect to the selected transactions, as “Transaction Value.”

The selected transactions considered in this analysis are summarized below (dollars in millions):

Date Announced	Target	Acquiror	Transaction Value ($)
10/10/19	Ra Pharmaceuticals, Inc.	UCB S.A.	2,191
05/08/19	Therachon AG	Pfizer Inc.	340
03/04/19	Nightstar Therapeutics Limited	Biogen Inc.	719
02/25/19	Clementia Pharmaceuticals Inc.	Ipsen S.A.	933
09/26/18	Syntimmune, Inc.	Alexion Pharmaceuticals, Inc.	400
04/11/18	Wilson Therapeutics AB	Alexion Pharmaceuticals, Inc.	804
05/23/17	True North Therapeutics, Inc.	Bioverativ Inc.	400
11/24/14	Prosensa Holding N.V.	BioMarin Pharmaceutical Inc.	612
12/28/11	Enobia Pharma Inc.	Alexion Pharmaceuticals, Inc.	610
Median			612

Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of Transaction Values of $400 million to $925 million. In selecting this range of Transaction Values, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of Achillion and the target companies included in the selected transactions and other factors that could affect each transaction or other values in order to provide a context in which to consider the results of the quantitative analysis. Applying this range of Transaction Values and adding to it Achillion’s estimated net cash of $190 million as of December 31, 2019, as set forth in the Internal Data, resulted in an implied per share equity value range for the shares of approximately $4.10 to $7.54. Centerview then compared this range to the illustrative assumed per share merger consideration.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Achillion based on the Management Projections, which reflect different assumptions and future financing needs of Achillion. For a detailed discussion of the Management Projections, please see the section entitled “The Merger — Certain Financial Projections,” beginning on page [●] of this proxy statement. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated the estimated present value of the unlevered free cash flows of Achillion reflected in the Management Projections for the years from 2020 through 2038, based on a cash tax rate of 25% after utilization of federal net operating losses and credits (as set forth in the Management Projections), and an implied terminal value of Achillion, assuming that Achillion’s unlevered free cash flows would decline in perpetuity after December 31, 2038, at a rate of free cash flow decline year- over-year of 80.0%.

The unlevered free cash flows were then discounted to present values using a range of discount rates from 11.0% to 13.0% using a mid-year convention. This range of discount rates was based on Centerview’s analysis of Achillion’s weighted average cost of capital. In performing its discounted cash flow analysis, Centerview adjusted for (i) net present value of tax savings from usage of federal net operating losses of $541 million as of December 31, 2018 plus $70 million in estimated 2019 losses, as set forth in the Management Projections, (ii) estimated net cash of $190 million as of December 31, 2019. See the section entitled “The Merger — Certain Financial Projections,” beginning on page [●] of this proxy statement. Centerview divided the results of each of the foregoing calculations by Achillion’s fully diluted shares outstanding (using the treasury stock method and taking into account outstanding in-the-money options) as of October 14, 2019 based on the Internal Data and adjusted for the cash to be received and shares to be issued in an assumed $150 million equity financing at a 10% discount to an illustrative 2020 price of $4.00 per share.

This analysis resulted in the implied per share equity value range for shares of Achillion’s common stock of $4.41 to $5.15.

Centerview then compared this range to the illustrative assumed per share merger consideration.

Other Factors

Centerview noted for the Board of Directors certain additional factors solely for informational purposes, including, among other things, the following:

•

historical closing trading prices of the shares during the 52-week period ended October 15, 2019 (the last trading day before the public announcement of the Transaction), which reflected low and high stock closing prices for Achillion during such period of approximately $1.31 to $4.82 per share;

•

stock price targets for the shares in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for Achillion ranging from $5.00 to $11.00 per share; and

•

an analysis of premiums paid in the selected transactions involving publicly traded biopharmaceutical companies, as set forth above in “— Opinion of Achillion’s Financial Advisor — Summary of Centerview’s Financial Analysis — Selected Precedent Transaction Analysis,” for which premium data were available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 50% to 70% to Achillion’s closing stock price on October 15, 2019 (the last trading day before the public announcement of the Transaction), of $3.65, which resulted in an implied price range of approximately $5.48 to $6.21 per share.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board of Directors in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or Achillion management with respect to the

Merger Consideration or as to whether the Board of Directors would have been willing to determine that a different consideration was fair. For a background of the negotiations related to the Transaction, please see the section entitled “The Merger — Background of the Merger,” beginning on page [●] of this proxy statement, including a description of the September 30 Proposal. The consideration for the Transaction was determined through arm’s-length negotiations between Achillion and Alexion and was approved by the Board of Directors. Centerview provided advice to Achillion during these negotiations. Centerview did not, however recommend any specific amount of consideration to Achillion or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two (2) years prior to the date of its written opinion, except for Centerview’s current engagement, Centerview had not been engaged to provide financial advisory or other services to Achillion, and Centerview did not receive compensation from Achillion during such period. In the two (2) years prior to the date of its written opinion, Centerview was not engaged to provide financial advisory or other services to Alexion or Merger Sub, and Centerview did not receive compensation from Alexion or Merger Sub during such period. Centerview may provide financial advisory and other services to or with respect to Achillion or Alexion or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Achillion, Alexion, or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Board of Directors selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Centerview’s services as the financial advisor to the Board of Directors, Achillion has agreed to pay Centerview an aggregate fee of $16.5 million, which is payable contingent upon consummation of the Transaction. In addition, Achillion has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Financial Projections

Achillion, which does not yet have any marketed products, does not make public long-term projections as to future revenues, earnings or other results due to the uncertainty of the underlying assumptions and estimates. In its normal operating cadence, Achillion has traditionally provided forecast ranges for year and cash spend and cash balance. However, in connection with the Board of Director’s evaluation of the Merger and other strategic alternatives, Achillion management prepared certain long-range, risk-adjusted financial projections for the years 2020 through 2038 as a stand-alone company (the “Management Projections”).

The Management Projections were also provided to Centerview, Achillion’s financial advisor, and were relied upon by Centerview in connection with the rendering of Centerview’s fairness opinion to the Board of Directors and in performing the related financial analyses as described below under “— Opinion of Achillion’s Financial Advisor” and were the only financial projections with respect to Achillion used by Centerview in performing such financial analyses. The Management Projections were not provided to Alexion.

Achillion is electing to summarize the Management Projections in this proxy statement to provide holders of shares access to certain non-public, unaudited prospective financial information that was prepared for the Board of Directors for purposes of considering and evaluating Alexion’s proposal. Achillion makes and has made no representation to Alexion or Merger Sub in the Merger Agreement or otherwise, concerning any projected financial information.

Cautionary Note About the Management Projections

The Management Projections, while necessarily presented with numerical specificity, were based on numerous variables and assumptions that were inherently uncertain and many of which were beyond Achillion’s control. The Management Projections reflect numerous estimates and assumptions made by Achillion’s management, based on information available at the time the Management Projections were developed, including with respect to industry performance and competition, regulatory conditions and general business, economic, market and financial conditions. In addition, the forecasts were based on certain internal assumptions about the probability of success and regulatory approval, launch timing, pricing, labeling, addressable markets, market growth, market share, competition, partnering, costs and other relevant factors relating to commercialization and profitability of Achillion’s product candidates, ACH-4471 (danicopan) and ACH-5228. In preparing the forecasts, Achillion management weighed the opportunity to enter previously undisclosed new indications beyond PNH and C3G against the operational complexity and capital formation required of clinical expansion and determined that the Company could manage expanding into one additional indication for ACH-4471 (danicopan) and one indication for ACH-5228. Achillion management selected an ophthalmology indication and a nephrology indication for ACH-4471 (danicopan) and ACH-5228, respectively. The probability of success attributed to all indications and partnerships in the forecasts are based on management assumptions, as well as typical success rates for programs based on similar stages of clinical development and other considerations.

Furthermore, Achillion made certain assumptions concerning future capital raises (including that it would be required to raise approximately $150 million in equity financing) and also determined that it would partner certain of its compounds on a territory and indication-specific basis. For valuation purposes, the upfront and milestone cash payments assumed from such partnerships are based on market norms for such transactions and are reflected as revenues in the period received. The U.S. generally accepted accounting principles (“GAAP”) accounting for such payments from third-parties would depend on the actual structure of the transaction which could include such payments being recognized as revenue over long periods of time.

As a result, there can be no assurance that the Management Projections accurately reflect future trends or accurately estimate the future market for Achillion’s product candidates. There can be no assurance of the approval, or timing of such approval, of Achillion’s product candidates, and it is possible that other therapeutic scenarios will be preferable. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and result in the Management Projections not being achieved include, but are not limited to, the timing of regulatory approvals and introductions of new products, market acceptance of new products, success of clinical testing, availability of third-party reimbursement, impact of competitive products and pricing, the effect of regulatory actions, the effect of global economic conditions, the cost and effect of changes in tax and other legislations and other risk factors described in Achillion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Management Projections may be affected by Achillion’s ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the Management Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the Management Projections will be realized, and actual results may vary materially from those shown.

In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the Management Projections. The Management Projections were not prepared with a view toward public disclosure. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that Achillion or any of its affiliates, advisors or representatives considered or consider the Management Projections to be predictive of actual future events, and the Management Projections should not be relied upon as such or construed as financial guidance. Neither Achillion nor any of its affiliates assumes any responsibility for the accuracy of this information. Neither Achillion nor any of its respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Management Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Management Projections to reflect circumstances existing after the date the Management Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error. Achillion does not intend to make publicly available any update or other revision to the Management Projections, except as otherwise required by law. Neither Achillion nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation or warranty to any holders of shares or other person regarding the ultimate performance of Achillion compared to the information contained in the Management Projections, the likelihood that the Management Projections will be achieved, the results of Achillion’s clinical trials, the effectiveness or marketability of Achillion’s product candidates or the overall future performance of Achillion. The Management Projections were prepared based on Achillion’s continued operation as a stand-alone company and do not take into account the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement. The Management Projections are subjective in many respects and are thus subject to interpretation. Please refer to the section of this proxy statement captioned “Forward-Looking Statements,” beginning on page [●] of this proxy statement.

The Management Projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Achillion may not be comparable to similarly titled amounts used by other companies. In addition, the Management Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Management Projections are not being included in this proxy statement to influence any stockholder’s decision whether to vote in favor of the Merger, but instead are being included because the Management Projections were provided to the Board of Directors and to Centerview to evaluate the transactions contemplated by the Merger Agreement. The Management Projections may differ from publicly available analyst estimates, and the Management Projections do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger.

The following table provides a summary of the risk-adjusted Management Projections on a non-GAAP basis:

$MM	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038
Total Partner Payments(1)	10	—	133	—	—	10	15	—	—	—	—	—	—	—	—	—	—	—	—
Total Revenues(2)	10	—	133	24	46	106	175	229	282	338	389	417	432	440	448	454	378	343	173
Total Gross Profit(3)	10	—	133	23	45	103	169	221	273	328	377	405	420	428	435	441	366	331	167
Operating Income(4)	(60)	(131)	27	(51)	(14)	45	109	157	211	263	311	336	349	355	361	365	289	252	127
Unlevered Free Cash Flow(5)	(60)	(131)	21	(52)	(15)	32	80	116	157	196	232	252	262	266	270	273	218	190	102

(1)	Total Partner Payments, as presented herein, reflects assumed upfront and/or milestone payments on a probability-adjusted basis.
(2)	Total Revenues, as presented herein, reflects Total Partner Payments, plus net product revenues, plus net royalty revenues.
(3)	Total Gross Profit, as presented herein, reflects Total Revenues, less costs of goods sold.
(4)	Operating Income, as presented herein, reflects Total Gross Profit, less research and development expenses, less sales and marketing expenses and less general and administrative expenses.
(5)

Unlevered Free Cash Flow, as presented herein, reflects Operating Income, less tax expense if profitable, plus depreciation and amortization, less capital expenditures, and less change in net working capital. Unlevered free cash flow is a non-GAAP financial measure.

ACHILLION DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE MANAGEMENT FORECASTS ARE NO LONGER APPROPRIATE.

Interests of Achillion’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders.

Treatment of Equity-Based Awards

The Merger Agreement provides that Achillion’s Company Stock Options that are held by each director and each executive officer and that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

In the Money Options. Each In the Money Option that is (i) a Company Stock Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a contract in effect on October 15, 2019, shall become vested upon the consummation of the Merger), (ii) an unvested Company Stock Option held by an executive officer who has, at or prior to the Effective Time, delivered to Achillion and not revoked a non-competition agreement in the form attached to the Merger Agreement as Exhibit D, and (iii) a Company Stock Option that is then outstanding and unexercised, whether or not vested, that is held by a director, which, in each case, has a per share exercise price that is less than the Cash Merger Consideration, will be cancelled and converted into the right to receive both (i) a cash payment equal to (A) the excess of (x) the Cash Merger Consideration over (y) the exercise price payable per share under such In the Money Option, multiplied by (B) the total number of shares subject to such Company Stock Option immediately prior to the Effective Time (without regard to vesting) and (ii) one (1) CVR for each share subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).

Out of the Money Options. At the Effective Time, each Out of the Money Option that is (i) a Company Stock Option other than an In the Money Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a contract in effect on October 15, 2019, shall become vested upon the consummation of the Merger), (ii) an unvested Company Stock Option that is not an In the Money Option that is held by an executive officer who has, at or prior to the Effective Time, delivered to Achillion and not revoked a non-competition agreement, and (iii) a Company Stock Option other than an In the Money Option that is then outstanding and unexercised, whether or not vested, that is held by a director, will be cancelled and, except as described below, converted into the right to receive a cash payment, if any, from Alexion with respect to each share subject to the Out of the Money Option upon each Valuation Point which occurs after the Effective Time, equal to (i) the amount by which, as of the Valuation Point, the sum of the Per Share Value Paid exceeds the exercise price payable per share under such Out of the Money Option, less (ii) the amount of all payments previously received with respect to such Out of the Money Option. Any Out of the Money Options with an exercise price payable per share equal to or greater than $8.30 and any other Company Stock Options that are not vested as of the effective time and which do not vest pursuant to their respective terms or the terms of a contract in effect on October 15, 2019 that are held by an executive officer who has not, at or prior to the Effective Time, delivered to Achillion and not revoked a non-competition agreement will be cancelled at the Effective Time without any consideration payable therefor.

The following table sets forth, for each of our executive officers and the non-employee members of Achillion’s Board of Directors, (i) the number of vested and unvested In the Money Options held as of October 31, 2019, and (ii) the estimated cash consideration payable (on a pre-tax basis) in respect thereof, calculated by multiplying the excess of $6.30 over the exercise price of such In the Money Options by the total number of shares subject to such In the Money Options, assuming that the Effective Time occurs on October 31, 2019. Each share subject to an In the Money Option will also entitle the holder to receive one (1) CVR, with the total number of CVRs each individual is entitled to receive with respect to his or her Company Stock Options reflected in the table below. Each applicable Out of the Money Option will be eligible for a cash payment (deducting the applicable exercise price) as if the holder received one (1) notional (or “phantom”) CVR for each share subject to any applicable Out of the Money Option. For purposes of this table, the cash value that is assigned to each CVR is $2.00 (or a portion thereof in the case of CVR-related payments in respect of Out of the Money Options), which is the maximum (and only) amount payable under a CVR.

Name(1)	Number of Shares Subject to Vested In the Money Options (#)	Cash Consideration for Vested In the Money Options ($)	Number of Shares Subject to Unvested In the Money Options (#)	Cash Consideration for Unvested In the Money Options ($)	Number of CVRs Issued in Respect of In the Money Options (#)	Maximum Cash Payment for CVRs Issued in Respect of In the Money Options ($)	Number of Phantom CVRs in Respect of Out of the Money Options (#)	Maximum Cash Payment for Phantom CVRs in Respect of Out of the Money Options ($)
Non-Employee Directors
Nicole Vitullo	154,625	501,936	22,375	81,404	177,000	354,000	50,000	37,000
Jason S. Fisherman, M.D.	174,625	562,336	22,375	81,404	197,000	394,000	50,000	37,000
Kurt Graves	239,625	366,236	22,375	81,404	262,000	524,000	30,000	22,800
Michael D. Kishbauch	110,875	364,186	22,375	81,404	133,250	266,500	30,000	22,800
David Scheer	174,625	562,336	22,375	81,404	197,000	394,000	50,000	37,000
Robert L. Van Nostrand	174,625	562,336	22,375	81,404	197,000	394,000	50,000	37,000
Frank Verwiel, M.D.	79,625	259,936	22,375	81,404	102,000	204,000	30,000	22,800
Executive Officers
Joseph Truitt(2)	799,578	2,326,516	1,851,188	6,631,565	2,650,766	5,301,532	242,000	168,980
Brian Di Donato	50,000	187,000	650,000	2,566,000	700,000	1,400,000	—	—
Paul Firuta	100,000	298,000	500,000	1,718,000	600,000	1,200,000	—	—
Anthony Gibney	125,000	471,250	575,000	2,237,750	700,000	1,400,000	—	—
Martha Manning(2)	173,437	477,383	326,563	1,167,267	500,000	1,000,000	110,000	166,100
Dr. Steven Zelenkofske	125,000	476,250	575,000	2,252,750	700,000	1,400,000	—	—

(1)

Dr. Deshpande and Ms. Fenton, who were named executive officers in Achillion’s most recent Definitive Proxy Statement filed on April 15, 2019, are no longer employed at Achillion as of the date of this proxy statement and will not receive any compensation based on or otherwise related to the transactions contemplated by the Merger Agreement.

(2)

Notwithstanding the terms of the Merger Agreement, pursuant to Mr. Truitt’s and Ms. Manning’s employment agreements, Mr. Truitt and Ms. Manning are each entitled to, upon a change in control, immediate vesting and exercisability of 50% of the original number of shares subject to unvested option grants and unvested grants of restricted stock and restricted stock units (if any are outstanding) for such person.

Potential Severance Payments Upon a Qualifying Termination Following the Effective Time

Achillion previously has entered into employment agreements with each of its executive officers. Each employment agreement provides that upon a termination by Achillion without “cause,” a termination due to non-renewal by Achillion or a resignation by the executive officer for “good reason” (each as defined in the applicable employment agreement) within twelve (12) months following a change in control, the executive officer will be entitled to receive:

•	continued payment of the executive officer’s then-current base salary for a period of twelve (12) months (eighteen (18) months in the case of Mr. Truitt);

•	the target bonus for the fiscal year of termination (150% of the target bonus in the case of Mr. Truitt); and

•	continuation of medical and dental benefit coverage equal to the share of the premium for such coverage currently paid by Achillion until the end of the 12th month after the executive’s employment ends or the date the covered individual’s COBRA continuation coverage expires, except in the case of Mr. Truitt for whom the amount represents 18 months of coverage.

The Merger Agreement permits Achillion to amend the executive employment agreements so that severance may all be paid in a lump sum, instead of continued payment of base salary, to the extent permitted under Section 409A of the Code. The estimated value of severance payments and benefits for Messrs. Truitt, Firuta and Gibney and Dr. Zelenkofske is set forth below in the table entitled “Golden Parachute Compensation.” Based on the same assumptions set forth in the section below “Merger-Related Compensation” and applied in the table entitled “Golden Parachute Compensation,” Mr. Di Donato’s and Ms. Manning’s estimated cash severance payments would be $504,000 and $481,808, respectively, and the payment of COBRA premiums would be $7,690 and $20,899, respectively.

The closing of the Merger will constitute a change in control for purposes of the executive officers’ employment agreements. If the payments and benefits provided to the executive officer constitute “parachute payments” subject to the excise tax imposed by Section 4999 of the Code, then any such payments and benefits will be reduced to less than the amount that would incur such excise tax, if the net after-tax amount payable to the executive officer is 110% greater than the net after-tax amount payable without the reduction. Pursuant to the Merger Agreement, Achillion may implement tax reimbursements in respect of any excise and related taxes imposed on any employee, including any executive officer, under Section 4999 of the Code up to an aggregate limit of $1.5 million. The estimated value of the excise tax reimbursement payment for Messrs. Truitt, Firuta and Gibney and Dr. Zelenkofske is set forth in the section below “Merger-Related Compensation” and applied in the table entitled “Golden Parachute Compensation.” Based on the same assumptions set forth in the section below “Merger-Related Compensation” and applied in the table entitled “Golden Parachute Compensation,” the estimated excise tax reimbursement payment for Mr. Di Donato and Ms. Manning would be $300,711 and $0, respectively (for purposes of this calculation, Achillion has assigned an estimated value to Mr. Di Donato’s non-competition covenant). The actual amount of the excise tax reimbursement for each executive officer, if any, would not be determinable until after the consummation of the transaction.

2019 Annual Bonus

Achillion may pay annual bonuses to its executive officers and other eligible employees in respect of 2019 at the level determined by the Board of Directors. In the event that the Closing occurs prior to Achillion paying the 2019 annual bonuses during the first calendar quarter of 2020, Alexion will pay to each executive officer and other eligible employees a cash bonus in respect of 2019 in an amount equal to the cash bonus payable under the applicable Achillion annual cash incentive plan or program based on the greater of target or actual level of achievement of the applicable performance criteria.

As of the date of the filing of this proxy statement, the achievement of the applicable performance criteria in respect of the 2019 annual bonus has not yet been determined. The value of the 2019 annual bonus assuming target level of performance for Messrs. Truitt, Firuta and Gibney and Dr. Zelenkofske is set forth below in the table entitled “Golden Parachute Compensation.” Based on the same assumptions set forth in the section below “Merger-Related Compensation” and applied in the table entitled “Golden Parachute Compensation,” Mr. Di Donato’s and Ms. Manning’s 2019 annual bonus assuming target level of performance would be $144,000 and $124,913, respectively.

Merger-Related Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the Merger for each of our executive officers who are designated as “named executive officers” in the Definitive Proxy Statement filed on April 15, 2019. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation that will, or may be, payable to our named executive officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in this proxy statement and in the footnotes to the table below. As a result, the actual amounts, if any, to be received by a named executive officer in connection with the Merger may differ materially from the amounts set forth below.

The table below sets forth, for purposes of this golden parachute disclosure, the amount of payments and benefits that each of Achillion’s named executive officers would receive, assuming that (i) the Effective Time occurs on October 31, 2019 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (ii) each of Achillion’s named executive officers experiences a qualifying termination of employment (i.e., a termination of employment without “cause” or for “good reason” as such terms are defined in the applicable employment agreement) at the Effective Time; (iii) the unvested Stock Options outstanding as of October 31, 2019 will be cancelled in exchange for a cash payment equal to $6.30 per share (less the applicable Stock Option exercise price) and a corresponding CVR cash payment (or corresponding phantom CVR cash payment in respect of Out of the Money Options) equal to $2.00 (or a portion thereof in the case of CVR-related payments in respect of Out of the Money Options), which is the maximum amount payable under each CVR (or phantom CVR); (iv) no named executive officer receives any additional equity grants or other awards on or prior to the Effective Time; and (v) no named executive officer enters into any new agreement with Achillion or is otherwise legally entitled to, prior to the Effective Time, additional compensation or benefits. Each of the potential payments and benefits described below is also discussed with additional detail in the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [●] of this proxy statement. The amounts in respect of the “golden parachute” compensation set forth in the table below are subject to a non-binding advisory vote of Achillion’s shareholders, as described in the section of this proxy statement titled “Proposal 3 — Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements” beginning on page [●].

Golden Parachute Compensation

Name(1)	Cash ($)(2)	Equity ($)(3)	Pension / NQDC ($)	Perquisites / Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)
Joseph Truitt	1,658,300	12,102,077	—	31,349	679,294	14,471,020
Paul Firuta	756,000	2,918,000	—	20,899	478,245	4,173,144
Anthony Gibney	648,000	3,637,750	—	20,899	—	4,306,649
Dr. Steven Zelenkofske	774,000	3,652,750	—	20,899	—	4,447,649

(1)

In accordance with relevant SEC rules, this table represents compensation that may be paid to Achillion’s named executive officers. Dr. Deshpande and Ms. Fenton were named executive officers in Achillion’s most recent Definitive Proxy Statement filed on April 15, 2019. However, this table does not include Dr. Deshpande and Ms. Fenton because these individuals are no longer employed at Achillion as of the date of this proxy statement and will not receive any compensation based on or otherwise related to the transactions contemplated by the Merger Agreement.

(2)

The amounts in this column represent the cash severance payments that would be payable to each named executive officer upon a qualifying termination on October 31, 2019 under their respective employment agreements and the payment of the 2019 annual bonus assuming target level of performance pursuant to the terms of the Merger Agreement. The cash severance payments consist of a lump sum payment equal to (a) twelve (12) months of each executive’s base salary (eighteen (18) months for Mr. Truitt) at the time of termination plus (b) the target bonus for the fiscal year of termination (150% of the target bonus for Mr. Truitt). The cash severance payment amounts in this column are considered “double-trigger,” i.e., such amounts will only be vested upon a qualifying termination of employment following the Effective Time.

The 2019 annual bonus payments are considered “single-trigger,” i.e., such amounts will be vested upon the Effective Time. The following table provides the individual components represented in the column:

Name	Cash Severance Payment ($)	2019 Target Annual Bonus ($)
Joseph Truitt	1,341,060	317,240
Paul Firuta	588,000	168,000
Anthony Gibney	504,000	144,000
Dr. Steven Zelenkofske	602,000	172,000

(3)

The amounts in this column represent the estimated pre-tax amounts payable to each named executive officer in cancellation of unvested Stock Options (assuming the named executive officer executes and does not revoke a noncompetition agreement) and the maximum amount payable under corresponding CVRs held by such named executive officer at the Effective Time. The value of Stock Options is calculated by multiplying the excess of $6.30 over the applicable per share exercise price of the Stock Option by the number of shares of Achillion common stock subject to the Stock Option. The value of the corresponding CVR (or a portion thereof in the case of CVR-related payments in respect of Out of the Money Options) is calculated based on $2.00, which is the maximum amount payable under each CVR (or phantom CVR). The amounts in this column are considered “single-trigger.” The following table provides the individual equity award components represented in the column:

Name	Unvested In the Money Options ($)	Corresponding CVRs ($)	Phantom CVRs In Respect of Out of the Money Options ($)
Joseph Truitt	6,631,565	5,301,532	168,980
Paul Firuta	1,718,000	1,200,000	—
Anthony Gibney	2,237,750	1,400,000	—
Dr. Steven Zelenkofske	2,252,750	1,400,000	—

(4)

The amounts in this column represent payment for the continuation of medical and dental benefit coverage equal to the share of the premium for such coverage currently paid by Achillion until the end of the 12th month after the executive’s employment ends or the date the covered individual’s COBRA continuation coverage expires, except in the case of Mr. Truitt for whom the amount represents 18 months of coverage. For purposes of this table, the value of the continuation of benefits is based on premium amounts as of October 31, 2019.

(5)

The amounts in this column represent the estimated excise tax reimbursement each named executive officer could be entitled to receive upon the assumed Effective Time of October 31, 2019, if each named executive officer experiences a qualifying termination of employment at the Effective Time so that on a net after-tax basis the executive would be in the same economic position as if no such excise tax had been applied to the executive officer. Notwithstanding the foregoing, the named executive officers will be eligible for such reimbursement only if the aggregate reimbursement for all employees of Achillion, including the named executive officers, will not exceed $1.5 million. For purposes of this calculation, Achillion has assigned an estimated value to Mr. Truitt’s non-competition covenant. In addition to the assumptions described immediately prior to the tables above, the amounts in this column are calculated based on a 20% excise tax rate. The actual amount of the excise tax reimbursement for each named executive officer, if any, will not be determinable until after the consummation of the transaction.

Passive Ownership Interest in Alexion

One of the members of the Board of Directors may be deemed to hold a passive beneficial ownership interest in Alexion with an aggregate value of approximately $13,100 as of the date of entry into the Merger Agreement.

Following identification and discussion, and prior to the entry into the Merger Agreement, the Board of Directors determined such beneficial ownership did not constitute a material conflict of interest with respect to the proposed transaction with Alexion.

Indemnification Arrangements

For six (6) years after the Effective Time, Alexion will, or will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance and fiduciary liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by Achillion’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on October 15, 2019, subject to limitations.

From and after the Effective Time through the sixth anniversary of the Effective Time, Alexion will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Achillion pursuant to: (i) each indemnification agreement in effect between Achillion and any person who is now, or has been at any time prior to October 15, 2019, or who becomes prior to the Effective Time, a director or officer of Achillion; and (ii) any indemnification provision and any exculpation provision and advancement of expenses provision set forth in the certificate of incorporation or by-laws of Achillion as in effect on October 15, 2019.

Executive Officers Following the Merger

As of the date of this proxy statement, none of our executive officers has entered into any new agreement or arrangement with Alexion or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, Alexion or any of its affiliates. Prior to or following the Effective Time (but in any case following the time Alexion agreed upon the Per Share Merger Consideration), it is anticipated that certain of our executive officers may be identified by Alexion and thereafter engage in negotiations regarding compensation, benefits and the right to participate in the equity incentive programs of Alexion and may enter into definitive agreements with regarding employment or the right to participate in the equity incentive programs of Alexion or one or more of its affiliates on a going-forward basis following completion of the Merger. The Merger is not conditioned upon any Achillion executive officer agreeing to remain with the Surviving Corporation or any of its affiliates.

Financing of the Merger

The Merger is not conditioned upon the receipt of financing by Alexion. Alexion has represented to Achillion that it will have sufficient cash, available lines of credit or other sources of immediately available funds to enable Alexion to pay the aggregate Cash Merger Consideration and to perform its obligations with respect to the transactions contemplated by the Merger Agreement.

Closing and Effective Time

The closing of the transactions contemplated by the Merger Agreement will take place as soon as practicable (and, in any event, within two business days) after the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the transactions contemplated by the Merger Agreement (as described under the caption “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Achillion’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the Merger, any holder of shares of common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Achillion believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to Achillion a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one hundred twenty (120) days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Achillion, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of Achillion’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Achillion of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Achillion Pharmaceuticals, Inc.

Attention: Martha E. Manning, Esq., Corporate Secretary

1777 Sentry Parkway West, VEVA Building #14 Suite 200

Blue Bell, Pennsylvania 19422

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Achillion a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within one hundred twenty (120) days after the Effective Time, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Achillion has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Achillion believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Achillion nor Alexion anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Achillion and Alexion reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger is anticipated to be accounted for as an acquisition of a business, pending final assessment upon closing of the Merger. Alexion anticipates it will record assets acquired and liabilities assumed from Achillion primarily at their respective fair values at the date of completion of the Merger. Any excess of the Merger Consideration is anticipated to be recorded to goodwill.

The financial condition and results of operations of Alexion after completion of the Merger will reflect Achillion’s balances and results after completion of the Merger but will not be restated retroactively to reflect the historical financial condition or results of operations at Achillion.

Certain U.S. Federal Income Tax Considerations of the Merger

The following discussion is a summary of certain U.S. federal income tax considerations relating to the Merger that are relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are exchanged for cash and CVRs pursuant to the Merger. This discussion is for general information only and is not tax advice. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe any of the tax considerations arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation) or the alternative minimum tax or the Medicare net investment income surtax that may be relevant or applicable to a particular holder in connection with the Merger and the receipt of, and payments with respect to, CVRs. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion does not address all of the tax considerations that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations (including private foundations); S corporations or any other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes and holders who hold shares through such S corporations, partnerships or other pass-through entities; insurance companies; retirement plans; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; controlled foreign corporations; passive foreign investment companies; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other integrated transaction;

•	holders that own or have owned within the past five years (or are deemed to own or have owned within the past five years) five percent (5%) or more of the outstanding shares;

•	holders that received their shares of common stock in a compensatory transaction;

•	holders who own an equity interest, actually or constructively, in Alexion or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; or

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the U.S. federal income tax considerations applicable to a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the U.S. federal income tax considerations applicable to them relating to the Merger and the receipt of, and payments with respect to, CVRs.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax considerations of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER AND THE RECEIPT OF, AND PAYMENTS WITH RESPECT TO, CVRS IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity classified as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions; or (2) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Receipt of Cash and CVRs

The receipt of cash and CVRs by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and potential character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of shares of Achillion common stock of pursuant to the Merger because such shares are traded on an established securities market.

There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs in connection with the Merger. The receipt of the CVRs as part of the Merger consideration might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes, each discussed below.

Pursuant to Treasury Regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable,” a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. Holder should treat the transaction as an open transaction for purposes of determining gain or loss. These Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. The following sections discuss the U.S. federal income tax considerations relating to the receipt of cash and CVRs in exchange for shares of common stock in the event it is treated as an open transaction and, alternatively, in the event it is treated as a closed transaction. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding this issue. The CVRs also may be treated as debt instruments for U.S. federal income tax purposes. However, as such treatment is unlikely, the discussion below does not address the tax considerations relating to such a characterization. We urge you to consult your own tax advisor with respect to the proper characterization of the receipt of, and payments made with respect to, a CVR.

Treatment as Open Transaction

If the transaction is treated as an “open transaction” for U.S. federal income tax purposes, the fair market value of the CVRs would not be treated as additional consideration for shares of common stock at the time the CVRs are received in the Merger, and the U.S. Holder would have no tax basis in the CVRs. Instead, the U.S. Holder would take payments under the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A portion of such payments would be treated as interest income under Section 483 of the Code (as discussed below) and the balance, in general, as additional consideration for the disposition of shares of common stock. Payments of cash pursuant to the Merger, plus the portion of payments on the CVRs not treated as imputed interest under Section 483 of the Code, will generally first be applied to reduce a U.S. Holder’s adjusted tax basis in the shares of common stock. A U.S. Holder will then recognize capital gain to the extent of any cash received pursuant to the Merger or the portion of CVR payments not so treated as imputed interest received after the U.S. Holder’s adjusted tax basis has been reduced to zero. A U.S. Holder will recognize capital loss to the extent of any remaining basis after the basis reduction described in the previous sentence, although it is possible that such holder may not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such holder’s abandonment of the holder’s CVRs. Gain or loss recognized in the transaction must be determined separately for each identifiable block of shares of common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Any such capital gain or loss will be long-term if the shares of common stock were held for more than one year prior to such disposition. The deductibility of capital losses is subject to certain limitations.

A CVR payment may be treated as a payment under a contract for the sale or exchange of shares of common stock to which Section 483 of the Code applies if at least one payment is due more than one year after the consummation of the Merger. If Section 483 of the Code applies, a portion of any CVR payment that is due more than six months after the consummation of the Merger will be treated as interest and subject to U.S. federal income tax as ordinary income. The portion of any payment made with respect to a CVR treated as imputed interest under Section 483 of the Code will be determined at the time such payment is made and generally should equal the excess of (1) the amount of the CVR payment over (2) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. The relevant applicable federal rate will be the lower of the lowest applicable federal rate in effect during the three month period ending with the month that includes the date on which the Merger Agreement was signed or the lowest applicable federal rate in effect during the three month period ending with the month that includes the date of the consummation of the Merger. The maturity range of the relevant applicable federal rate will correspond to the period from the date of the consummation of the Merger to the date the amount is received or deemed received. A U.S. Holder must include in its taxable income interest imputed pursuant to Section 483 of the Code using such holder’s regular method of accounting for U.S. federal income tax purposes.

Treatment as Closed Transaction

If the receipt of the CVRs is treated as, or determined to be, part of a closed transaction for U.S. federal income tax purposes, then a U.S. Holder of shares of common stock generally would recognize capital gain or loss, if any, in the same manner as if the transaction were an open transaction, except that a U.S. Holder would take into account the “reasonably ascertainable” fair market value of the CVR determined on the date of the consummation of the Merger as an additional amount realized for purposes of calculating gain or loss with respect to the exchange of shares of common stock pursuant to the Merger. It is possible that the trading value of Achillion’s common stock would be considered along with other factors in determining whether the value of the CVR is reasonably ascertainable. A U.S. Holder’s initial tax basis in a CVR received in the Merger would equal the fair market value of such CVR as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the date of the Effective Time. There is no authority directly addressing the U.S. federal income tax treatment of receiving payments on the CVRs and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs would be uncertain. For example, payments with respect to the CVRs could be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. In addition, it is unclear how a U.S. Holder of the CVRs would recover its adjusted tax basis with respect to payments thereon. It is also possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest under Section 483 of the Code (as described above under “Treatment as Open Transaction”). Additionally, a U.S. Holder may recognize loss to the extent of any remaining basis after the expiration of any right to cash payments under such U.S. Holder’s CVR.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

In general, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (as described above under “U.S. Holders”), except that, if the Non-U.S. Holder is a corporation, an additional branch profits tax may apply at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized, and certain other specified conditions are met, in which case such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty).

Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower rate under an applicable income tax treaty) of the portion of any such payments treated as interest income under Section 483 of the Code (as described above under “Treatment as Open Transaction”), unless such Non-U.S. Holder establishes its entitlement to exemption from or a lower rate of withholding under an applicable income tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agents.

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax considerations that may be relevant to them in light of their particular circumstances.

Foreign Account Tax Compliance Act (FATCA)

Withholding at a rate of 30% generally will be required in certain circumstances on interest (including payments treated as interest income under Section 483 of the Code) in respect of CVRs held by or through certain non-U.S. financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Accordingly, the entity through which the CVR is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest (including payments treated as interest income under Section 483 of the Code) in respect of the CVRs held by a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the payor that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will then in turn be required to provide to the U.S. Department of the Treasury. Holders should consult their tax advisors regarding the possible implications of these rules on their receipt of, and payments with respect to, CVRs.

Information Reporting and Backup Withholding

Information reporting and backup withholding generally will apply to payments to a holder pursuant to the Merger, unless such holder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for exemption. In addition, payments with respect to a CVR may be subject to information reporting and backup withholding. Any payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, currently at a rate of 24%, unless such U.S. Holder (i) provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption and (ii) with respect to payments on the CVRs, provides the rights agent with the certification documentation in clause (i) of this sentence or otherwise establishes an exemption from backup withholding.

The information reporting and backup withholding rules that apply to payments to a holder pursuant to the Merger generally will not apply to payments to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors to determine which IRS Form W-8 is appropriate.

Certain stockholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such U.S. Holder to the IRS.

Tax information provided to a U.S. Holder and the IRS on IRS Form 1099-B for the year of the Merger may reflect only the cash amounts paid to the U.S. Holder on the Merger and not the fair market value of the U.S. Holder’s interest in payments made (or to be made) on the CVRs. Accordingly, a U.S. Holder that treats the Merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount received that is less than the amount such U.S. Holder will realize in the year of the Merger. In addition, any IRS Form 1099-B a U.S. Holder receives with respect to payments on the CVRs may reflect the entire amount of the CVR payments paid to the U.S. Holder (except imputed interest) and therefore may not take into account the fact that the U.S. Holder already included the value of the such payments in such U.S. Holder’s amount realized in the year of the Merger. As a result, U.S. Holders reporting under this method should not rely on the amounts reported to them on IRS Forms 1099-B with respect to the Merger. U.S. Holders are urged to consult their tax advisors regarding how to accurately report their income under this method.

THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSIDERATIONS OF THE OFFER OR THE MERGER OR THE RECEIPT OF, AND PAYMENTS WITH RESPECT TO, CVRS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

Regulatory Approvals Required for the Merger

Achillion and Alexion have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals required to consummate the Merger and to fully carry out the purposes of the Merger Agreement. These approvals include the expiration or termination of the waiting period under the HSR Act.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until Achillion and Alexion file a notification and report form with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of the waiting period following the parties’ filing of their respective HSR Act notification forms (typically a thirty (30) day period) or the early termination of that waiting period. Achillion and Alexion have agreed to make the necessary filings with the FTC and the Antitrust Division of the DOJ on November 12, 2019.

Assuming the filings are made on November 12, 2019, the waiting period under the HSR Act is scheduled to expire at 11:59 p.m. (Eastern time in the United States) on December 12, 2019. However, before that time, the DOJ or the FTC can choose to shorten the waiting period by granting early termination or may extend the waiting period by requesting additional information or documentary material from the parties. If such request were made, the waiting period would be extended until 11:59 p.m. (Eastern time in the U.S.) on the 30th day after certification of substantial compliance by the parties with such request. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act rules. The DOJ or the FTC may also request that the parties agree not to consummate the merger for some period of time after the expiration or termination of the relevant HSR Act waiting period.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Achillion, Alexion and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Alexion and Merger Sub by Achillion in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among Achillion, Alexion and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Achillion, Alexion or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after October 15, 2019. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Achillion, Alexion and

Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Achillion, Alexion, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Achillion and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, at the Effective Time, (1) Merger Sub will be merged with and into Achillion in accordance with Delaware law, with Achillion continuing as a wholly owned subsidiary of Alexion; and (2) the separate corporate existence of Merger Sub will thereupon cease.

Effective as of, and immediately following, the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their successors are duly elected and qualified, as the case may be. From and after the Effective Time, the officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their successors have been duly elected or appointed and qualified, as the case may be. At the Effective Time, the certificate of incorporation of Achillion as the Surviving Corporation will be amended to be identical to the certificate set forth in Exhibit A to the Merger Agreement until changed or amended in accordance with applicable law and the applicable provisions of such certificate, and the bylaws of the Surviving Corporation, without any further action on the part of Achillion or Merger Sub, will be the bylaws of Merger Sub (except references to Merger Sub’s name will be replaced by references to “Achillion Pharmaceuticals, Inc.”).

Closing and Effective Time

The closing of the Merger will take place at 10:00 a.m., Boston time, as soon as practicable (and, in any event, within two (2) business days) after satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Merger (described below under the caption “Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by Alexion, Merger Sub and Achillion. As soon as practicable after the closing, Achillion will file with the Delaware Secretary of State a certificate of merger in connection with the Merger in such form as is required by, and executed and acknowledged in accordance with, Delaware law. The Merger will become effective on the date and time that the certificate of merger is filed with the Delaware Secretary of State (or at such later time as may be agreed by the parties that is specified in the certificate of merger).

Merger Consideration and Treatment of Equity Securities

Conversion of Shares

At the Effective Time, each share of Achillion common stock outstanding immediately prior to the Effective Time, other than shares held by Achillion as treasury stock, shares owned by Alexion or any subsidiary of Alexion and dissenting shares, will be converted into the right to receive (i) the Cash Merger Consideration and (ii) one (1) CVR, in each case, without interest thereon.

At the Effective Time, each share of Achillion common stock held by Achillion as treasury stock or owned by Alexion or Merger Sub immediately prior to the Effective Time will be canceled, and no payment will be made in exchange for such cancellation.

At the Effective Time, shares of Achillion common stock held by any subsidiary of Alexion (other than Merger Sub) immediately prior to the Effective Time will be converted into an equal number of shares of common stock, par value $0.001 per share, of the Surviving Corporation so that each subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as it owned in Achillion immediately prior to the Effective Time.

At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, par value $0.001 per share, of the Surviving Corporation and (ii) each share of preferred stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one share of preferred stock, par value $0.001 per share, of the Surviving Corporation, in each case with the same rights, powers and privileges as the shares so converted and, together with the shares held by any subsidiary of Alexion other than Merger Sub, shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Treatment of Equity Awards

The Merger Agreement provides that Achillion’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

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In the Money Options. Each (i) In the Money Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a contract in effect on October 15, 2019, shall become vested upon the consummation of the Merger), (ii) unvested In the Money Option that is held by a holder of Company Stock Option (A) who is employed by Achillion as of immediately prior to the Effective Time at the level of Executive Director or higher or (B) is identified by Alexion within thirty (30) days after October 15, 2019 (each, a “Specified Holder”) who has, at or prior to the Effective Time, delivered to Achillion and not revoked a non-competition agreement in the form attached to the Merger Agreement as Exhibit D, (iii) unvested In the Money Option, that is held by an officer or employee of Achillion other than a Specified Holder who has, at or prior to the Effective Time, delivered to Achillion and not revoked a general release in the form attached to the Merger Agreement as Exhibit C, and (iv) In the Money Option that is then outstanding and unexercised, whether or not vested, that is held by an individual who is not an officer or employee of Achillion will be cancelled and converted into the right to receive both (i) a cash payment equal to (A) the excess of (x) the Cash Merger Consideration over (y) the exercise price payable per share under such In the Money Option, multiplied by (B) the total number of shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (ii) one (1) CVR for each share subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).

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Out of the Money Options. At the Effective Time, each (i) Out of the Money Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a contract in effect on October 15, 2019, shall become vested upon the consummation of the Merger), (ii) unvested Out of the Money Option that is held by a Specified Holder who has, at or prior to the Effective Time, delivered to Achillion and not revoked a non-competition agreement, (iii) unvested Out of the Money Option that is held by an officer or employee of Achillion other than a Specified Holder who has, at or prior to the Effective Time, delivered to Achillion and not revoked a general release, (iv) Out of the Money Option that is then outstanding and unexercised, whether or not vested, that is held by an individual who is not an officer or employee of Achillion will be cancelled and, except as described below, converted into the right to receive a cash payment, if any, from Alexion with respect to each share subject to the Out of the Money Option upon each Valuation Point which occurs after the Effective Time, equal to (i) the amount by which the Per Share Value Paid exceeds the exercise price payable per share under such Out of the Money Option, less (ii) the amount of all payments previously received with respect to such Out of the Money Option. Any Out of the Money Options with an exercise price payable per share equal to or greater than $8.30 and any other Company Stock Options that are not vested as of the effective time and which do not vest pursuant to their respective terms or the terms of a contract in effect on October 15, 2019 that are held by (1) a Specified Holder who has not, at or prior to the Effective Time, delivered to Achillion and not revoked a non-competition agreement or (2) an officer or employee of Achillion who is not a Specified Holder who has not, at or prior to the Effective Time, delivered to Achillion and not revoked a general release will be cancelled at the Effective Time without any consideration payable therefor.

Achillion and Alexion have agreed that Achillion may grant equity awards after October 15, 2019 in the ordinary course of business consistent with past practice, subject to certain agreed upon limitations. All such awards granted after October 15, 2019 will be subject to the same treatment upon closing as applies to the corresponding type of equity awards as set forth in the Merger Agreement, provided, however, that such awards will not provide for accelerated vesting and payout upon the closing.

Treatment of ESPP

Achillion will take such action as may be necessary under the ESPP to terminate all offerings under the ESPP as of the last day of Achillion’s last payroll period ending at least ten (10) days prior to the Effective Time and the ESPP will terminate on or following such date.

Exchange and Payment Procedures

As of the Effective Time, Alexion will deposit with an exchange agent the aggregate Cash Merger Consideration to be paid in respect of the certificates representing shares of Achillion common stock and the uncertificated shares of Achillion common stock.

Promptly after the Effective Time, Alexion will send, or will cause the exchange agent to send, to each record holder of shares of Achillion common stock at the Effective Time a letter of transmittal which will specify that the delivery of Merger Consideration will be effected upon proper delivery of the certificates (or affidavits of loss in lieu thereof in accordance with the Merger Agreement or transfer of the uncertificated shares to the exchange agent) for use in such exchange.

Upon surrender of a certificate (or affidavit of loss in lieu thereof) to the exchange agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor the Merger Consideration in respect of the Achillion common stock represented by such certificate, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

Each holder of record of one or more uncertificated shares whose shares were converted into the right to receive the Merger Consideration will, upon receipt by the exchange agent of an “agent’s message” in customary form (or such other evidence, if any, as the exchange agent may reasonably request), be entitled to receive, and Alexion will cause the exchange agent to pay and deliver, the Merger Consideration as promptly as reasonably practicable after the Effective Time.

Representations and Warranties

The Merger Agreement contains representations and warranties of Achillion, Alexion and Merger Sub.

Achillion

In the Merger Agreement, Achillion has made customary representations and warranties to Alexion and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Achillion;

•	Achillion’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of conflicts with laws, Achillion’s organizational documents and Achillion’s material contracts;

•	the capital structure of Achillion;

•	the absence of subsidiaries and other equity and partnership interests;

•	the accuracy of Achillion’s SEC filings, including those required to be made in connection with the Merger, and compliance with the Sarbanes-Oxley Act;

•	the accuracy of Achillion’s financial statements and internal controls and disclosure controls and procedures;

•	the accuracy of the information supplied by or on behalf of Achillion for inclusion in this proxy statement;

•	the absence of any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the conduct of the business of Achillion in the ordinary course of business in all material respects from December 31, 2018 through October 15, 2019;

•	the absence of undisclosed liabilities that have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	litigation and investigation matters;

•	Achillion’s compliance with applicable laws;

•	material contracts;

•	tax matters;

•	employee benefit plans;

•	labor and employment matters;

•	insurance policies;

•	environmental matters;

•	intellectual property;

•	regulatory matters;

•	real property matters;

•	interested party transactions;

•	Achillion’s compliance with the U.S. Foreign Corrupt Practices Act and other applicable anti-corruption laws;

•	finders’ fees;

•	receipt of Centerview’s fairness opinion; and

•	antitakeover statutes.

Some of the representations and warranties in the Merger Agreement made by Achillion are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company

Material Adverse Effect” means (A) any effect, change, event or occurrence that would or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Achillion, or (B) any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or delay Achillion’s ability to consummate the Merger and the other transactions contemplated by the Merger Agreement in a timely manner on the terms set forth therein, excluding in the case of clause (A) above, any such material adverse effect resulting from or arising out of:

•	the announcement, pendency or performance of the Merger (including any loss of or adverse change in the relationship of Achillion with its employees, customers, partners or suppliers related thereto);

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any change in the market price or trading volume of Achillion common stock or change in Achillion’s credit ratings (it being understood that any cause of any such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

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general market, economic or political conditions (including acts of terrorism, war, national or international calamity, natural disaster or any similar event) that do not disproportionately affect Achillion’s, as compared to other companies participating in the same industry as Achillion;

•	general conditions in the industry in which Achillion operates that do not disproportionately affect Achillion as compared to other companies participating in the same industry as Achillion;

•	any changes (after the date hereof) in U.S. generally accepted accounting principles or applicable law;

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any failure to take any action in compliance with the interim operating covenants set forth in Merger Agreement, or the taking of any specific action at the written direction of Alexion or expressly required by the Merger Agreement;

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any proceeding made or brought by any holder of shares of Achillion common stock (on the holder’s own behalf or on behalf of Achillion) arising out of or related to the Merger Agreement or any of the transactions contemplated thereby (including the Merger); or

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any failure by Achillion to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred).

Alexion and Merger Sub

In the Merger Agreement, Alexion has made customary representations and warranties to Achillion that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Alexion and Merger Sub;

•	Alexion’s and Merger Sub’s corporate power and authority to enter into and perform the Merger Agreement and the CVR Agreement and the enforceability of the Merger Agreement and the CVR Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement and the CVR Agreement;

•	the absence of conflicts with laws, Alexion and Merger Sub’s organizational documents and Alexion and Merger Sub’s contracts;

•	the accuracy of the information supplied by Alexion for inclusion in this proxy statement;

•	litigation and investigation matters;

•	availability of funds to enable Alexion to perform its obligations contemplated by the Merger Agreement; and

•	Alexion’s and its affiliates’ lack of any ownership interest in Achillion.

Some of the representations and warranties in the Merger Agreement made by Alexion and Merger Sub are qualified as to a “Parent Material Adverse Effect.” For purposes of the Merger Agreement, “Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or delay Alexion or Merger Sub’s ability to consummate the Merger and the other transactions contemplated by the Merger Agreement in a timely manner on the terms set forth therein.

Conduct of Business Pending the Merger

The Merger Agreement provides that from October 15, 2019 until the Effective Time, except for matters (i) expressly permitted or contemplated by the Merger Agreement or as set forth in the confidential disclosure schedule to the Merger Agreement, (ii) as required under any Achillion employee benefit plan, (iii) as required by applicable law or (iv) with the prior written consent of Alexion (which consent will not be unreasonably withheld, conditioned or delayed), Achillion will conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (i) preserve intact its business organization and material assets, (ii) maintain in effect all of its material regulatory authorizations, (iii) keep available the services of its directors, officers and employees and (iv) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with Achillion.

In addition, except for matters expressly permitted or contemplated by the Merger Agreement or as set forth in the confidential disclosure schedule or except as required by applicable law, Achillion will not do any of the following without the prior written consent of Alexion:

•	amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

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declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of Achillion, except for distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of compensatory awards, split, combine or reclassify any capital stock of Achillion, except as otherwise provided below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Achillion, purchase, redeem or otherwise acquire any Achillion securities, except for acquisitions of Achillion common stock by Achillion in satisfaction by holders of compensatory awards of the applicable exercise price and/or withholding taxes, or take any action that would result in any material amendment, modification or change of any material term of any indebtedness of Achillion;

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issue, deliver, sell, grant, pledge, transfer, subject to any lien or otherwise encumber or dispose of any Achillion securities, other than the issuance of shares of Achillion common stock upon the exercise of Company Stock Options that are outstanding on October 15, 2019, in each case in accordance with the applicable equity award’s terms as in effect on October 15, 2019, or the issuance of shares of Achillion common stock under the ESPP and in accordance with the terms of the Merger Agreement, or amend any term of any Achillion security (whether by merger, consolidation or otherwise);

•	adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $250,000 in the aggregate in any fiscal quarter;

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acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), or any other material assets (other than assets acquired in the ordinary course of business consistent with past practice);

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sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any intellectual property that is owned by, purported to be owned by, or exclusively licensed to Achillion, or has been used, is used or is held for use in the business of Achillion as previously conducted, currently conducted or as currently proposed to be conducted (“Achillion IP”), material assets or material properties except as permitted by Merger Agreement, pursuant to existing contracts or commitments, or permitted liens incurred in the ordinary course of business consistent with past practice;

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(i) hire any new employee to whom a written offer of employment has not previously been made and accepted prior to October 15, 2019 or, after the date of the Merger Agreement, extend any new offers of employment with Achillion to any individual with an annual base salary, wage rate or fees greater than $200,000, (ii) grant to any current or former director, officer, employee or consultant of Achillion any increase in compensation, bonus or benefits other than pursuant to arrangements in effect on October 15, 2019, (iii) grant to any current or former director, officer, employee or consultant of Achillion any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits other than pursuant to arrangements in effect on October 15, 2019, (iv) establish, adopt, enter into or amend any employee benefit plan (other than offer letters that contemplate “at will” employment without severance benefits) or collective bargaining agreement, in each case except as required by applicable law, (v) take any action to amend or waive any performance or vesting criteria or accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan except to the extent required pursuant to the terms thereof or applicable law or (vi) make any person a beneficiary of any retention or severance plan, agreement or other arrangement under which such person is not, as of October 15, 2019, a beneficiary that would be entitled to vesting, acceleration or any other right as a consequence of consummation of the transactions contemplated by the Merger Agreement and/or termination of employment;

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write-down any of its material assets, including any capitalized inventory or Achillion IP, or make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by U.S. generally accepted accounting principles or applicable law, including Regulation S-X under the Exchange Act (in each case following consultation with Achillion’s independent auditor);

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repurchase, prepay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of Achillion, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than in connection with the financing of ordinary course trade payables consistent with past practice or accounts payable in the ordinary course of business consistent with past practice), or make any loans, advances or capital contributions to, or investments in, any other person (other than accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice);

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participate in any scheduled meetings or teleconferences with, or correspond in writing, communicate or consult with the FDA or any similar governmental authority without providing Alexion (whenever feasible and to the extent permitted under applicable law) with prior written notice and, within 24 hours from the time such written notice is delivered, the opportunity to consult with Achillion with respect to such correspondence, communication or consultation;

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enter into any agreement that would constitute a Material Contract (as the term is defined in the Merger Agreement) if it were in existence on October 15, 2019, terminate, amend, restate or supplement any Material Contract or waive, release or assign any rights or claims under any Material Contract, except, that for the purposes of this covenant, all applicable thresholds will be changed from “$250,000” to “$400,000”;

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except as required by applicable law or U.S. generally accepted accounting principles, (i) make, change or revoke any material tax election, (ii) change any annual tax accounting period, (iii) adopt or change any method of tax accounting, (iv) amend any tax returns with respect to a material amount of taxes,

(v) enter into any closing agreement regarding any material tax liability or assessment, (vi) enter into any tax sharing, tax allocation or tax indemnification agreement or other similar agreement (other than written contracts not primarily relating to taxes and entered into in the ordinary course of business consistent with past practice, and that are not material in the aggregate), (vii) settle any material tax claim, audit or assessment, (viii) consent to any extension or waiver of the limitation period applicable to any material tax claim, audit or assessment, (ix) surrender any right to claim a material tax refund (including any such refund to the extent it is used to offset or otherwise reduce tax liability) or (x) request any ruling from any governmental authority or taxing authority with respect to tax matters;

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institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $250,000 in any individual case, other than (x) as required by their terms as in effect on October 15, 2019, (y) claims, liabilities or obligations reserved against on December 31, 2018 (for amounts not in excess of such reserves), or (z) incurred since the date of such financial statements in the ordinary course of business consistent with past practice; provided that, in the case of each of (x), (y) or (z), the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligation (other than the payment of money) to be performed by Achillion following the closing date, waive, relinquish, release, grant, transfer or assign any right with a value of more than $250,000 in any individual case except in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar contract to which Achillion is a party;

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with respect to Achillion IP, (i) sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently protect or maintain, transfer or otherwise dispose of any right, title or interest of Achillion in any Achillion IP, (ii) extend, amend, waive, cancel or modify any rights in or to Achillion IP, (iii) fail to diligently prosecute the patents owned or controlled by Achillion or (iv) divulge, furnish to or make accessible any trade secrets or other confidential intellectual property within Achillion IP to any third party who is not subject to an enforceable written agreement to maintain the confidentiality thereof; or

•	authorize, commit or agree to take any of the foregoing actions.

No Solicitation; Alternative Proposals

Under the Merger Agreement, Achillion has agreed not to, and not to authorize or permit any of its representatives to, directly or indirectly:

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solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any Acquisition Proposal (other than informing persons of the provisions set forth in the Merger Agreement);

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conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Achillion to, afford access to the business, properties, assets, books or records of Achillion to or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Acquisition Proposal;

•	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Achillion;

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

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enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring Achillion to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or resolve, propose or agree to do any of the foregoing.

Existing Discussions or Negotiations

Under the terms of the Merger Agreement, Achillion will and will cause its representatives to cease immediately and cause to be terminated, and will not authorize or knowingly permit any of its representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to October 15, 2019 with respect to any Acquisition Proposal and will use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Achillion that was furnished by or on behalf of Achillion to return or destroy (and confirm destruction of) all such information.

Receipt of Acquisition Proposals

Notwithstanding the provisions of the Merger Agreement described above, prior to the adoption of the Merger Agreement by the stockholders, the Board of Directors may take the following actions:

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engage in negotiations or discussions with any third party that has made in writing after October 15, 2019 (and not withdrawn) a bona fide unsolicited Acquisition Proposal that did not result from or arise out of the prohibited conduct described in the above section captioned “No Solicitation; Alternative Proposals,” and that the Board of Directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a Superior Proposal; and

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thereafter furnish to such third party non-public information relating to Achillion pursuant to an executed confidentiality agreement with terms no less favorable to Achillion than those contained in the Non-disclosure Agreement dated October 11, 2018 between Alexion and Achillion (the “Confidentiality Agreement”) and containing additional provisions that expressly permit Achillion to comply with the non-solicitation provisions in the Merger Agreement (a copy of which confidentiality agreement will be promptly and in any event within twenty-four (24) hours of execution by Achillion provided for informational purposes only to Alexion).

The Board of Directors will not take any of the actions referred immediately above unless Achillion has notified Alexion in writing at least one (1) business day in advance that it intends to take such action. Achillion shall notify Alexion promptly (but in no event later than twenty-four (24) hours) after Achillion obtains knowledge of the receipt by Achillion (or any of its representatives) of any Acquisition Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, and shall identify the third party making such Acquisition Proposal, inquiry, offer or proposal and the terms and conditions thereof.

For purposes of this proxy statement and the Merger Agreement:

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“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any third party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any person, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of Achillion, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of outstanding voting or equity securities of Achillion, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Achillion, the business of which constitutes 15% or more of the net revenues, net income or assets of Achillion, (iii) any sale, exchange, transfer, license (other than licenses in the ordinary course of business), or other disposition of 15% or more of the consolidated assets of Achillion (measured by the lesser of book or fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Achillion, the business of which accounts for 15% or more of the consolidated net revenues, net income or assets of Achillion.

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“Superior Proposal” means any bona fide, unsolicited, written Acquisition Proposal which did not result from or arise out of a breach of the Merger Agreement, made by a third party, which the Board of Directors determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such Acquisition Proposal (including any termination or break-up fees, expense reimbursement provisions and conditions to consummation) and after taking into account all financial, legal, regulatory, and other aspects of such Acquisition Proposal (including the financing terms and the ability of such third party to finance such Acquisition Proposal), is more favorable to Achillion’s stockholders (other than Alexion and its affiliates) from a financial point of view than as provided hereunder (including any changes to the terms of the Merger Agreement proposed by Alexion in response to such Superior Proposal pursuant to and in accordance with the Merger Agreement or otherwise); provided that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal are deemed to be references to “50%.”

Changes in Board Recommendation

The Board of Directors has unanimously recommended that Achillion stockholders vote “FOR” the proposal to adopt the Merger Agreement (the “Board Recommendation”). The Merger Agreement provides that the Board of Directors may not:

•	fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Alexion or Merger Sub, the Board Recommendation;

•	approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal;

•	fail to recommend against acceptance of any tender offer or exchange offer for Achillion common stock within ten (10) business days after Alexion so requests in writing;

•	make any public statement inconsistent with the Board Recommendation; or

•	resolve or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”).

Notwithstanding the foregoing, the Board of Directors may make an Adverse Recommendation Change and terminate the Merger Agreement following receipt of a Superior Proposal if it determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law. The Board of Directors may not make an Adverse Recommendation Change based on a Superior Proposal unless:

•

Achillion promptly notifies Alexion, in writing at least four (4) business days before making an Adverse Recommendation Change (the “Notice Period”), of its intention to take such action with respect to a Superior Proposal;

•

Achillion attaches to such notice the most current version of the proposed agreement or a reasonably detailed summary of all material terms of any such Superior Proposal and the identity of the third party making the Superior Proposal;

•

Achillion negotiates in good faith with Alexion during the Notice Period to adjust the terms and conditions of the Merger Agreement, and, in the event that there is any material revision to the terms of a Superior Proposal, the Notice Period is extended to ensure that at least two (2) business days remains in the Notice Period after Achillion notifies Alexion of the material revision; and

•

the Board of Directors determines in good faith, after giving effect to the proposals made by Alexion during such period, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal remains a Superior Proposal and the failure to make the Adverse Recommendation Change or terminate the Merger Agreement would be inconsistent with the fiduciary duties of the Board of Directors under applicable law.

Further, the Board of Directors may, in response to a material fact, event, change, development or set of circumstances that was not known to the Board of Directors nor reasonably foreseeable by the Board of Directors as of or prior to October 15, 2019 (an “Intervening Event”) make an Adverse Recommendation Change if the Board of Directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to effect an Adverse Recommendation Change would be inconsistent with fiduciary duties. Achillion may not make an Adverse Recommendation Change based on an Intervening Event unless:

•

Achillion has provided to Alexion at least four (4) business days’ prior written notice advising Alexion that the Board of Directors intends to take such action and specifying the facts underlying the Board of Directors’ determination that an Intervening Event has occurred, and the reasons for the Adverse Recommendation Change, in reasonable detail; and

•

Achillion negotiates in good faith with Alexion during such Notice Period to amend the Merger Agreement in such a manner that obviates the need for an Adverse Recommendation Change as a result of the Intervening Event, if Alexion, in its discretion, proposes to make such adjustments. In the event that there are any material changes to the Intervening Event, the Notice Period will be extended, if applicable, to ensure that at least two (2) business days remains in the Notice Period subsequent to the time Achillion notifies Alexion of any such material revision.

The Merger Agreement does not prevent the Board of Directors from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal; however, any disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) will be deemed to be an Adverse Recommendation Change unless the Board of Directors expressly publicly reaffirms its Board Recommendation in such communication or within two (2) business days after requested to do so by Alexion.

Stockholder Meeting

Under the Merger Agreement, Achillion will establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as practicable after (i) the date on which the SEC confirms that it has no further comments on this proxy statement; or (ii) if the SEC has failed to affirmatively notify Achillion within ten (10) calendar days after the initial filing of this proxy statement, the eleventh (11th) day after such filing, for the purpose of (A) voting on the matters requiring stockholder approval; and (B) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to Achillion’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to Achillion’s executive officers in connection with the completion of the Merger. Unless the Board of Directors has effected an Adverse Recommendation Change in accordance with the section above, the Board of Directors will make the Board Recommendation and use its reasonable best efforts to obtain the affirmative vote of the holders of a majority of the outstanding shares of Achillion common stock voting to approve and adopt the Merger Agreement and the Merger (the “Stockholder Approval”).

If unable to obtain a quorum of its stockholders, Achillion may adjourn or postpone the date of the Special Meeting for up to ten (10) business days, and Achillion will use its reasonable best efforts during such period to obtain a quorum as soon as practicable. Achillion may delay, adjourn or postpone the Special Meeting to the extent it reasonably determines that such delay, adjournment or postponement is required by law or to comply with any order or request made by the SEC with respect to this proxy statement or otherwise.

Access to Information

From October 15, 2019 until the Effective Time, Achillion will give to Alexion and its representatives reasonable access to the offices, properties, books, records, contracts, governmental authorizations, documents, directors, officers and employees of Achillion during normal business hours, furnish to Alexion and its representatives such financial, tax and operating data and other information as such persons may reasonably request, and instruct its representatives to cooperate with Alexion and its representatives in its investigation. Achillion may restrict the foregoing access to the extent that any applicable law requires Achillion to restrict or prohibit access to any such properties or information or such disclosure would, based on the advice of such party’s counsel, result in a waiver of attorney-client privilege, work-product doctrine or any other privilege applicable to such information. Any investigation will be conducted in such manner as not to interfere unreasonably with the conduct of the business of Achillion.

Notice of Certain Events

In connection with the continuing operation of the business of Achillion between October 15, 2019 and the Effective Time, subject to applicable law, the executive officers of Achillion, including but not limited to the Chief Executive Officer, will consult in good faith on a regular basis with Alexion to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with Achillion, the status of ongoing operations and other matters reasonably requested by Alexion pursuant to procedures reasonably requested by Alexion. No such consultation will affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Merger Agreement.

Achillion will promptly notify Alexion of:

•	any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement;

•	any notice or other communication from any governmental authority in connection with the transactions contemplated by the Merger Agreement;

•

any proceeding commenced or, to the knowledge of Achillion, threatened against, relating to or involving or otherwise affecting Achillion that, if pending on October 15, 2019, would have been required to have been disclosed pursuant to the Merger Agreement or that relate to the consummation of the transactions contemplated by the Merger Agreement; and

•

any inaccuracy of any representation or warranty or breach of covenant or agreement contained in the Merger Agreement at any time during the term thereof that could reasonably be expected to cause the conditions to the obligations of Alexion and Merger Sub to consummate the Merger to not to be satisfied.

Employee Benefit Plan Matters

For a period of one (1) year following the Effective Time, Alexion will provide, or cause to be provided, to those employees of Achillion who are employed by Achillion as of immediately prior to the Effective Time and who continue to be actively employed by the Surviving Corporation (or any affiliate thereof) during such one (1) year period (the “Continuing Employees”) (i) base salary and base wages no less favorable than those provided to such Continuing Employees immediately prior to the execution of the Merger Agreement, (ii) short-term incentive compensation opportunities (excluding any equity-based compensation) no less favorable in the aggregate than those provided to such Continuing Employees immediately prior to the execution of the Merger Agreement and (iii) benefits (including severance benefits) no less favorable in the aggregate than those provided to such Continuing Employees immediately prior to the execution of the Merger Agreement.

Following the closing date, Alexion will use commercially reasonable efforts to cause the service of each Continuing Employee with Achillion and its ERISA affiliates prior to the closing date to be recognized for purposes of eligibility to participate, levels of benefits and vesting under parent benefit plans, excluding equity plans, in which any Continuing Employee is or becomes eligible to participate, subject to limitations.

From and after the closing date, with respect to parent benefit plans, excluding equity plans, that are “employee welfare benefit plans” as defined in Section 3(1) of ERISA in which any Continuing Employee is eligible to participate, Alexion will use reasonable efforts to cause each such plan to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements to the same extent they would not have applied or would have been waived under the corresponding Achillion benefit plan in which such Continuing Employee was a participant immediately prior to commencement of participation in the Alexion plan, with respect to long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of Alexion’s applicable insurance contracts in effect as of the closing date. Alexion will provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Alexion plan in satisfying any applicable co-payment or deductible requirements under such plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Achillion plan.

In the event that the closing occurs prior to Achillion paying annual cash incentives in respect of 2019, Alexion will pay to each Continuing Employee a cash bonus in respect of 2019 in an amount equal to the cash bonus amount payable under the applicable Achillion annual cash incentive plan or program based on the greater of target or actual level of achievement of the applicable performance criteria.

Effective as of the day immediately preceding the Effective Time, unless otherwise directed in writing by Alexion at least ten (10) business days prior to the Effective Time, Achillion take all actions necessary to effect the termination of the Achillion Pharmaceuticals, Inc. 401(k) Retirement Savings Plan and will provide Alexion evidence that the Achillion Pharmaceuticals, Inc. 401(k) Retirement Savings Plan has been terminated pursuant to an action by the Board of Directors. In the event that Alexion requests that the Achillion Pharmaceuticals, Inc. 401(k) Retirement Savings Plan be terminated, Alexion will offer participation in Alexion’s tax-qualified defined contribution plan not later than 120 days following the Effective Date to the Continuing Employees.

State Takeover Laws

If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover applicable law becomes or is deemed to be applicable to Achillion, Alexion, Merger Sub, the Merger or any other transaction contemplated by the Merger Agreement or the CVR Agreement, then each of Achillion, Alexion, Merger Sub, and their respective board of directors will grant such approvals and take such actions as are necessary so that the transactions may be consummated as promptly as practicable on the terms contemplated thereby.

CVR Agreement

At or prior to the Effective Time, Alexion will authorize and duly adopt, execute and deliver, and will ensure that a duly qualified rights agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such rights agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR). Alexion and Achillion will cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

Director and Officer Liability

For six (6) years after the Effective Time, Alexion will, or will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance and fiduciary liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by Achillion’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on October 15, 2019, subject to limitations.

From and after the Effective Time through the sixth anniversary of the Effective Time, Alexion will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Achillion pursuant to: (i) each indemnification agreement in effect between Achillion and any person who is now, or has been at any time prior to October 15, 2019, or who becomes prior to the Effective Time, a director or officer of Achillion; and (ii) any indemnification provision and any exculpation provision and advancement of expenses provision set forth in the certificate of incorporation or by-laws of Achillion as in effect on October 15, 2019.

Reasonable Best Efforts

Achillion and Alexion will use their reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental authorities and making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authorities, the delivery of required notices to, and the obtaining of required consents or waivers from, third parties and the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

Alexion and Achillion will provide as promptly as practicable to governmental antitrust authorities information and documents as necessary, proper or advisable to permit consummation of the transactions contemplated by the Merger Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any antitrust laws as promptly as practicable following October 15, 2019 (but in no event more than ten (10) business days from October 15, 2019 except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material and any additional consents and filings under any antitrust laws. Alexion and Achillion have agreed to make the necessary filings with the FTC and the Antitrust Division of the DOJ on November 12, 2019.

Alexion will not be obligated to litigate any proceeding brought by any governmental authority or appeal any order challenging the consummation of the transactions contemplated by the Merger Agreement, or seeking to obtain from Alexion any damages in connection therewith, or seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by Achillion, Alexion or any of their respective affiliates of their business, assets or any product or to require any such person to dispose of, license or enter into a consent decree or hold separate all or any portion of their business, assets or any product, in each case as a result of or in connection with any of the transactions contemplated by the Merger Agreement. Achillion will give Alexion the opportunity to participate in the defense of any proceeding against Achillion and/or its directors relating to the transactions contemplated by the Merger Agreement and will obtain the prior written consent of Alexion prior to settling or satisfying any such proceeding.

In connection with the receipt of any necessary governmental approvals or clearances (including under any antitrust law), nothing in the Merger Agreement will require Alexion or any of its subsidiaries to, nor will Achillion without the prior written consent of Alexion agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Alexion, any of its subsidiaries, or Achillion.

Subject to applicable law relating to the exchange of information, Achillion and Alexion and their respective counsel will have the right to review in advance, and to the extent practicable each will consult the other on, any filing made with, or written materials to be submitted to, any governmental authority in connection with the transactions contemplated by the Merger Agreement, promptly inform each other of any communication with any governmental antitrust authority and promptly furnish each other with copies of all communications between them or their subsidiaries or affiliates, on the one hand, and any governmental authority or its respective staff, on the other hand. Achillion and Alexion will, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion with any governmental authority in connection with the transactions contemplated by the Merger Agreement and to participate in the preparation for such discussion. Neither Alexion nor Achillion will, without prior written consent of the other: (i) withdraw its filing under the HSR Act or any other applicable foreign competition laws or (ii) commit to or agree with any governmental authority to stay, toll or extend any waiting period under the HSR Act or applicable foreign competition laws.

Conditions to the Closing of the Merger

The obligation of each party to consummate the Merger is subject to the satisfaction, at or prior to the closing of the Merger, of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of the stockholders;

•

the absence of any order or other action issued by a governmental authority having jurisdiction over any party to the Merger Agreement that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger and the absence of any applicable law that makes consummation of the Merger illegal or otherwise prohibited; and

•	the expiration or termination of the waiting period (and any extension thereof) applicable to the Merger under the HSR Act.

The obligation of Alexion and Merger Sub to consummate the Merger is subject to the satisfaction, at or prior to the closing of the Merger, of the following conditions:

•

the representations and warranties in the Merger Agreement relating to Achillion’s capitalization being true in all respects when made and as of immediately prior to the Effective Time as if made at and as of such time; provided that this condition will be deemed to be satisfied unless the failure of such representations and warranties to be so true would increase the aggregate Cash Merger Consideration by more than $1,000,000;

•

the representations and warranties relating to (i) Achillion’s corporate existence and power, (ii) Achillion’s corporate authority to enter into the Merger Agreement, (iii) compliance with Achillion’s certificate of incorporation and bylaws, (iv) the absence of any finder’s fee except with respect to Centerview and (v) Centerview’s fairness opinion, to the extent not qualified as to materiality or Company Material Adverse Effect, being true in all material respects, and to the extent so qualified being true in all respects as so qualified, when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any such representation or warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date);

•

the representations and warranties other than those in the above bullets, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, being true when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any such representations and warranties that are made only as of a specified date, which need only to be true as of such specified date); provided that such representations and warranties will be deemed true at any time unless the individual or aggregate impact of the failure to be so true would have or reasonably be expected to have a Company Material Adverse Effect; and Alexion having received a certificate signed on behalf of Achillion by a senior executive officer of Achillion to such effect;

•

Achillion having performed in all material respects its obligations under the agreement, and Alexion having received a certificate signed on behalf of Achillion by a senior executive officer of Achillion to such effect;

•	the absence of any instituted, pending or threatened proceeding initiated by any governmental authority, or instituted, pending or threatened any proceeding initiated by any other third party that has a reasonable likelihood of success, (i) challenging the consummation of the Merger or seeking to obtain material damages in connection therewith, (ii) seeking to restrain or prohibit Alexion’s ownership or operation of all or any material portion of the business, assets or products of Achillion or of Alexion and its subsidiaries, taken as a whole, or to compel Alexion or any of its affiliates to dispose of, license or hold separate all or any material portion of the business, assets or products of Achillion or of Alexion and its subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Alexion or any of its affiliates effectively to acquire, hold or exercise full rights of ownership of Achillion common stock or any shares of common stock of the Surviving Corporation, or (iv) seeking to require divestiture by Alexion, Merger Sub or any of Alexion’s other affiliates of any equity interests;

•	the absence of any order in effect that is reasonably likely to result, directly or indirectly, in any of the effects referred to in the immediately preceding clauses (i) through (iv); and

•	the absence of any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have a Company Material Adverse Effect.

The obligation of Achillion to consummate the Merger is subject to the satisfaction, at or prior to closing, of the following conditions:

•

the representations and warranties of Alexion and Merger Sub set forth in the Merger Agreement being true and correct, except where the failure of any such representation or warranty to be so true and correct would not constitute a Parent Material Adverse Effect, as of immediately prior to the Effective Time (except for any such representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), and Achillion having received a certificate signed on behalf of Alexion by a senior executive officer of Alexion to such effect;

•

Alexion and Merger Sub having performed in all material respects their respective obligations under the Merger Agreement, and Achillion having received a certificate signed on behalf of Alexion by a senior executive officer of Alexion such effect; and

•	the CVR Agreement being in full force and effect.

Termination of the Merger Agreement

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the closing (notwithstanding any approval of the Merger Agreement by the stockholders of Achillion):

•	by mutual written agreement of Achillion and Alexion;

•	by either Achillion or Alexion, if:

•

the Merger has not been consummated on or before April 15, 2020 (subject to possible extension as provided below, the “End Date”); provided that if the conditions to the completion of the Merger with respect to the HSR Act or other foreign competition laws have not been satisfied by the End Date (as it may be extended as described below), but all other conditions set forth in the Merger Agreement would be satisfied if the closing date were to occur on such date, then Alexion will be entitled to extend the End Date by a three (3)-month period by written notice to Achillion. In no event will the End Date be extended to a date that is later than January 15, 2021. The right to terminate the Merger Agreement on this basis will not be available to any party whose material breach of any provision of the Merger Agreement results in the failure of the Merger to be consummated by the End Date;

•	any governmental authority of competent jurisdiction has issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action has become final and nonappealable, or if there has been adopted any applicable law that makes consummation of the Merger illegal or otherwise prohibited. The right to terminate the Merger Agreement on this basis will not be available to any party whose material breach of the Merger Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, injunction, ruling or other action; or

•	stockholder approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Special Meeting (or any adjournment or postponement thereof);

•	by Alexion:

•	if an Adverse Recommendation Change has occurred;

•	if Achillion has entered into a definitive agreement (other than a confidentiality agreement) relating to any Acquisition Proposal;

•	if Achillion or any of its representatives have willfully and materially breached any of its obligations related to solicitation of Acquisition Proposals; or

•

in the event of a material breach of any covenant, agreement, representation or warranty contained in the Merger Agreement on the part of Achillion such that the closing conditions would not be satisfied as of the time of such breach; provided however, that in the event that any such breach is curable by Achillion through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) calendar days, then Alexion will not be permitted to terminate the Merger Agreement on this basis until the earlier to occur of the expiration of a thirty (30) calendar day period after delivery of written notice from Alexion to Achillion of such breach; provided that Alexion may not terminate the Merger Agreement on this basis if Alexion or Merger Sub is then in material breach of any representation, warranty, covenant or obligations under the Merger Agreement; or

•	by Achillion:

•

if prior to the Stockholder Approval, the Board of Directors authorizes Achillion, in compliance with the terms of the Merger Agreement, to enter into a binding definitive agreement in respect of a Superior Proposal with a third party; provided that Achillion has paid the termination fee due pursuant to the Merger Agreement in accordance with the terms specified therein; provided, further that, in the event of such termination, Achillion substantially concurrently enters into such binding definitive agreement; or

•

in the event of a material breach of any covenant, agreement, representation or warranty contained in the Merger Agreement on the part of Alexion and Merger Sub; provided that, in the event that any such breach is curable by Alexion or Merger Sub through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then Achillion will not be permitted to terminate the Merger Agreement on this basis until the earlier to occur of the expiration of a thirty (30) calendar day period after delivery of written notice from Achillion to Alexion of such breach; provided, further, that Achillion may not terminate the Merger Agreement on this basis if Achillion is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement.

The party desiring to terminate the Merger Agreement (other than by mutual written agreement of the parties) must give written notice of such termination to each other party.

Effect of Termination

If the Merger Agreement is terminated as described above, it will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party to the Merger Agreement; provided that no such termination will relieve any party to the Merger Agreement of any liability for damages resulting from any willful or intentional breach of the Merger Agreement. The provisions of Merger Agreement relating to the Confidentiality Agreement, the effect of termination, expenses, assignment, governing law, jurisdiction and waiver of jury trial and the Confidentiality Agreement will survive any termination of the Merger Agreement.

Termination Fee

Achillion will pay Alexion a termination fee in an amount of $20,000,000 if the Merger Agreement is terminated in the following circumstances:

•

if the Merger Agreement is terminated by Alexion because the Board of Directors effected an Adverse Recommendation Change or Achillion entered into a definitive agreement (other than a confidentiality agreement) relating to an Acquisition Proposal;

•	if the Merger Agreement is terminated by Achillion because the Board of Directors authorized Achillion to enter into a binding definitive agreement in respect of a Superior Proposal;

•

if the Merger Agreement is terminated due to failure to close on or before the End Date or failure to obtain the Stockholder Approval, and prior to such termination or the Special Meeting, an Acquisition Proposal has been publicly announced and not publicly withdrawn, and within twelve (12) months following the date of such termination, Achillion has entered into a definitive agreement with respect to, recommended to its stockholders or consummated a transaction contemplated by such Acquisition Proposal; or

•

if Achillion or any of its representatives willfully and materially breach any of its obligations with respect to non-solicitation, and within twelve (12) months following the date of such termination, Achillion has entered into a definitive agreement with respect to, recommended to its stockholders or consummated, a transaction contemplated by any Acquisition Proposal;

In the event that the Merger Agreement is terminated whereby the termination fee is payable by Achillion to Alexion pursuant to the scenarios above, the termination fee will be the sole and exclusive remedy of Alexion, Merger Sub or any of their respective affiliates against Achillion and any of its respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform; and upon payment of such amount(s), none of Company Related Parties will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby, other than with respect to claims for, arising out of or in connection with willful and material breach of the Merger Agreement.

Reverse Termination Fee

If the Merger Agreement is terminated by Alexion or Achillion because the Merger has not been consummated on or before the End Date or because a governmental authority has issued a final order prohibiting consummation of the Merger, provided that in either case, at the time of such termination, approval under the HSR Act or any applicable foreign competition laws has not been obtained, and the failure to obtain such approval did not result from any material breach by Achillion of any covenant or obligation set forth in the Merger Agreement, then, in either such event, Alexion will pay to Achillion a reverse termination fee in an amount equal to:

•	$30,000,000 if the Merger Agreement is terminated prior to April 15, 2020;

•	$40,000,000 if Alexion has extended the end date and the Merger Agreement is terminated after April 15, 2020 but on or prior to the July 15, 2020;

•	$50,000,000 if Alexion has extended the end date twice and the Merger Agreement is terminated after July 15, 2020 but on or prior to October 15, 2020; or

•	$60,000,000 if Alexion has extended the end date three (3) times and the Merger Agreement is terminated after October 15, 2020.

The payment by Alexion of the reverse termination fee will be the sole and exclusive remedy of Achillion in the event of termination of the Merger Agreement under circumstances requiring the payment of the reverse termination fee, other than with respect to claims for, arising out of or in connection with willful and material breach of the Merger Agreement.

Miscellaneous

Expenses

Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense. Alexion will pay all filing fees payable pursuant to the HSR Act or any foreign competition laws; provided, that if the Merger Agreement is terminated (other than by Achillion on the basis of a material breach by Alexion), Achillion will promptly thereafter reimburse Alexion for one-half of all such filing fees paid by Alexion.

Amendments and Waivers

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is duly executed and delivered, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, without the further approval of Achillion’s stockholders, no such amendment or waiver will be made or given after the Stockholder Approval that requires the approval of the stockholders of Achillion under Delaware law unless the required further approval is obtained.

Governing Law

The Merger Agreement is governed by Delaware law.

Specific Performance

Under the Merger Agreement, the parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of the Merger Agreement in accordance with its specified terms or otherwise breach such provisions. In the event of any breach or threatened breach by Alexion or Merger Sub, on the one hand, or Achillion, on the other hand, of any covenant or obligation of such party contained in the Merger Agreement, the other party will be entitled to, and the other party will not oppose (on the basis that the other party has an adequate remedy at law), in addition to any monetary remedy or damages and without proof of damages or otherwise: a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and an injunction or other equitable relief restraining such breach or threatened breach. The parties also agree that the right of specific performance is an integral part of the Merger and the other transactions contemplated by the Merger Agreement and without that right, neither Achillion nor Alexion would have entered into the Merger Agreement. The parties agree that any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

Explanatory Note Regarding the Form of Contingent Value Rights Agreement

The following summary describes the material provisions of the CVR Agreement. Achillion and Alexion have agreed in the Merger Agreement that Alexion will enter into the CVR Agreement with a rights agent at or prior to the closing of the Merger, subject to such changes thereto as permitted under the Merger Agreement and the CVR Agreement.

The descriptions of the CVR Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the CVR Agreement, a copy of which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference. We encourage you to read the CVR Agreement carefully and in its entirety because this summary may not contain all the information about the CVR Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the CVR Agreement and not by this summary or any other information contained in this proxy statement.

Contingent Value Rights

Each CVR represents the right of its holders to receive contingent cash payments pursuant to the CVR Agreement. The initial holders will be the (i) holders of shares (other than dissenting share)s immediately prior to the Effective Time and (ii) holders of Company Stock Options immediately prior to the Effective Time whose Company Stock Options are converted into the right to receive the Cash Merger Consideration pursuant to Section 2.06 of the Merger Agreement (as described under the caption “— The Merger Agreement, Treatment of Equity Awards”).

The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Alexion, Achillion, the Surviving Corporation or any of their respective affiliates.

Milestone Payments

While no guarantee can be given that any proceeds will be received, each CVR represents the right to receive the following contingent cash payments:

•

$1.00 upon the earlier of (i) first dosing of the first patient with a pharmaceutical product containing ACH-5228 in the first Phase III clinical trial, (ii) the Conversion Date (defined in the CVR Agreement as the date when the first action specified in the protocol for the corresponding Adaptive Trial (as defined in the CVR Agreement) is taken following the decision to modify such Adaptive Trial to proceed as a Phase III clinical trial) for the first Converted Trial (as defined in the CVR Agreement) of any pharmaceutical product containing ACH-5228, and (iii) the first submission of a new drug application to market and sell any pharmaceutical product containing ACH-5228 in the United States (the “Clinical Trial Milestone”), in each case, prior to the fourth (4th) anniversary of the Effective Time (the “Clinical Trial Milestone Period”); and

•

$1.00 upon Alexion’s first receipt of approval by the FDA of a new drug application which approval grants Alexion the right to market and sell a pharmaceutical product containing ACH-4471 (danicopan) in the United States (the “Regulatory Approval Milestone”) prior to the date that is fifty-four (54) months after Effective Time (the “Regulatory Approval Milestone Period”). Such payments will be made on or prior to the date that is fifteen (15) business days following the achievement of the Clinical Trial Milestone or the Regulatory Approval Milestone, as applicable (the “Milestone Payment Date”).

Non-Transferability

The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of other than under the following specified circumstances (each, a “Permitted Transfer”):

•	upon death of a holder by will or intestacy;

•	by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee,

•	pursuant to a court order;

•

by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or

•

in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by The Depository Trust Company (“DTC”).

Every request to transfer CVRs must be in writing in accordance with the CVR Agreement.

Evidence of CVR; Registration

The CVRs will not be evidenced by a certificate or other instruments. The rights agent will keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers. The CVR Register will initially show one (1) position for Cede & Co. representing all Shares held by DTC on behalf of street name holders held by such holders as of immediately prior to the Effective Time. In the case of holders of In the Money Options, the CVRs will be registered in the names and addresses of such holder of In the Money Options and in a denomination equal to the number of shares subject to the outstanding number of shares underlying the outstanding In the Money Options held by such holder of In the Money Options immediately prior to the Effective Time, and, in each case, as set forth in a schedule delivered by Achillion to Alexion. Except as otherwise provided in the CVR Agreement, once registered on the CVR Register, such holders of In the Money Options will be deemed CVR holders and entitled to all rights, and privileges and subject to all obligations under the CVR Agreement. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Alexion and will entitle the transferee to the same benefits and rights under the CVR Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with the CVR Agreement.

A holder may make a written request to the rights agent to change such holder’s address of record in the CVR Register. The written request must be duly executed by the holder. Upon receipt of such written notice, the rights agent will, subject to its reasonable determination that the written notice is in proper form, promptly record the change of address in the CVR Register.

Payment Procedures

If the Clinical Trial Milestone occurs during the Clinical Trial Milestone Period, or if the Regulatory Approval Milestone occurs within the Regulatory Approval Milestone Period, then, in each case, on the applicable Milestone Payment Date, Alexion will deliver to the rights agent (i) a “Milestone Achievement Certificate” certifying the date of the satisfaction of the milestone and that the holders are entitled to receive $1.00 per CVR and (ii) a wire transfer of dollars in immediately available funds to an account designated by the rights agent, in the aggregate amount equal to the number of CVRs (as reflected in the CVR Register) then outstanding multiplied by $1.00 (the “Aggregate Clinical Trial Milestone Payment” or the “Aggregate Regulatory Approval Milestone Payment”), as applicable. In the case of the aggregate amount payable to all holders of In the Money Options, Alexion may elect to pay such amount directly to the Surviving Corporation. After receipt of the wire transfer, the rights agent will promptly (and in any event, within five (5) business days) pay the CVR holders of record:

•	by one (1) lump sum wire payment to DTC for any holder who is a former street name holder of shares;

•	by one (1) lump sum wire payment to the Surviving Corporation for all holders of In the Money Options (unless Alexion has paid such amount itself to the Surviving Corporation); and

•

for all other holders, by check mailed, first-class postage prepaid, to the address of each holder set forth in the CVR Register or by other method of delivery as specified by the applicable holder in writing to the rights agent (such amounts together, an amount in cash equal to Aggregate Clinical Trial Milestone Payment or Aggregate Regulatory Approval Milestone Payment, as applicable).

The rights agent will hold the Aggregate Clinical Trial Milestone Payment or Aggregate Regulatory Approval Milestone Payment, as applicable, in a non-interest bearing account until such payment is made. Each of Alexion and the rights agent may require payment, from any holder of CVR and any transferee of such holder, of a sum sufficient to cover any stamp or other tax or other charge of any nature whatsoever that is imposed by a governmental authority or taxing authority in connection with any such registration of transfer. Each of Alexion and the rights agent will have no duty or obligation to take any action under any section of the CVR Agreement that requires the payment by a holder or a transferee of a CVR of applicable taxes or charges unless and until each of Alexion and the rights agent is satisfied that all such taxes or charges have been paid by such holder or such transferee.

Tax Withholding

Except in respect of the CVRs corresponding to In the Money Options (which such CVRs will be subject to the tax withholding provisions set forth in the Merger Agreement), Alexion and the rights agent will be entitled to deduct and withhold from either of the milestone payments, if payable, such amounts as may be required to be deducted and withheld with respect to the applicable milestone payment or CVR under the Internal Revenue Code, and the rules and regulations thereunder, or any other applicable provision of state, local or foreign law relating to taxes, as may be reasonably determined by Alexion or the rights agent. Prior to making any such deduction or withholding, other than ordinary course payroll withholding and reporting, if applicable, Alexion or the rights agent, as applicable, will solicit IRS Form W-9 or IRS Form W-8, or any other appropriate forms or information from each holder in order to avoid or reduce such deduction and withholding, and the milestone payment may be reasonably delayed in order to gather such forms or information. Any amounts so deducted and withheld will be timely remitted over to the relevant governmental authorities. To the extent such amounts are so deducted and withheld and timely remitted to the relevant governmental authorities, such amounts will be treated for all purposes under the CVR Agreement as having been paid to the person to whom such amounts would otherwise have been paid. As required by applicable law, Alexion or the rights agent, as applicable, will deliver to the person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable evidence of such withholding.

Undistributed Payments; Imputed Interest

Any portion of any milestone payment that remains undistributed to the holders twelve (12) months after the date of the applicable Milestone Achievement Certificate will be delivered by the rights agent to Alexion, upon demand, and any holder will thereafter look only to Alexion for payment of such milestone payment, without interest, but such holder will have no greater rights against Alexion than those accorded to general unsecured creditors of Alexion under applicable law.

Neither Alexion nor the rights agent will be liable to any person in respect of any milestone payment delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar law. Alexion will indemnify and hold harmless the rights agent with respect to any liability, penalty, cost or expense the rights agent may incur or be subject to in connection with transferring such property to Alexion.

Except to the extent any portion of the milestone payment is required to be treated as imputed interest and except as otherwise required pursuant to applicable law, the parties to the CVR Agreement intend to treat the milestone payments payable with respect to shares for all tax purposes as consideration for the shares, pursuant to the Merger Agreement. Alexion will, and will cause the Surviving Corporation to, report imputed interest on the CVRs as required by applicable law.

Enforcement of Rights of Holders

Any actions seeking the enforcement of the rights of holders under the CVR Agreement may only be brought either by the rights agent or the holders of at least the majority of the outstanding CVRs as set forth in the CVR Register (the “Majority Holders”).

Rights Agent

The rights agent will be one that is mutually agreeable to Achillion and Alexion. Alexion will (i) pay the rights agent compensation for its services, (ii) reimburse it for all reasonable and documented expenses, and (iii) indemnify it against claims arising out of or in connection with its duties under the form of CVR agreement, except to the extent resulting from the rights agent’s gross negligence, bad faith or willful or intentional misconduct.

The rights agent may resign at any time by notifying Alexion in writing at least thirty (30) days before the resignation takes effect and Alexion may remove the rights agent at any time by board resolution by notifying the rights agent in writing at least thirty (30) days before the removal takes effect, by specifying a date when such removal will take effect. However, the resignation or removal will not become effective until the Alexion board of directors appoints a successor rights agent by board resolution.

Covenants by Alexion

Among other things, the CVR Agreement provides for certain covenants made by Alexion.

List of Holders

Alexion will furnish to the rights agent, in no event later than ten (10) business days following the Effective Time, the names and addresses of the holders in such form as set forth in the CVR Agreement.

Payment of Milestone Payment

Alexion will duly deposit with the rights agent, on or prior to the Milestone Payment Date, the applicable milestone payment to be made to the holders in accordance with the terms of the CVR Agreement. Such amounts will be considered paid on the Milestone Payment Date if on such date the rights agent has received in accordance with the CVR Agreement money sufficient to pay all such amounts then due.

Assignment Transactions

Alexion will not, and will cause its affiliates, including the Surviving Corporation, not to, consummate any Assignment Transaction (as defined below) unless:

•

such transaction is an Assignment Transaction pursuant to which a third party is (a) assigned, or exclusively licensed for any and all uses, all intellectual property necessary or useful for the development or commercialization of any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228 or (b) assigned all or substantially all of the assets used or held for use in connection with any pharmaceutical product containing ACH-4471(danicopan) or ACH-5228 (each a “Program Transaction”);

•

the acquiror is a pharmaceutical or biotechnology company with (1) substantial experience in conducting clinical development of, and filing for and obtaining approval in accordance with all applicable laws to place on the market and sell in the United States, pharmaceutical products for human use and (2) a development, regulatory and scientific infrastructure, that is at least reasonably comparable to that of Alexion and its affiliates;

•

the acquiror expressly assumes in writing all of Alexion’s and its affiliates’ obligations under the CVR Agreement with respect to any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228, as applicable, by an assumption agreement, executed and delivered to the rights agent, in form attached as Annex A to the CVR Agreement; and

•

Alexion has delivered to the rights agent an officer’s certificate stating that such transaction complies with the above requirements and all conditions precedent in the CVR Agreement related to such transaction have been complied with.

Notwithstanding the above, Alexion may, in its sole discretion and without the consent of any other party, consummate any Change in Control (as defined below); provided that Alexion or the Surviving Corporation, as applicable, will cause the person acquiring Alexion to expressly assume in writing Alexion’s and the Surviving Corporation’s (as applicable) obligations, duties and covenants under the CVR Agreement. No later than five (5) business days prior to the consummation of any Change in Control, Alexion will deliver to the rights agent an officer’s certificate, stating that such Change in Control complies with these requirements and that all conditions precedent in the CVR Agreement relating to such transaction have been satisfied.

For purposes of this proxy statement and the CVR Agreement, “Assignment Transaction” means any transaction (including a sale of assets, spin-off, split-off or licensing transaction), other than (x) a merger or consolidation involving Alexion in which Alexion is not the surviving entity, (y) any transaction involving Alexion in which Alexion is the surviving entity but in which the stockholders of Alexion immediately prior to such transaction own less than fifty percent (50%) of Alexion’s voting power immediately after the transaction or (z) any sale of all or substantially all of Alexion’s assets (each a “Change in Control”), pursuant to which (a) any rights of Alexion or any of its affiliates (including intellectual property rights) (i) necessary for the development or commercialization of any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228 or (ii) useful for the development or commercialization of any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228 (other than, in the case of any useful but not necessary rights, to the extent that the applicable transaction would not reasonably be expected to result in a material delay in achievement of any of the milestones) or (b) all or substantially all of the assets used or held for use in connection with any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228, in each case (in respect of the foregoing (a) and (b)) are, directly or indirectly, disposed of, sold, licensed, assigned, conveyed, or transferred to or acquired by any person other than by Alexion or any of Alexion’s direct or indirect wholly-owned subsidiaries. An “Assignment Transaction” will not apply to (a) sales of any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228 made by Alexion or its affiliates to distributors in the ordinary course, or ordinary course licensing arrangements between Alexion and its affiliates, on the one hand, and third party distributors, contract research organizations or contract manufacturers on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing and selling any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228, in each case, on Alexion’s or its affiliates’ behalf and (b) licenses granted by Alexion or its affiliates so long as Alexion and its affiliates retain any and all necessary rights and useful rights (other than, in the case of any useful but not necessary rights, to the extent that the applicable license would not reasonably be expected to result in a material delay in achievement of any of the milestones) to develop and obtain approval by the FDA and any other applicable regulatory authority to market and sell any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228. For purposes of this definition, any delay that reasonably would be expected to result in failure to achieve any of the milestones will be deemed to be a “material delay.”

Commercially Reasonable Efforts

During each milestone period, Alexion (and its successors and assigns) will, and will cause its (and their) affiliates to, use Commercially Reasonable Efforts (as defined below) to achieve the milestones. Notwithstanding the foregoing, Alexion will have no obligation to develop any pharmaceutical product containing ACH-5228 in any indication other than paroxysmal nocturnal hemoglobinuria.

For purposes of this proxy statement and the CVR Agreement, “Commercially Reasonable Efforts” means, with respect to any pharmaceutical products containing ACH-4471 (danicopan) or ACH-5228, using such efforts and resources typically used by Alexion for the development and commercialization of similar products at similar development stages taking into account, as applicable, any pharmaceutical product containing ACH-4471’s (danicopan’s) or ACH-5228’s advantages and disadvantages, product profile, efficacy, safety, toxicity, tolerability, regulatory authority-approved labeling and pricing, the competitiveness of alternative products in the marketplace or under development, the current or future status as an orphan product, the patent coverage and proprietary position of such product, the likelihood of development success or regulatory approval, the regulatory structure involved, the anticipated profitability of such product, and other relevant scientific, technical and commercial factors typically considered in good faith by Alexion in connection with such similar products. Commercially Reasonable Efforts does not mean that either of Alexion or any of its affiliates guarantee either of the milestones will be achieved or that either of the milestones will be achieved by a specific date, and the fact that a milestone is not actually achieved is not, in and of itself, dispositive evidence that Alexion or any of its affiliates did not in fact utilize its Commercially Reasonable Efforts in attempting to achieve such milestone. The application of Commercially Reasonable Efforts will not necessarily require Alexion to disadvantage any particular currently available competing products or products currently under development by Alexion or any of its affiliates or which may in the future enter development by Alexion or any of its affiliates, the success of which may reduce the prospects of achieving the relevant milestone. Any payments payable under the CVR Agreement, including milestone payments, may not be taken into account in determining Commercially Reasonable Efforts.

Other Covenants

Alexion will not enter into any agreement with any third party that is, or otherwise take any actions or inactions, in conflict with the CVR Agreement in any material respect or adversely affect the performance of its obligations under the CVR Agreement.

Alexion agrees that its development and regulatory activities in connection with any pharmaceutical product containing ACH-4471 (danicopan) or ACH-5228 will be carried out in compliance with all applicable laws in all material respects.

Amendments

Amendments without the Consent of Holders

Without the consent of any holders or the rights agent, Alexion, when authorized by a board resolution, at any time and from time to time, may enter into one or more amendments to the CVR Agreement, for any of the following purposes:

•	to evidence the succession of another person as a successor rights agent and the assumption by any such successor of the covenants and obligations of the rights agent in the CVR Agreement;

•

to add to the covenants of Alexion such further covenants, restrictions, conditions or provisions as Alexion shall consider to be reasonably necessary or desirable for the protection of the holders; provided that, in each case, such provisions do not materially adversely affect the interests of the holders;

•

to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the CVR Agreement; provided that, in each case, such provisions do not materially adversely affect the interests of the holders;

•

as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws; provided that, such amendments do not materially adversely affect the interests of the holders;

•	to reduce the number of CVRs, in the event any holder agrees to renounce such holder’s rights under the CVR Agreement;

•

subject to the CVR Agreement’s restrictions on Assignment Transactions, to evidence the succession of another person to Alexion and the assumption by any such successor of the covenants of Alexion contained in the CVR Agreement;

•	to evidence the assignment of the CVR Agreement by Alexion as provided in the provisions of the CVR Agreement that relate to Assignment Transactions; or

•

any other amendment to the CVR Agreement that would provide any additional rights or benefits to the holders or that does not materially adversely affect the legal rights under the CVR Agreement of any such holder.

Promptly after the execution by Alexion of any amendment pursuant to the conditions bulleted above, Alexion will deliver to the rights agent pursuant to the notice provisions in the CVR Agreement and will mail (or cause the rights agent to mail) a notice thereof by first class mail to the holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Amendments with the Consent of Holders

With the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the holders, Alexion, when authorized by a board resolution, and the rights agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of the CVR Agreement, even if such addition, elimination or change is materially adverse to the interest of the holders. Promptly after the execution by Alexion and the rights agent of any such amendment, Alexion will mail (or cause the rights agent to mail) a notice thereof by first class mail to the holders at their addresses as they appear on the CVR Register, setting forth such amendment.

In executing any amendment permitted by the CVR Agreement with or without the consent of holders, the rights agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel stating that the execution of such amendment is authorized or permitted by the CVR Agreement. The rights agent may, but is not obligated to, enter into any such amendment that affects the rights agent’s own rights, privileges, covenants or duties under the CVR Agreement or otherwise.

Termination

The CVR Agreement will be terminated upon the earlier to occur of (a) the payment by the rights agent to each holder of both milestone payments required to be paid under the terms of the CVR Agreement, (b) the delivery of a written notice of termination duly executed by Alexion and the Majority Holders and (c) the expiration of both milestone periods. The termination of the CVR Agreement will not affect or limit the right to receive the milestone payments to the extent earned prior to termination, and the provisions applicable thereto will survive the expiration or termination of the CVR Agreement.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NASDAQ under the symbol “ACHN.” As of [●], 20[●], there were [●] shares of common stock outstanding, held by approximately [●] stockholders of record. We have never declared or paid any cash dividends on our common stock.

The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High		Low
Fiscal Year 2019 — Quarter Ended
December 31 (through [●], 2019)	$	[●]	$	[●]
September 30		5.03		2.35
June 30		3.48		2.64
March 31		3.30		1.54
Fiscal Year 2018 — Quarter Ended
December 31		$3.98		$1.29
September 30		3.86		2.33
June 30		3.93		2.67
March 31		4.34		2.58
Fiscal Year 2017 — Quarter Ended
December 31		$4.82		$2.69
September 30		5.66		3.54
June 30		5.17		3.15
March 31		4.74		3.71
Fiscal Year 2016 — Quarter Ended
December 31		$8.25		$3.78
September 30		9.49		7.36
June 30		10.06		7.48
March 31		10.66		5.57

The closing sale price for our common stock on October 15, 2019, which was the last trading day before the merger was publicly announced, was $3.65 per share. On [●], 20[●], the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $[●] per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of [●], 20[●] by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through [●], 20[●].

The percentage ownership is based upon [●] shares of common stock outstanding as of [●], 20[●].

For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty (60) days of [●], 20[●] and common stock subject to restricted stock unit awards or stock appreciation rights that will vest within sixty (60) days of [●], 20[●] to be outstanding and to be beneficially owned by the person holding the options, warrants, restricted stock unit award or stock appreciation rights for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
RTW Investments, LP(1) 412 West 15th Street, Floor 9 New York, NY 10011	13,749,383	[9.82	]%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	12,101,177	[8.64	]%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	8,617,525	[6.15	]%

Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	7,442,477	[5.31	]%

Directors and Named Executive Officers
Jason Fisherman, M.D.(5)	344,250	*
Kurt Graves(6)	340,459	*
Michael D. Kishbauch(7)	169,000	*
David I. Scheer(8)	355,999	*
Robert L. Van Nostrand(9)	292,750	*
Frank Verwiel, M.D.(10)	142,750	*
Nicole Vitullo(11)	3,707,722	[2.64	]%
Paul Firuta(12)	125,000	*
Anthony Gibney(13)	156,250	*
Joseph Truitt(14)	1,356,890	*
Steven Zelenkofske(15)	156,250	*
Brian Di Donato(16)	62,500	*
All current directors and executive officers as a group (13 individuals)(17)	7,502,319	[5.21	]%

*	Represents holdings of less than one percent of our outstanding stock.
(1)

Consists of 12,792,049 shares of common stock held by RTW Master Fund, Ltd. and shares of common stock held by one or more other funds (together the “Funds”), which are managed by RTW Investments, LP (the “Adviser”). The Adviser, in its capacity as the investment manager of the Funds, has the power to vote and the power to direct the disposition of all shares held by the Funds. Accordingly, the Adviser may be deemed to beneficially own an aggregate of 13,749,383 shares. Roderick Wong is the Managing Partner of the Adviser. Each of RTW Master Fund, Ltd., the Funds, the Adviser and Roderick Wong disclaims beneficial ownership of the such shares except to the extent of any pecuniary interest therein. This information is from a Schedule 13G/A filed on February 14, 2019.
(2)

Consists of 12,101,177 shares of common stock held by BlackRock, Inc., which has sole voting power with respect to 11,746,050 shares and sole dispositive power with respect to 12,101,177 shares. This information is from a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2019.

(3)

Consists of 8,617,525 shares of common stock held by The Vanguard Group, Inc. (“The Vanguard Group”), which has sole dispositive power with respect to 8,488,811 shares and shared dispositive power with respect to 128,714 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 122,833 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 20,528 shares as a result of its serving as investment manager of Australian investment offerings. This information is from a Schedule 13G/A filed by the Vanguard group on February 11, 2019.

(4)

Consists of 7,442,477 shares of common stock held by Dimensional Fund Advisors LP, which has sole dispositive power with respect to 7,442,477 shares and sole voting power with respect to 6,976,138 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or subadviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimension Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimension Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Achillion that are owned by the Dimension Funds and may be deemed to be the beneficial owner of the shares of Achillion held by the Dimension Funds. However, all securities reported are owned by the Dimension Funds. Dimensional disclaims beneficial ownership of such securities. This information is from a Schedule 13G filed on February 8, 2019.

(5)	Includes stock options to purchase 272,750 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(6)	Includes stock options to purchase 317,750 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(7)	Consists of stock options to purchase 169,000 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(8)

Includes stock options to purchase 272,750 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●] held by David Scheer and 63,249 shares of common stock held by Scheer Investment Holdings III, LLC. Mr. Scheer, a director of Achillion, is the Managing Member of Scheer Investment Holdings III, LLC. As such, he may be deemed to have sole or shared voting and investment power with respect to the shares held by Scheer Investment Holdings III, LLC. Mr. Scheer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(9)	Includes stock options to purchase 272,750 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(10)	Consists of stock options to purchase 142,750 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(11)

Consists of 3,393,382 shares of common stock held by Domain Partners VIII, L.P., 25,159 shares of common stock held by DP VIII Associates, L.P., as well as 36,431 shares of common stock and stock options to purchase 252,750 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●] held by Nicole Vitullo. Nicole Vitullo, a director of Achillion, is a Managing Member of Domain Associates, LLC. Ms. Vitullo may be deemed to have sole or shared voting and investment power with respect to the shares held by Domain Associates, LLC. Ms. Vitullo disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(12)	Consists of stock options to purchase 125,000 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(13)	Consists of stock options to purchase 156,250 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(14)	Includes stock options to purchase 1,353,390 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(15)	Consists of stock options to purchase 156,250 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(16)	Consists of stock options to purchase 62,500 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●].
(17)

Includes stock options to purchase 3,843,889 shares of our common stock currently exercisable or exercisable within 60 days of [●], 20[●]. None of the securities held by our current officers and directors are pledged.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Achillion. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Achillion will hold an annual meeting in 2020 only if the Merger has not already been completed.

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2020 annual meeting of stockholders, if held, may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in Achillion’s proxy materials, stockholder proposals must be received at our principal executive offices not later than December 17, 2019 for inclusion in the proxy statement in accordance with Rule 14a-8 for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with Rule 14a-8. The required notice must be in writing and received by our Corporate Secretary, Martha E. Manning, Esq., at our principal offices not later than March 1, 2020 or earlier than January 31, 2020. Our by-laws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to the Board of Directors, to be properly presented at the 2020 Annual Meeting of Stockholders.

A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Corporate Secretary, Martha E. Manning, Esq., Achillion Pharmaceuticals, Inc., 1777 Sentry Parkway West, VEVA Building #14 Suite 200, Blue Bell, Pennsylvania 19422. A current copy of our bylaws also is filed with the SEC and available at www.sec.gov and www.achillion.com.

WHERE YOU CAN FIND MORE INFORMATION

Achillion files annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at its public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Achillion Pharmaceuticals, Inc.

Attention: Martha E. Manning, Esq., Corporate Secretary

1777 Sentry Parkway West, VEVA Building #14 Suite 200

Blue Bell, Pennsylvania 19422

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through our website at www.achillion.com.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call:

Toll-Free at (888) 750-5834 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks & Brokers May Call Collect: (212) 750-5833

MISCELLANEOUS

Achillion has supplied all information relating to Achillion, and Alexion has supplied, and Achillion has not independently verified, all of the information relating to Alexion and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement and the annexes to this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 20[●]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

October 15, 2019

among

Achillion Pharmaceuticals, Inc.,

Alexion Pharmaceuticals, Inc.,

and

Beagle Merger Sub, Inc.

A-i

A-ii

Section 9.11.	Severability	A-51
Section 9.12.	Specific Performance	A-51
Section 9.13.	Disclosure Schedule	A-51
Section 9.14.	Rules of Construction	A-52

Exhibit A	–	Form of Amended and Restated Certificate of Incorporation of Surviving Corporation
Exhibit B	–	Form of CVR Agreement
Exhibit C	–	Form of General Release
Exhibit D	–	Form of Non-Competition Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 15, 2019, among Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Beagle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

WHEREAS, the board of directors of the Company has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the merger of Merger Subsidiary with and into the Company, with the Company being the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its Subsidiaries) and (iii) resolved to recommend that the Company’s stockholders approve the adoption of this Agreement;

WHEREAS, each of the boards of directors of Parent and Merger Subsidiary has (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein and (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, Parent and Merger Subsidiary, respectively;

WHEREAS, Parent, as the sole stockholder of Merger Subsidiary, shall, on the date hereof immediately following execution and delivery of this Agreement, adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger;

WHEREAS, subject to the terms and conditions of this Agreement, at or prior to the Effective Time (as defined below), Parent and a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit B (subject to changes permitted by Section 6.09) (the “CVR Agreement”); and

WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Person, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company, (iii) any sale, exchange, transfer, license (other than licenses in the ordinary course of business), or other disposition of 15% or more of the consolidated assets of the Company (measured by the lesser of book or fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company, the business of which accounts for 15% or more of the consolidated net revenues, net income or assets of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations, decrees or orders designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Applicable Law” means, with respect to any Person, any Law that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the date of Closing (as defined below).

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 401(k) Plan” means the Achillion Pharmaceuticals, Inc. 401(k) Retirement Savings Plan.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2018 and the footnotes thereto set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018.

“Company Balance Sheet Date” means December 31, 2018.

“Company Board” means the Board of Directors of the Company. For purposes of this Agreement, unless otherwise specifically provided for herein, any determination or action by the Company Board shall be a determination or action approved by the greater of a majority of the entire number of directors or the number of directors required to approve such action at a meeting duly called and held at which all members of the Company Board were present and voting.

“Company Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Compensatory Award” means any Company Stock Option or other equity-based award denominated in shares of Company Common Stock.

“Company IP” means any and all Intellectual Property that is owned by, purported to be owned by, or exclusively licensed to the Company, or has been used, is used or is held for use in the business of the Company as previously conducted, currently conducted or as currently proposed to be conducted.

“Company Material Adverse Effect” means (A) any effect, change, event or occurrence that would or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company, or (B) any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or delay the Company’s ability to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner on the terms set forth herein, excluding in the case of clause (A) above, any such material adverse effect resulting from or arising out of (i) the announcement, pendency or performance of the Merger (including any loss of or adverse change in the relationship of the Company with its employees, customers, partners or suppliers related thereto), (ii) any change in the market price or trading volume of the Company Common Stock or change in the Company’s credit ratings (it being understood that any cause of any such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred), (iii) general market, economic or political conditions (including acts of terrorism, war, national or international calamity, natural disaster or any similar event) that do not disproportionately affect the Company, as compared to other companies participating in the same industry as the Company, (iv) general conditions in the industry in which the Company operates that do not disproportionately affect the Company as compared to other companies participating in the same industry as the Company, (v) any changes (after the date hereof) in GAAP or Applicable Law, (vi) any failure to take any action in compliance with the restrictions or other prohibitions set forth in Section 6.01(b), or the taking of any specific action at the written direction of Parent or expressly required by this Agreement, (vii) any Proceeding made or brought by any holder of shares of Company Common Stock (on the holder’s own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby (including the Merger) or (viii) any failure by the Company to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred).

“Company Software” means the computer software used by the Company (whether in source code, object code or other form).

“Company Stock Option” means each compensatory option to purchase Company Common Stock outstanding under any Company Stock Plan or otherwise.

“Company Stock Plan” means any stock option, stock incentive or other equity compensation plan or agreement sponsored or maintained by the Company or Affiliate of the Company.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

“Controlled Group Liability” means any and all material liabilities under Title IV of ERISA, under Section 302 of ERISA, and under Sections 412 and 4971 of the Code, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Plans.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Environmental Law” means any Applicable Law or any agreement with any Governmental Authority or other Person relating to human health and safety, the environment or any Hazardous Substance.

“Environmental Permits” means, with respect to any Person, all Governmental Authorizations relating to or required by Environmental Law and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Executive Officer” shall have the meaning set forth in Rule 3b-7 of the Exchange Act.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDCA” means the U.S. Food, Drug, and Cosmetic Act of 1938, as amended.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.

“General Release” means a general release of claims in favor of the Company substantially in the form attached hereto as Exhibit C.

“Good Clinical Practices” means, with respect to the Company, standards for clinical trials for pharmaceuticals (including all applicable requirements and guidance documents relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including, for example, 21 C.F.R. Parts 50, 54, and 56) and FDA guidance documents, as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by Regulatory Authorities in any other countries in which the products of the Company are intended to be sold, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, to the extent such standards are more stringent than in the United States.

“Good Manufacturing Practices” means, with respect to the Company, standards for the manufacture, processing, packaging, testing, transportation, handling and holding of drug products, as set forth in the FDCA and applicable regulations promulgated thereunder (including for example, 21 C.F.R. Parts 210 and 211) and FDA guidance documents, as amended from time to time, and such standards of good manufacturing practices as are required by Regulatory Authorities in any other countries in which the products of the Company are intended to be sold, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, to the extent such standards are more stringent than in the United States.

“Governmental Authority” means any government or any state, department, local authority or other political subdivision thereof, or any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

“Health Care Laws” means the FDCA and the regulations promulgated thereunder, the Public Health Service Act (42 U.S.C. § 201 et seq.), and the regulations promulgated thereunder, all federal and state health care fraud and abuse laws, including the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7), and the regulations promulgated pursuant to such statutes, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), the regulations promulgated thereunder and comparable state laws, all applicable laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions administered by the FDA and other Regulatory Authorities, including those governing or relating to Good Clinical Practices, recordkeeping, the manufacture, testing, development, approval, processing, and use of any compounds or products manufactured by or on behalf of the Company, including applicable regulations at 21 C.F.R. Parts 11, 50, 54, 56, 58, 312, and 314 and the FDA’s current Good Manufacturing Practice Regulations at 21 C.F.R. Parts 210 and 211 for products sold in the United States, each as may be amended from time to time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IND” means an Investigational New Drug Application submitted to the FDA pursuant to 21 C.F.R. Part 312 (as amended from time to time) with respect to a Product Candidate, or the equivalent application or filing submitted to any Regulatory Authority outside the United States (including any supra-national agency such as the EMA), and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Indebtedness” means, collectively, any indebtedness for borrowed money, indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, amounts owing as deferred purchase price for the purchase of any property, or guarantees with respect to any indebtedness or obligation of a type described above of any other Person.

“Intellectual Property” means any or all of the following, including all right, title and interest therein or thereto: all Patents; all copyrights and database rights, registrations and applications therefor, works of authorship (including software), rights in databases, moral rights or other similar rights; all Trademarks and goodwill associated therewith; rights in trade secrets and other confidential information, inventions, discoveries, improvements, know-how, ideas, materials, compositions, formulations, methods, methodologies, processes, procedures, tests, formulae, techniques, specifications, designs, tools, algorithms, data, information, and technology (including research, development, manufacturing, business or marketing information and processes, assays, procedures, studies, practices and sourcing information); all domain names, registrations or applications therefor, and rights of privacy or publicity; and all other intellectual property or rights in confidential information of any kind or nature, however denominated, throughout the world.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of the Company” means knowledge, after reasonable inquiry, of each of the individuals identified in Section 1.01 of the Company Disclosure Schedule.

“Law” means any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, license, claim, infringement, right of first refusal, preemptive right, community property right or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Non-Competition Agreement” means a non-competition, non-solicitation and confidentiality agreement, which includes post-employment restrictive covenants, substantially in the form attached hereto as Exhibit D.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property.

“Other Company Representations” means the representations and warranties of the Company contained in Article 4, other than the Specified Company Representations and the representations and warranties of the Company contained in Section 4.05.

“Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or delay Parent or Merger Subsidiary’s ability to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner on the terms set forth herein.

“Patent” means any United States, international or foreign patent or application therefor, including all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) statutory liens for Taxes that are (A) not yet due and payable as of the Closing Date or (B) being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Company Balance Sheet in the case of clause (B)), (iii) licenses of or other grants of rights to use or obligations with respect to Intellectual Property, and (iv) landlords’, mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or intended use and operation of the assets to which they relate.

“Per Share Value Paid” means, as of any Valuation Point, the sum of (i) the Cash Merger Consideration, (ii) the amount per Share in cash previously paid in respect of any earlier Valuation Points (if any) and (iii) the amount per Share in cash to be paid at such Valuation Point under the CVR Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Data” means all personal information, including protected health information, as defined under applicable Privacy and Information Security Requirements.

“Privacy and Information Security Requirements” means all Laws relating to the Processing of personally identifiable information and protected health information, including the General Data Protection Regulation (EU) 2016/679 (the “GDPR”) and any national laws supplementing the GDPR (such as in the U.K., the Data Protection Act 2018), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder, and any other applicable state or foreign privacy Laws.

“Proceeding” means any suit, claim, complaint, action, litigation, arbitration, injunction, demand, citation, subpoena, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation of any nature, whether at law or in equity, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Process” or “Processing” means the operation or set of operations that is performed on Personal Data pursuant to applicable Privacy and Information Security Requirements.

“Product Candidate” means any pharmaceutical product developed, manufactured and/or tested by or on behalf of the Company that has not received a Regulatory Authorization for commercial distribution other than in connection with pre-clinical or clinical trials.

“Registered IP” means all United States, international and foreign: Patents; Trademark registrations and applications therefor; copyright and database right registrations and applications therefor; domain name registrations; and any other Company IP that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority, in each case, owned by, purported to be owned by, under obligation of assignment to, or filed in the name of, the Company.

“Regulatory Authority” means any national or supranational Governmental Authority, including the FDA and the EMA, with responsibility for granting any Regulatory Authorizations with respect to the Product Candidates.

“Regulatory Authorizations” means any approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by any Regulatory Authority, including any INDs, NDAs and MAAs.

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of Company Common Stock.

“Specified Holder” means (a) any holder of Company Stock Options who is employed by the Company as of immediately prior to the Effective Time at the level of Executive Director or higher and (b) any other holder of Company Stock Options identified by Parent within thirty (30) days following the date of this Agreement who is an officer or employee of the Company as of the date of this Agreement.

“Specified Holder Option” means a Company Stock Option held by a Specified Holder.

“Specified Company Representations” means the representations and warranties of the Company contained in Sections 4.01(a), 4.02, 4.04(i), 4.25 and 4.26.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means any bona fide, unsolicited, written Acquisition Proposal which did not result from or arise out of a breach of Section 6.03 of this Agreement, made by a Third Party, which the Company Board determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such Acquisition

Proposal (including any termination or break-up fees, expense reimbursement provisions and conditions to consummation) and after taking into account all financial, legal, regulatory, and other aspects of such Acquisition Proposal (including the financing terms and the ability of such Third Party to finance such Acquisition Proposal), is more favorable to the Company’s stockholders (other than Parent and its Affiliates) from a financial point of view than as provided hereunder (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal pursuant to and in accordance with Section 6.03 or otherwise); provided that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“System” means any software, hardware, network (excluding any public networks), electronics, platform, communications equipment that interfaces with systems or software, telecommunications, website and related information technology system, databases, and all other forms of information technology equipment used by the Company in connection with its business.

“Tax” means any federal, state, local, foreign or other tax, governmental fee, or other like or similar assessment or charge of any kind whatsoever imposed by any Taxing Authority (including ad valorem, alternative or add-on minimum, capital, capital stock, customs and import duties, disability, documentary stamp, employment, environmental, estimated, excise, franchise, gains, goods and services, gross income, gross receipts, imputed underpayment, income, intangible, inventory, lease, license, mortgage recording, net income, net worth, occupation, payroll, personal property, premium, production, profits, property, real property, recapture, recording, registration, rent, sales, service, severance, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, and withholding), together with any interest, fine, penalty, addition to tax, or additional amount imposed with respect to (x) any such item, (y) any contest or dispute thereof, or (z) any such interest, fine, penalty, addition to tax, or additional amount, whether disputed or not in the case of any of the foregoing.

“Tax Return” means any report, return, document, declaration, statements, or other information required to be filed with or supplied to or actually filed with or supplied to a Taxing Authority with respect to or relating to Taxes, including (A) information returns, (B) any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, statement, or other information, (C) any schedule or attachment to any of the foregoing, (D) and any amendment with respect to any of the foregoing and any amendment thereto.

“Taxing Authority” means any Governmental Authority or any quasi-governmental or private body responsible for or having jurisdiction over the administration, assessment, collection, determination, or imposition of any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates.

“Trademarks” means all trademarks, trade names, service marks, service names, brands, trade dress, logos, other source identifiers, and registrations and applications therefor throughout the world.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“Valuation Point” means each Milestone Payment Date (as defined in the CVR Agreement).

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(d)
Agreement	Preamble
Board Recommendation	6.02(b)
Cash Merger Consideration	2.03(a)
Centerview	4.25
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Disclosure Schedule	4
Company Employee Plan	4.16(a)
Company Related Parties	9.04(e)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Confidentiality Agreement	6.18
Continuing Employees	6.07(a)
CVR	2.03(a)
CVR Agreement	Recitals
Dissenting Shares	2.05
Effective Time	2.02(b)
End Date	8.01(b)(i)
ESPP	2.06(d)
Exchange Agent	2.04(a)
Final Exercise Date	2.06(d)
Foreign Competition Laws	4.03
Governmental Antitrust Authority	6.13(b)
In the Money Option	2.06(a)
Indemnified Parties	6.12(b)
Insurance Policies	4.18
Intervening Event	6.03(d)(ii)
Lease Agreement	4.22(c)
Leased Real Property	4.22(c)
Malicious Code	4.20(k)
Material Contract	4.14(b)
Maximum Premium	6.12(a)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Subsidiary	Preamble
Notice Period	6.03(d)(i)
Out of the Money Option	2.06(b)
Parent	Preamble
Parent Benefit Plans	6.07(b)
Parent Termination Fee	9.04(f)
Payment Fund	2.04(a)
Proxy Statement	4.09
Rights Agent	Recitals
Stockholder Approval	4.02(a)
Stockholder Meeting	6.02(a)
Surviving Corporation	2.02(c)

Termination Fee	9.04(b)
Uncertificated Shares	2.04(a)
WARN Act	4.17(b)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

ARTICLE 2

THE MERGER

Section 2.01. The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Boston time, as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02210, unless another place is agreed to in writing by the parties hereto.

Section 2.02. The Merger.

(a) Upon the terms and subject to the conditions set forth herein, as soon as practicable after the Closing, the Company shall file with the Delaware Secretary of State a certificate of merger (the “Certificate of Merger”) in connection with the Merger in such form as is required by, and executed and acknowledged in accordance with, Delaware Law.

(b) The Merger shall become effective on such date and at such time (the “Effective Time”) as the Certificate of Merger has been duly filed with the Delaware Secretary of State (or at such later time as may be agreed by the parties that is specified in the Certificate of Merger).

(c) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”). From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.03. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) except as otherwise provided in Section 2.03(b), Section 2.03(c), or Section 2.05, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) $6.30 in cash, without interest (the “Cash Merger Consideration”) and (ii) one (1) contractual contingent value right pursuant to the CVR Agreement (a “CVR”), in each case, without interest thereon ((i) and (ii) collectively, the “Merger Consideration”);

(b) each share of Company Common Stock held by the Company as treasury stock or owned by Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

(c) each share of Company Common Stock held by any Subsidiary of Parent (other than Merger Subsidiary) immediately prior to the Effective Time shall be converted into such number of shares of common stock, par value $0.001 per share, of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time; and

(d) (i) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.001 per share, of the Surviving Corporation and (ii) each share of preferred stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of preferred stock, par value $0.001 per share, of the Surviving Corporation, in each case with the same rights, powers and privileges as the shares so converted and, together with the shares described in Section 2.03(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an exchange agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”) and uncertificated shares of Company Common Stock (the “Uncertificated Shares”). As of the Effective Time, Parent shall deposit with the Exchange Agent the aggregate Cash Merger Consideration to be paid in respect of the Certificates and Uncertificated Shares (the “Payment Fund”). Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time a letter of transmittal which shall be in reasonable and customary form and instructions and which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.09 or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange. For the avoidance of doubt, Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.

(b) Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.09) to the Exchange Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration in respect of the Company Common Stock represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

(c) Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the

Merger Consideration that such holder is entitled to receive pursuant to this Article 2. In lieu thereof, each holder of record of one or more Uncertificated Shares whose Shares were converted into the right to receive the Merger Consideration shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request), be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Merger Consideration in respect of each such Uncertificated Share, and the Uncertificated Shares of such holder shall forthwith be cancelled.

(d) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered on the books of the Company, it shall be a condition to such payment that either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Uncertificated Shares and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05 in respect of any Dissenting Shares shall be returned to Parent, upon demand, provided that Parent shall return such portion of the Merger Consideration to the Exchange Agent to the extent that the holder of such Dissenting Shares fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares.

Section 2.05. Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.03(b)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware Law (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of Delaware Law; provided that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of Delaware Law or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of Delaware Law, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Uncertificated Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of Delaware Law, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06. Company Equity Awards; ESPP.

(a) At the Effective Time, each (i) Company Stock Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a Contract in effect on the date hereof, shall become vested upon the occurrence of the Closing), (ii) Specified Holder Option, other than a Specified Holder Option described in clause (i) above, that is held by a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a Non-Competition Agreement, (iii) Company Stock Option, other than a Company Stock Option described in clause (i) above, that is then outstanding and unexercised and is held by an officer or employee of the Company who is not a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a General Release, (iv) Company Stock Option that is then outstanding and unexercised, whether or not vested, that is held by an individual other than a Specified Holder or other officer or employee of the Company, which, in each case, has a per share exercise price that is less than the Cash Merger Consideration (each, an “In the Money Option”), shall be cancelled and converted into the right to receive (A) a cash payment equal to (x) the excess, if any, of (1) the Cash Merger Consideration over (2) the exercise price payable per Share under such Company Stock Option, multiplied by (y) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (B) one CVR for each Share subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).

(b) At the Effective Time, each (i) Company Stock Option other than an In the Money Option that is then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a Contract in effect on the date hereof, shall become vested upon the occurrence of the Closing), (ii) Specified Holder Option that is not an In the Money Option, other than a Specified Holder Option described in clause (i) above, that is held by a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a Non-Competition Agreement, (iii) Company Stock Option that is not an In the Money Option, other than a Company Stock Option described in clause (i) above, that is then outstanding and unexercised and is held by an officer or employee of the Company who is not a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a General Release, (iv) Company Stock Option other than an In the Money Option that is then outstanding and unexercised, whether or not vested, that is held by an individual other than a Specified Holder or other officer or employee of the Company (any Company Stock Option described in (i), (ii), (iii) or (iv), an “Out of the Money Option”), shall be cancelled and converted into the right to receive a cash payment, if any, from Parent with respect to each Share subject to the Out of the Money Option upon each Valuation Point which occurs after the Effective Time, equal to (A) the amount by which the Per Share Value Paid exceeds the exercise price payable per Share under such Out of the Money Option, less (B) the amount of all payments previously received with respect to such Out of the Money Option pursuant to this Section 2.06(b). Notwithstanding anything herein to the contrary, any (x) Out of the Money Options with an exercise price payable per Share equal to or greater than $8.30 and (y) Company Stock Options that are not vested as of the effective time and which do not vest pursuant to the terms of such Company Stock Option or the terms of a Contract in effect on the date hereof that are held by (1) a Specified Holder who has not, at or prior to the Effective Time, delivered to the Company and not revoked Non-Competition Agreement or (2) an officer or employee of the Company who is not a Specified Holder who has not, at or prior to the Effective Time, delivered to the Company and not revoked General Release shall be cancelled at the Effective Time without any consideration payable therefor.

(c) As soon as reasonably practicable after the Effective Time (but no later than the second payroll date after the Effective Time) and as soon as practicable following each Valuation Point, Parent shall cause the Surviving Corporation or its Affiliate to, and the Surviving Corporation or its Affiliate, as applicable, shall, in a manner that will not trigger a Tax or penalty under Section 409A of the Code, pay the aggregate consideration payable pursuant to Sections 2.06(a)(i) and 2.06(b), net of any applicable withholding Taxes, payable with respect to In the Money Options or Out of the Money Options through, to the extent applicable, the Surviving Corporation’s or its Affiliate’s payroll (subject to any required Tax withholdings) to the holders of Company Stock Options (or, if elected by Parent in the case of any payments pursuant to Section 2.06(b) in respect of Out of the Money Options through the Rights Agent); provided, however, that to the extent there is not a withholding obligation with respect to the Company Stock Options, the consideration payable pursuant to Section 2.06(a)(i) with respect to such Company Stock Options shall be paid in the manner described in Section 2.04 through the Payment Fund rather than this Section 2.06(c).

(d) The Company shall take such action as may be necessary under the Company’s 2006 Employee Stock Purchase Plan (as amended through the date hereof, the “ESPP”) to terminate all offerings under the ESPP as of the last day of the Company’s last payroll period ending at least ten (10) days prior to the Effective Time (the “Final Exercise Date”); provide that no further offerings shall commence under the ESPP on or following the Final Exercise Date; and terminate the ESPP as of the Final Exercise Date. Each outstanding option under the ESPP on the Final Exercise Date shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the ESPP. The Company shall provide timely notice of the setting of the Final Exercise Date and termination of the ESPP in accordance with Section 15 of the ESPP.

(e) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are appropriate or necessary to (i) immediately prior to (and, with respect to any Company Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code, no later than five (5) Business Days prior to) the Effective Time, accelerate the vesting and exercisability of each such unexpired and unexercised Company Stock Option then outstanding so that each such Company Stock Option shall be fully vested and exercisable prior to the Effective Time, (ii) terminate each Company Stock Plan as of the Effective Time (except as otherwise agreed by Parent) and (iii) cause, as of immediately prior to the Effective Time, each unexpired and unexercised Company Stock Option outstanding as of immediately prior to the Effective Time, whether vested or unvested (and each Company Stock Plan, if any, under which any Company Stock Option may be granted except, with respect to any such plan, as otherwise agreed by Parent) to be cancelled, terminated and extinguished, subject to payment pursuant to, and in order to give effect to, this Section 2.06.

Section 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.08. Withholding Rights. Each of the Company, Parent, Merger Subsidiary, the Surviving Corporation, the Exchange Agent and the Rights Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement and the CVR Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax Law and shall be entitled to request any reasonably appropriate Tax forms, including an IRS Form W-9 (or the appropriate IRS Form W-8, as applicable) or any similar information from any recipient of payments reasonably required in order to establish exemption from such deduction and withholding. Any amounts so deducted and withheld shall be timely paid over to the relevant Governmental Authorities. To the extent that the Company, Parent, Merger Subsidiary, the Surviving Corporation, the Exchange Agent or the Rights Agent, as the case may be, so deducts and withholds amounts and timely pays such amounts to the relevant Governmental Authorities, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Company, Parent, Merger Subsidiary, the Surviving Corporation, the Exchange Agent or the Rights Agent, as the case may be, made such deduction and withholding. Any compensatory payments contemplated to be made pursuant to this Agreement or the CVR Agreement shall be paid through an appropriate payroll system.

Section 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.02. Bylaws. The bylaws of the Company shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be Achillion Pharmaceuticals, Inc., until amended in accordance with Applicable Law.

Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than as set forth in the forward looking statements or as set forth in the risk factors contained therein) filed on or after March 7, 2019, (b) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies items of disclosure by reference to a particular Section or subsection of this Agreement, and (c) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is applicable to such representation and warranty, the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

Section 4.01. Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company as currently in effect.

(b) The Company has heretofore made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders of the Company, the Company Board and each committee of the Company Board held since January 1, 2016; provided that, with respect to meetings for which draft or final minutes are not yet available, the Company has provided to Parent a materially complete and correct summary thereof.

Section 4.02. Corporate Authorization.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to approve and adopt this Agreement and the Merger at the Stockholder Meeting (the “Stockholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The Stockholder Approval is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

(b) At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of the Company were present or participated and voting in favor, the Company Board duly adopted resolutions declaring that this Agreement, the Merger and the other transactions contemplated hereby and thereby are fair to, advisable and in the best interests of the Company’s stockholders, approving this Agreement, the Merger, and the other transactions contemplated hereby, directing that the adoption of this Agreement, the Merger and the other transactions contemplated hereby be submitted to a vote of the stockholders of the Company at the Stockholder Meeting, and making the Board Recommendation.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, compliance with any applicable requirements of the HSR Act and any Applicable Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions (the “Foreign Competition Laws”), compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or any national securities exchange, and any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Material Contract to which the Company is a party, or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (provided that, in making such determination, the exception set forth in clause (i) of the definition of Company Material Adverse Effect shall be disregarded).

Section 4.05. Capitalization.

(a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock. The rights and privileges of the Company Common Stock are as set forth in the Company’s certificate of incorporation. At the close of business on October 11, 2019, 139,895,888 shares of Company Common Stock were issued and outstanding and no shares of Company Common Stock were held by the Company as treasury shares; no warrants to purchase shares of Company Common Stock were issued and outstanding; Company Stock Options to purchase an aggregate of 14,973,223 shares of Company Common Stock were issued and outstanding (of which Company Stock Options to purchase an aggregate of 6,155,856 shares of Company Common Stock were exercisable), with a weighted average exercise price of $3.83; and no share of Company Common Stock was subject to issuance in respect of Company Compensatory Awards other than Company Stock Options. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on October 11, 2019, a complete and correct list of all outstanding Company Compensatory Awards, including with respect to each such award, the number of shares subject to such award, the name of the holder, the grant date, as to stock options, whether the award was intended as of its date of grant to be an “incentive stock option” under Section 422 of the Code or a non-qualified stock option, the exercise or purchase price per Share, and the vesting schedule and expiration date of each such award. The Company Stock Plans set forth in Section 4.05(b) of the Company Disclosure Schedule are the only plans or programs the Company has maintained under which any stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards have been granted and remain outstanding, or may be granted.

(c) Except as set forth in this Section 4.05 and for changes since October 11, 2019 resulting from the exercise of Company Compensatory Awards outstanding on such date, there are no outstanding shares of capital stock or voting securities of the Company, securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, or restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company, other than derivative securities or rights that are not issued by the Company (the items in the preceding clauses in this Section 4.05(c) being referred to collectively as the “Company Securities”), voting trusts, proxies or other similar agreements or understandings to which Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of Company or contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of Company. There are no outstanding obligations or commitments of any character of the Company to repurchase, redeem or otherwise acquire any of the Company

Securities. All Company Stock Options may, by their terms, be treated in accordance with Section 2.06.

Section 4.06. Subsidiaries. The Company does not have any Subsidiaries and it does not own, directly or indirectly, any stock, partnership interest, joint venture or other equity ownership interest in any other Person.

Section 4.07. SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has delivered, or otherwise made available through filings with the SEC, to Parent complete and correct copies of the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2018, 2017 and 2016, its proxy or information statements relating to meetings of the stockholders of the Company since January 1, 2016, and all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 2016 (the documents referred to in this Section 4.07(a) and Section 4.07(e), together with all information incorporated by reference therein in accordance with applicable SEC regulations and as supplemented, modified or amended since the time of filing, are collectively referred to in this Agreement as the “Company SEC Documents”).

(b) Since January 1, 2016, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed or furnished by the Company at or prior to the time so required.

(c) As of its filing date, and if amended or supplemented prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment or supplement (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively) each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(d) As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has delivered, or otherwise made available through filings with the SEC, to Parent copies of all comment letters received by the Company from the SEC since January 1, 2017 relating to the Company SEC Documents, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(f) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since January 1, 2016 was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. None of the Company, any current executive officer of the Company or, to the Knowledge of the Company, any former executive officer of the Company has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date of this Agreement.

Section 4.08. Financial Statements; Internal Controls.

(a) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and fairly presented (except as may be indicated in the notes thereto) in all material respects the financial position of the Company as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and omission of notes in the case of any unaudited interim financial statements).

(b) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) receipts and expenditures are executed in accordance with the authorization of management, and (iii) any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the year-ended December 31, 2018 (nor has any such deficiency or weakness been identified since such date).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(d) Since January 1, 2016, neither the principal executive officer nor the principal financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” in the design or operation of the Company’s internal controls over financial reporting.

(e) The audit committee of the Company Board includes an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K.

(f) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons.

Section 4.09. Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger and any amendments or supplements thereto (the “Proxy Statement”) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement at the Stockholder Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein.

Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practice, except for actions taken pursuant to this Agreement in connection with the consummation of the Merger, there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there has not been any action or event, nor any authorization, commitment or agreement by the Company with respect to any action or event, that if taken or if it occurred after the date hereof without written consent of Parent, would be prohibited by Section 6.01(a), (b), (d), (e), (f), (g), (h), (i), (j), (k), (m), (n), or (o), or a breach of Section 6.01(p) solely with respect to the foregoing subclauses of Section 6.01.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

(a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice;

(c) liabilities for performance or obligations under Contracts binding upon the Company (other than resulting from any breach or acceleration thereof);

(d) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(e) liabilities or obligations incurred directly as a result of this Agreement.

Section 4.12. Litigation.

(a) There is no Proceeding pending against or, to the Knowledge of the Company, threatened against or affecting the Company or any of its businesses or assets or any of the directors or employees of the Company or, to the Knowledge of the Company, any of its stockholders (in each case insofar as any such matters relate to their activities with the Company) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation of the Merger or any other transaction contemplated by this Agreement.

(b) The Company is not subject to any Order that prohibits or restricts the Company from engaging in or otherwise conducting its business as presently or proposed to be conducted or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.12(c) of the Company Disclosure Schedule includes a complete and accurate summary of each claim, Proceeding or Order pending or, to the Knowledge of the Company, threatened against the Company that could reasonably be expected to result in a material liability to the Company.

Section 4.13. Compliance with Applicable Law.

(a) The Company is and, since January 1, 2016 has been, in compliance in all material respects with all Applicable Laws and Orders and, to the Knowledge of the Company, no condition or state of facts exists that is reasonably likely to give rise to a material violation of, or a material liability or material default under any Applicable Law or Order. The Company has not received any written or, to the Knowledge of the Company, oral notice since January 1, 2016 of any administrative, civil or criminal investigation, audit or other Proceeding by any Governmental Authority relating to the Company or from any Governmental Authority alleging that the Company is not in compliance with any Applicable Law or Order in any material respect.

(b) The Company has in effect all material Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted. There have occurred no material defaults (with or without notice or lapse of time or both) under, material violations of, or events giving rise to any right of termination, material amendment or cancellation of, any such Governmental Authorizations.

Section 4.14. Material Contracts.

(a) Except for this Agreement, for any Company Employee Plans, for Contracts filed as exhibits to or incorporated by reference into the Company SEC Documents, as of the date of this Agreement, the Company is not a party to any Contract:

(i) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) that purports to limit or otherwise restrict in any material respect the ability of the Company to compete in any business, therapeutic or geographic area (or that, following the Merger, would by its terms apply such limits or other restrictions to Parent or its Subsidiaries);

(iii) under which (A) the Company is licensed from a third party or (B) the Company licenses to a third party, in each case (in respect of the foregoing (A) and (B)), any Intellectual Property that is material to the continued operation of the business of the Company, other than Contracts entered into in the ordinary course of business and Contracts with respect to Intellectual Property that is generally available on a commercial basis from third parties, including any Contracts providing for the license of software that is generally available on a commercial basis;

(iv) (A) containing any standstill or similar agreement pursuant to which the Company has agreed not to acquire assets or securities of another Person or (B) containing a put, call, right of first refusal or similar right pursuant to which the Company could be required to purchase or sell, or otherwise acquire or transfer, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

(v) that relates to the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of any of the Product Candidates, which, if terminated or not renewed, would reasonably be expected to have a material and adverse effect on research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of a Product Candidate;

(vi) that provides for any stockholders, investors rights, registration rights or similar agreement or arrangement;

(vii) with any sole-source suppliers of material tangible products or services or that includes any material “most favored nations” terms and conditions (including, without limitation, with respect to pricing), any material exclusive dealing or minimum purchase arrangement;

(viii) that requires aggregate payments by or to the Company in excess of $250,000 on an annual basis;

(ix) pursuant to which the Company has continuing obligations or interests in excess of $250,000 involving (x) milestone or similar payments, including upon the achievement of regulatory or commercial milestones, or (y) payment of royalties or other amounts calculated based upon any revenues or income of the Company, in each case, in respect of the foregoing (x) and (y), that cannot be unilaterally terminated by the Company without penalty without more than 60 days’ notice (excluding incidental provisions, including indemnities, that by their terms survive the termination of the relevant agreement);

(x) under which the Company leases, subleases or licenses any real property;

(xi) that relates to any swap, forward, futures, warrant, option or other derivative transaction;

(xii) that provides for indemnification of any current or former officer, director or employee;

(xiii) for acquisition, sale or similar transactions pursuant to which (x) the Company is required to pay total consideration (including assumption of debt) in the current or any future calendar year in excess of $250,000 in the aggregate or (y) any other Person has the right to acquire any assets of the Company (or any interests therein) in the current or any future calendar year with a fair market value or purchase price of more than $250,000 in the aggregate;

(xiv) relating to indebtedness for borrowed money in excess of $250,000, any guarantees thereof (other than financial guarantees entered into in the ordinary course of business consistent with past practice and surety or performance bonds or similar agreements entered into in the ordinary course of business consistent with past practice, in each case relating to indebtedness in existence on the date of this Agreement) or the granting of Liens (other than Permitted Liens) over the property or assets (including any Intellectual Property) of the Company;

(xv) relating to any loan or other extension of credit (other than trade credits and accounts receivable in the ordinary course of business consistent with past practice) made by the Company;

(xvi) that would prevent, materially delay or materially impede the Company’s ability to consummate the Merger;

(xvii) that is between the Company and any of its directors or officers or any Person beneficially owning five percent (5%) or more of the outstanding Shares; and

(xviii) that involves a financial advisor or investment bank and provides for the payment of potential fees or rights of first refusal or similar rights to act in any capacity after the Effective Time.

(b) Each such Contract described in clauses Section 4.14(a)(i) through (a)(xviii) or excluded therefrom due to the exception of being filed as an exhibit to the Company SEC Documents (each, a “Material Contract”) is in full force and effect and is a legal, valid and binding agreement of the Company and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. Since January 1, 2017, the Company has not received any written or, to the Knowledge of the Company, oral notice to terminate, in whole or part, materially amend or not renew any executory obligation of a counterparty to a Material Contract that has not terminated or expired (in each case according to its terms) prior to the date of this Agreement (nor, to the Knowledge of the Company, has there been any occurrence that a reasonable person in the position of the Company would consider an indication that any such notice of termination will be served on or after the date of this Agreement on the Company by any counterparty to a Material Contract). Neither the Company nor, to the Knowledge of the Company, any other party to any Material Contract is in default or breach in any material respect under the terms of any Material Contract, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

(c) Complete, correct and unredacted copies of each Material Contract, as amended and supplemented, have been delivered by the Company to Parent, or otherwise made available as an exhibit to the Company SEC Documents, by the Company to Parent.

Section 4.15. Taxes.

(a) The Company has timely filed (taking into account any valid extensions) all income and other material Tax Returns required to be filed by it and such Tax Returns are correct and complete in all material respects, and has paid to the applicable Taxing Authority all income and other material Taxes due and payable by it (whether or not shown as due on any Tax Return). The Company has made available to Parent complete copies of (i) all income and other material Tax Returns of, or including, the Company for Tax periods ending on or after the date that is five (5) years prior to the date of this Agreement and for any other period subject to audit or adjustment by any Taxing Authority and (ii) any Tax audit report or other similar correspondence relating to any Proceeding with respect to any Tax or any Tax Return issued to the Company by a Taxing Authority. All Taxes required to have been withheld by the Company with respect to amounts paid or owing to any employee, independent contractor, creditor or other third party have been withheld and timely remitted to the applicable Taxing Authority. The Company has complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. The Company has made adequate provision on the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents for all accrued Taxes not due as of June 30, 2019 (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income). Since June 30, 2019, the Company has incurred Taxes only in the ordinary course of business consistent with past practice.

(b) There are no currently ongoing audits, examinations, claims or other Proceedings by a Taxing Authority in respect of any Taxes or Tax Returns of the Company, and to the Knowledge of the Company no such audit, examination, claim or other Proceeding is threatened or contemplated. The Company has not received written notice from a Taxing Authority that any such audit, examination, claim or other Proceeding is currently being proposed. No deficiency for any material amount of Tax has been assessed by any Taxing Authority against the Company. There are no Liens for Taxes on any of the assets of the Company, other than Permitted Liens.

(c) The Company has timely collected all sales, use, goods and services, harmonized sales, value added, and similar Taxes required to be collected and has timely remitted such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption certificates. The Company has filed or caused to be filed with the appropriate Governmental Authority all unclaimed property reports required to be filed and has remitted to the appropriate Governmental Authority all unclaimed property required to be so remitted.

(d) The Company has never been a member of an affiliated, consolidated, combined, or unitary group for U.S. federal, state, local, or non-U.S. Tax purposes. The Company does not have any liability for Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local, or non-U.S. Law) by reason of being a member of an affiliated, consolidated, combined, or unitary group, as a transferee, as a successor, by Contract, by assumption, by operation of Law, or otherwise, or by reason of being party to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than written Contracts not primarily relating to Taxes and entered into in the ordinary course of business consistent with past practice, and that are not material in the aggregate). The Company is not a party to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than written Contracts not primarily relating to Taxes and entered into in the ordinary course of business consistent with past practice, and that are not material in the aggregate).

(e) The Company has not received written notice of any claim made by a Taxing Authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company does not have currently in effect any waiver of any statute of limitations in respect of Taxes or any agreement to any extension of time with respect to an assessment or determination for Taxes. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed. The Company has not executed, granted, or filed any power of attorney with any Taxing Authority or with respect to any Tax matter which power of attorney remains in effect. With respect to Tax matters, there are no outstanding rulings of, or requests for rulings by, any Governmental Authority or Taxing Authority addressed to the Company that will have, or if issued would have, any effect on the Company on or after the Closing Date, nor to the Knowledge of the Company has any shareholder of the Company or anyone acting on the Company’s behalf requested or received a ruling from any Governmental Authority or Taxing Authority relating to the Company.

(f) The Company has neither distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(g) The Company has not participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code, Treasury Regulation Section 1.6011-4 or any similar provision of state, local, or non-U.S. Law. The Company has not participated in any “tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder or any corresponding or similar provision of state, local, or non-U.S. Law. The Company has disclosed all positions taken on its Tax Returns that would give rise to a substantial understatement of income Tax within the meaning of Section 6662 of the Code or any corresponding or similar provision of state, local, or non-U.S. Law.

(h) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount or advance payment received or deferred revenue accrued on or prior to the Closing Date; (F) application of Section 362(e) of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law); or (G) election under Section 108(i) of the Code. No closing agreement pursuant to Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) has been entered into by or with respect to the Company.

(j) The Company is not subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other fixed place of business in that country. The Company is not a party to a gain recognition agreement under Section 367 of the Code. The Company has never participated in an international boycott, as defined in Section 999 of the Code. The Company does not have, and will not have after the Closing, any ongoing liability for any Taxes pursuant to Section 965 of the Code. The Company has complied in all material respects with all statutory provisions, rules, regulations, orders and directions in respect of any value added tax or similar Tax on consumption.

(k) All related party transactions involving the Company have been conducted at arm’s length in compliance in all material respects with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any corresponding or similar provisions of state, local or non-U.S. Law. The Company has maintained documentation (including any applicable transfer pricing studies) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any corresponding or similar provisions of state, local or non-U.S. Law.

(l) No property owned by the Company is “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, is “limited use property” within the meaning of Rev. Proc. 76-30 or 2001-28, is subject to Section 168(g)(1)(A) of the Code or subject to any provision of state, local or non-U.S. Law corresponding or similar to any of the foregoing. No property owned by the Company is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to a lease under Section 7701(h) of the Code or under any predecessor section, (iii) subject to Section 168(g)(1)(A) of the Code or (iv) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

(m) The Company does not own any interest in any entity, and is not a party to any contractual arrangement or joint venture or other arrangement, that is a partnership for income Tax purposes. The Company does not own any interest in any Person that is treated as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code. The Company (i) is not classified for Tax purposes as a partnership or disregarded entity, (ii) has never made an election under Treasury Regulation Section 301.7701-3(c) to be classified as a partnership or disregarded entity for Tax purposes and (iii) has never made a similar election under any comparable provision of any Tax Law. The Company has never (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any corresponding or similar provisions of state, local or non-U.S. Law. The Company has never been a “personal holding company” within the meaning of Section 542 of the Code. The Company has never held an interest of any kind in a foreign bank account or foreign financial account or been subject to any requirement to file TD F 90-22.1 (or its successor form, FinCEN Form 114).

Section 4.16. Employee Benefit Plans.

(a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Employee Plan. “Company Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, individual consulting, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company or with respect to which the Company or any ERISA Affiliate has any liability. Copies of each Company Employee Plan (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto have been furnished or made available to Parent together with the most recent Form 5500, with all applicable attachments, and the most recent Internal Revenue Service determination or opinion letter for such Company Employee Plan, as applicable.

(b) Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof sponsors, maintains or contributes or is obligated to contribute to, or has in the past six (6) years sponsored, maintained or contributed or has been obligated to contribute to, any Company Employee Plan subject to Title IV of ERISA, any non-U.S. defined benefit plan, any multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA, or any multiple employer plan within the meaning of Section 413(c) of the Code.

(c) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter would reasonably be expected to be revoked or not be issued. Each Company Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. Each Company Employee Plan has complied in all material respects with the requirements of COBRA. There have been no non-exempt “prohibited transactions,” as that term is defined in Section 406 of ERISA or Section 4975 of the Code, that have occurred which could subject any Company Employee Plan or related trust to any Tax or penalty on prohibited transactions imposed by Section 501(i) of ERISA or Section 4975 of the Code.

(d) No Company Employee Plan is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC, the PBGC or any other Governmental Authority, and to the Knowledge of the Company, no such audit or investigation is threatened.

(e) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee, director or independent contractor of the Company to severance pay or benefits under any Company Employee Plan; accelerate the time of payment or vesting of any compensation or equity-based award due to any employee, director or independent contractor of the Company (other than Company Stock Options as provided in this Agreement); trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or trigger any payment, increase the amount payable or trigger any other obligation pursuant to any Company Employee Plan.

(f) The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate Parent, the Surviving Corporation or the Company to make a payment that could be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(g) The Company does not have any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company except as required to comply with COBRA.

(h) There is no material action, suit, investigation, audit or proceeding (other than routine claims for benefits) pending against or involving or, to the Knowledge of the Company, threatened against or involving any Company Employee Plan or the assets of any trust under such Company Employee Plan.

(i) Each Company Employee Plan which is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has, at all times, been administered in material compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder. Each Company Stock

Option has an exercise price that is not less than the fair market value of the Company Common Stock on the date of its grant (within the meaning of Section 409A of the Code) and is otherwise not subject to Section 409A of the Code. Each Company Stock Option characterized by the Company as an “incentive stock option” within the meaning of Section 422 of the Code was granted in compliance with all of the applicable requirements of Section 422 of the Code.

(j) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability or any material liability as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, that would be a liability of the Company following the Effective Time.

Section 4.17. Labor and Employment Matters.

(a) The Company is not a party to, bound by or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization. None of the employees of the Company is represented by any union with respect to his or her employment by the Company. There is no material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company relating to its business, activity or proceeding by a labor union or representative thereof to the Knowledge of the Company to organize any employees of the Company, or lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, and during the last three (3) years there has not been any such action.

(b) Since January 1, 2016, there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1998 (the “WARN Act”) in respect of the Company and the Company has not been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local, or foreign law or regulation which is similar to the WARN Act.

(c) The Company is in compliance in all material respects with all Applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages and hours, occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice.

Section 4.18. Insurance Policies. Section 4.18 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company (collectively, the “Insurance Policies”) and the coverage limitations and deductibles applicable to each such policy. All of the Insurance Policies or renewals thereof are in full force and effect and not voidable. There is no material claim by the Company pending under any of such policies or bonds as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there is no threatened termination of, or material premium increase (other than with respect to customary annual premium increases) with respect to, any Insurance Policy. Section 4.18 of the Company Disclosure Schedule identifies each material insurance claim made by the Company between the Company Balance Sheet Date and the date of this Agreement. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for any material insurance claim not listed on Section 4.18 of the Company Disclosure Schedule.

Section 4.19. Environmental Matters.

(a) No notice, demand, request for information, citation, summons or order issued by a Governmental Authority has been received by the Company, no complaint has been filed, no penalty has been assessed, and no

Proceeding is pending and, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to or arising out of any failure of the Company to comply with any Environmental Law.

(b) The Company is and has been in compliance in all material respects with all applicable Environmental Laws and all Environmental Permits of the Company.

(c) There has been no release by the Company, or for which the Company would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company.

(d) There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of the Company, there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation.

Section 4.20. Intellectual Property.

(a) Section 4.20(a) of the Company Disclosure Schedule lists (i) all Registered IP and (ii) all Company IP exclusively licensed to Company (except for such licenses not required to be disclosed under Section 4.14(a)(iii)), specifying as to each such item under (i) or (ii), as applicable, the owner of such item (and whether it is solely or jointly owned by, licensed to, or under obligation of assignment to or filed in the name of, Company), the jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, the respective issuance, registration, or application number of such item, and the date of application and issuance or registration of such item. Each such item of Registered IP is (x) subsisting and solely with respect to issued or registered items included therein, to the Knowledge of the Company, valid and enforceable, and (y) is not subject to any Liens (other than Permitted Liens or other non-exclusive licenses granted in the ordinary course of business).

(b) The Company exclusively owns or is authorized to use all Company IP as currently used in the conduct of its business, free and clear of all Liens (other than Permitted Liens), and, following the transactions contemplated by this Agreement, the Surviving Corporation will have the same rights in all material respects to use Company IP as the Company prior to such transactions; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of Intellectual Property prior to January 1, 2016. The transaction contemplated by this Agreement will not have any material adverse impact on any of the Company’s right, title or interest in or to any Intellectual Property.

(c) Since January 1, 2016, (i) the Company has not infringed, misappropriated or otherwise violated the Intellectual Property of any third party and has not received any written notice of any such claim or assertion (including any invitation to license or request or demand to refrain from using any Intellectual Property of any third party), and to the Knowledge of the Company, (ii) no Person has infringed, misappropriated, or materially violated any Company IP. To the Knowledge of the Company, the process for manufacture, the use, and the proposed labelling of its Product Candidates in the formulations in clinical trials as of the date hereof do not and would not infringe, misappropriate or otherwise violate the Intellectual Property of any third party (ignoring any exemption or exception from such infringement, misappropriation or other violation provided under Applicable Law while the Company is seeking Regulatory Authorization therefor).

(d) There is no pending or, to the Knowledge of the Company, threatened in writing action, suit, proceeding or claim by any third party that the Company has infringed, misappropriated or otherwise violated any Intellectual Property of any Person.

(e) The Company has not granted any third party any right that remains in effect to enforce, sue on, or collect damages for the infringement of any Registered IP or other Company IP owned by or exclusively licensed to the Company. The Company has not granted any third party any right to control or participate in the prosecution of any Patents within the Registered IP.

(f) There is no pending or actual or, to the Knowledge of the Company, threatened in writing Proceeding against the Company or its co-owners or licensees, or Order to which the Company or its co-owners or licensees is subject, with respect to the Company IP, including any litigation, interference, reissue, reexamination, post-grant review, inter partes review, or opposition proceeding, by any Person challenging the Company’s rights in or to any of the Registered IP, or challenging the validity, enforceability, inventorship or scope of any of the Registered IP.

(g) All current and former (in the past two (2) years) employees, contractors and consultants of the Company who are or have been substantively involved during such employment or engagement in the design or development of any product under development by the Company (including all Product Candidates), which has resulted in such Person inventing any Intellectual Property with respect thereto, have executed written Contracts pursuant to which they have assigned to the Company exclusive ownership of all such Intellectual Property created in such activities (including all Registered IP).

(h) To the Knowledge of the Company, all Persons who owe any duty of candor, disclosure, and good faith to the U.S. Patent and Trademark Office, or any similar duty to any foreign patent office, under Applicable Law with respect to the Patents within the Registered IP have fully complied with all such duties with respect to such Patents under all Applicable Laws, including 37 C.F.R. § 1.56.

(i) Inventorship of the inventions claimed in the Patents within the Registered IP is properly identified on such Patents.

(j) The Company has taken commercially reasonable measures to protect the confidentiality of the trade secrets and other confidential Intellectual Property included in the Company IP owned by or in the possession of the Company. To the Knowledge of the Company, such trade secrets and such other Intellectual Property have not been disclosed to any Person except pursuant to written non-disclosure agreements, except for any disclosures that, individually or in the aggregate with other such disclosures, would not reasonably be expected to have a Company Material Adverse Effect.

(k) The Systems have capacity, functionality and performance sufficient for the conduct as of the date hereof of the business of the Company, and conform in all material respects to, and otherwise operate in all material respects in accordance with, the documentation or other specifications therefor. The Company has implemented commercially reasonable scanning procedures for Malicious Code in the Company Software and other Systems, and none of the Systems has any Malicious Code identified by such procedures. As used above, “Malicious Code” means any virus, worm, trojan horse, back door, drop dead device, or any other code or technology that would or is intended to interfere with the normal operation of or cause damage to any software, hardware, systems or other technology, or allow circumvention of any related security controls. Since January 1, 2016, there have not been any (x) material defects in the Systems, other than defects that have been corrected or (y) failures, breakdowns, or other adverse events affecting any of the Systems that has caused or would reasonably be expected to cause any substantial or repeated loss, disruption of, or interruption in, use of, such Systems or is or would reasonably be expected to be otherwise material to the Company. Since January 1, 2016, there has not been any unauthorized access, use, intrusion or other security breach with respect to the Systems. The Company has taken commercially reasonable actions at least as protective as industry standard practices to protect the integrity and security of its Systems and the data and other information stored or processed therein. The Company has taken reasonable steps to evaluate its disaster recovery and backup needs and has implemented reasonable plans and systems designed to preserve and protect the availability, security and integrity of the Systems and the data processed or stored therein.

Section 4.21. Regulatory Matters.

(a) The Company is in material compliance with all applicable Health Care Laws that affect the business, Product Candidates, properties, assets and activities of the Company, there is no pending or, to the Knowledge of the Company, threatened Proceeding against the Company alleging any violation by the Company of any such Health Care Law, each Product Candidate has been developed, manufactured, labeled, stored, tested and otherwise produced in material compliance with applicable Health Care Laws, the Company holds, and is operating and has operated in material compliance with, all Regulatory Authorizations required by applicable Health Care Laws relating to the business, Product Candidates, properties, assets and activities of the Company and the Company has fulfilled and performed all of its material obligations with respect to such Regulatory

Authorizations, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof. With respect to each Product Candidate, the Company has made available to Parent complete and accurate copies of all material clinical and preclinical data in the possession of the Company and all written correspondence between the Company and the applicable Regulatory Authorities, in each case as requested by Parent. Neither the Company nor any officer, director, agent or employee of the Company is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with any Health Care Laws or the requirements of any Governmental Authorizations related to any Health Care Laws.

(b) All preclinical and clinical trials conducted by or on behalf of the Company are being, or have been, conducted in material compliance with the applicable experimental protocols, and all applicable Health Care Laws, including the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, all applicable requirements of Good Clinical Practice, informed consent and the requirements and conditions imposed by the relevant “Institutional Review Board,” as such term is defined by the FDA, and all applicable Health Care Laws of the relevant Regulatory Authorities outside the United States. No clinical trial conducted by or on behalf of the Company has been terminated or suspended by the FDA or any other applicable Regulatory Authority or Institutional Review Board, and neither the FDA nor any other applicable Regulatory Authority has commenced or threatened in writing to initiate any action to place a clinical hold order on, or otherwise terminate, delay, suspend or materially restrict, any proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of the Company.

(c) All manufacturing operations conducted by, or for the benefit of, the Company with respect to any Product Candidate used in human clinical trials have been and are being conducted in all material respects in accordance with the applicable requirements of Good Manufacturing Practices. Neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has, with respect to any Product Candidate, been subject to a Regulatory Authority (including FDA) shutdown or import or export prohibition or received any Form FDA-483, or other Regulatory Authority notice of inspectional observations, “warning letters,” or written requests regarding the Company’s processes or procedures relating to the manufacture of any Product Candidate, or any similar correspondence or notice from the FDA or any other Regulatory Authority in respect of the Company or its business operations alleging or asserting noncompliance with any Applicable Law, permit or requirements of a Regulatory Authority and, to the Knowledge of the Company, neither the FDA nor any Regulatory Authority is considering such action.

(d) All applications, notifications, submissions, information, claims, reports, statistics and other data utilized as the basis for, or submitted in connection with, any and all Regulatory Authorizations from the FDA or any other Regulatory Authority relating to the Company, its business operations, Product Candidates, when submitted to the FDA or such other Regulatory Authority were complete and accurate in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or such other Regulatory Authority. None of the Company or any of its officers, employees, agents or, to the Knowledge of the Company, any clinical investigator acting for the Company, has committed or failed to commit any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. None of the Company or any of its officers, employees, agents or, to the Knowledge of the Company, any clinical investigator acting for the Company, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result, or has resulted, in (i) debarment under 21 U.S.C. Section 335a or any similar Law, (ii) disqualification under 21 C.F.R. Section 312.70, or (iii) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law.

(e) The Company has made available to Parent all information about adverse drug experiences obtained or otherwise received by the Company from any source, in the United States or outside the United States, including information derived from clinical investigations prior to any market authorization approvals, clinical investigations, surveillance studies or registries, reports in the scientific literature and unpublished scientific papers relating to any Product Candidate that is or has been manufactured, tested, or held by or on behalf of the Company or in the possession of the Company (or to which it has access), in each case as requested by Parent. In addition, the Company has filed all annual and periodic reports, amendments and safety reports required for any of its Product Candidates required to be made to the FDA or any other Regulatory Authority.

(f) The Company has complied in all material respects with (i) all applicable Contracts related to the collection, use, storage or other Processing of Personal Data, (ii) all applicable Privacy and Information Security Requirements, and (iii) any Company privacy policies or notices concerning the Processing of Personal Data. Since January 1, 2016, the Company has not received any written or, to the Knowledge of the Company, oral notice or other communication, and there is no Proceeding pending or, to the Knowledge of the Company, threatened by any Governmental Authority, regarding any actual or possible violation by the Company of any Privacy and Information Security Requirements. Since January 1, 2016, (x) the Company has not suffered any material security breaches with respect to any Personal Data, (y) there has been no material unauthorized or illegal use of or access to any Personal Data and (z) the Company has not notified, and has been required to notify, any Person of any information security breach involving Personal Data as required under applicable Privacy and Information Security Requirements. The Company employs appropriate security measures that comply in all material respects with all Privacy and Information Security Requirements to protect Personal Data within its custody or control and uses commercially reasonable efforts to require the same of its vendors that Process Personal Data on its behalf.

Section 4.22. Properties.

(a) The Company has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material real properties and material tangible assets and all such assets and real properties, other than assets and real properties in which the Company has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b) The Company does not own any real property.

(c) Section 4.22(c) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company in respect of which the Company has annual rental obligations of $100,000 or more (each, a “Leased Real Property”), the address for each Leased Real Property, current rent amounts payable by the Company related to such Leased Real Property and a description of the applicable lease, sublease or other agreement therefore (including payment amount and terms, its applicable expiration date and any renewal options) and any and all amendments, modifications, side letters relating thereto. All of the leases, subleases and other agreements (each, a “Lease Agreement”) of the Leased Real Property are valid, binding and in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby. No Lease Agreement is subject to any Lien other than Permitted Liens, including any mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any third party any interest in such Lease Agreement or any right to the use or occupancy of any Leased Real Property. The Company has performed all material obligations required to be performed by it to date under each Lease Agreement, and there are no outstanding defaults or circumstances that, upon the giving of notice or passage of time or both, would constitute a default or breach by any party under any Lease Agreement.

(d) With respect to each Leased Real Property, the Company has not subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any material portion thereof.

Section 4.23. Interested Party Transactions. The Company is not a party to any transaction or agreement with any Affiliate, stockholder that beneficially owns 5% or more of the Company Common Stock, or director or Executive Officer of the Company or, to the Knowledge of the Company, any Affiliate of any such owner, Executive Officer or director, and no event has occurred since January 1, 2016 that, in the case of either of clause (i) or clause (ii), is of a character such that it would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.24. Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption Laws.

(a) The Company has complied with the U.S. Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws.

(b) Neither the Company nor any director, officer, agent, employee or representative of the Company at the direction of or on behalf of the Company corruptly or otherwise illegally offered or gave anything of value to: any official, employee or representative of a Governmental Authority, any political party or official thereof, or any candidate for political office; or any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official, employee or representative of a Governmental Authority, any political party or official thereof, or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist in obtaining or retaining business or to secure an improper business advantage; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for, or with, or directing business to, any Person or in securing any improper advantage.

(c) There have been no false or fictitious entries made in the books or records of the Company relating to any illegal payment or secret or unrecorded fund and the Company has neither established nor maintained a secret or unrecorded fund.

Section 4.25. Finders’ Fees. Except for Centerview Partners LLC (“Centerview”), a copy of whose engagement agreement (and all indemnification and other agreements related to such engagement) has been made available to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company, any of its Affiliates, or any of its officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

Section 4.26. Opinion of Financial Advisor. The Company Board has received from Centerview an opinion to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth therein, the Cash Merger Consideration, together (and not separately) with one CVR, to be paid to the holders of Company Common Stock (except as otherwise provided in Section 2.03(b), Section 2.03(c), or Section 2.05) pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of such opinion has been delivered to Parent as of the date hereof for information purposes only.

Section 4.27. Antitakeover Statute. Assuming the accuracy of the representations and warranties of Parent and Merger Subsidiary set forth in Section 5.08, the Company and the Company Board has taken or will take all action necessary to exempt the Merger, this Agreement, the CVR Agreement and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of Delaware Law. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Applicable Law applies to the Merger, this Agreement, the CVR Agreement or any of the other transactions contemplated hereby or thereby. The Company has no rights plan, “poison-pill” or other comparable agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Subsidiary, free and clear of all Liens and transfer restrictions, except for Liens or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities law.

Section 5.02. Corporate Authorization. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and the CVR Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the CVR Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary subject only to the adoption of this Agreement by Parent as the sole stockholder of Merger Subsidiary, which will occur immediately following the execution of this Agreement. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. The CVR Agreement, when executed and delivered by Parent, will be a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the CVR Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority, other than the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, compliance with any applicable requirements of the HSR Act and the Foreign Competition Laws, compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and any actions or filings the absence of which would not reasonably be expected to prevent, materially delay or materially impair Parent’s ability to consummate the Merger and the other transactions contemplated by this Agreement.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the CVR Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not (with or without notice or lapse of time, or both) (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation and bylaws of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent, Merger Subsidiary or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

Section 5.05. Disclosure Documents. None of the written information provided by Parent specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.06. Litigation. As of the date hereof, there is no material Proceeding pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any Order that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 5.07. Financing. At the Closing, Parent shall have sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to pay the aggregate Cash Merger Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement.

Section 5.08. Ownership of Shares. Except as contemplated by this Agreement, neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Shares.

ARTICLE 6

COVENANTS

Section 6.01. Conduct of the Company. Except for matters (i) expressly permitted or contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, (ii) as required under any Company Employee Plan, (iii) as required by Applicable Law or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed with respect to the matters in clauses (a), (d), (f), (g), (h), (i), (j), (k), (l), (m), (n) or (o) of this Section 6.01), from the date of this Agreement until the Effective Time, the Company shall conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (i) preserve intact its business organization and material assets, (ii) maintain in effect all of its material Regulatory Authorizations, (iii) keep available the services of its directors, officers and employees and (iv) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with the Company. Without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule or except as required by Applicable Law, the Company shall not do any of the following without the prior written consent of Parent:

(a) amend the Company’s certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(b) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company, except for distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of Company Compensatory Awards, split, combine or reclassify any capital stock of the Company, except as otherwise provided in Section 6.01(c) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company, purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of Company Common Stock by the Company in satisfaction by holders of Company Compensatory Awards of the applicable exercise price and/or withholding taxes, or take any action that would result in any material amendment, modification or change of any material term of any Indebtedness of the Company;

(c) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options that are outstanding on the date of this Agreement, in each case in accordance with the applicable equity award’s terms as in effect on the date of this Agreement, or the issuance of shares of Company Common Stock pursuant to the ESPP and in accordance with Section 2.06(d), or amend any term of any Company Security (whether by merger, consolidation or otherwise);

(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(e) make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $250,000 in the aggregate in any fiscal quarter;

(f) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), or any other material assets (other than assets acquired in the ordinary course of business consistent with past practice);

(g) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any Company IP, material assets or material properties except as permitted by Section 6.01(o), pursuant to existing contracts or commitments, or Permitted Liens incurred in the ordinary course of business consistent with past practice;

(h) (i) hire any new employee to whom a written offer of employment has not previously been made and accepted prior to the date of this Agreement or, after the date of this Agreement, extend any new offers of employment with the Company to any individual with an annual base salary, wage rate or fees greater than $200,000, (ii) grant to any current or former director, officer, employee or consultant of the Company any increase in compensation, bonus or benefits other than pursuant to arrangements in effect on the date hereof, (iii) grant to any current or former director, officer, employee or consultant of the Company any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits other than pursuant to arrangements in effect on the date hereof, (iv) establish, adopt, enter into or amend any Company Employee Plan (other than offer letters that contemplate “at will” employment without severance benefits) or collective bargaining agreement, in each case except as required by Applicable Law, (v) take any action to amend or waive any performance or vesting criteria or accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan except to the extent required pursuant to the terms thereof or Applicable Law, or (vi) make any Person a beneficiary of any retention or severance plan, agreement or other arrangement under which such Person is not, as of the date of this Agreement, a beneficiary that would be entitled to vesting, acceleration or any other right as a consequence of consummation of the transactions contemplated by this Agreement and/or termination of employment;

(i) write-down any of its material assets, including any capitalized inventory or Company IP, or make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or Applicable Law, including Regulation S-X under the Exchange Act (in each case following consultation with the Company’s independent auditor);

(j) repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than in connection with the financing of ordinary course trade payables consistent with past practice or accounts payable in the ordinary course of business consistent with past practice), or make any loans, advances or capital contributions to, or investments in, any other Person (other than accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice);

(k) participate in any scheduled meetings or teleconferences with, or correspond in writing, communicate or consult with the FDA or any similar Governmental Authority without providing Parent (whenever feasible and to the extent permitted under Applicable Law) with prior written notice and, within 24 hours from the time such written notice is delivered, the opportunity to consult with the Company with respect to such correspondence, communication or consultation;

(l) enter into any agreement that would constitute a Material Contract if it were in existence on the date hereof, terminate, amend, restate or supplement any Material Contract or waive, release or assign any rights or claims under any Material Contract, except, that for the purposes of this Section 6.01(l), all thresholds in Section 4.14(a) shall be changed from “$250,000” to “$400,000”;

(m) except as required by Applicable Law or GAAP, (i) make, change or revoke any material Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any method of Tax accounting, (iv) amend any Tax Returns with respect to a material amount of Taxes, (v) enter into any closing agreement regarding any material Tax liability or assessment, (vi) enter into any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than written Contracts not primarily relating to Taxes and entered into in the ordinary course of business consistent with past practice, and that are not material in the aggregate), (vii) settle any material Tax claim, audit or assessment, (viii) consent to any extension or waiver of the limitation period applicable to any material Tax claim, audit or assessment, (ix) surrender any right to claim a material Tax refund (including any such refund to the extent it is used to offset or otherwise reduce Tax liability) or (x) request any ruling from any Governmental Authority or Taxing Authority with respect to Tax matters;

(n) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $250,000 in any individual case, other than (x) as required by their terms as in effect on the date of this Agreement, (y) claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves), or (z) incurred since the date of such financial statements in the ordinary course of business consistent with past practice; provided that, in the case of each of (x), (y) or (z), the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligation (other than the payment of money) to be performed by the Company following the Closing Date, waive, relinquish, release, grant, transfer or assign any right with a value of more than $250,000 in any individual case except in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company is a party;

(o) with respect to Company IP, (i) sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently protect or maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Company IP, (ii) extend, amend, waive, cancel or modify any rights in or to the Company IP, (iii) fail to diligently prosecute the Patents owned or controlled by the Company or (iv) divulge, furnish to or make accessible any trade secrets or other confidential Intellectual Property within Company IP to any third party who is not subject to an enforceable written agreement to maintain the confidentiality thereof; or

(p) authorize, commit or agree to take any of the foregoing actions.

Section 6.02. Stockholder Meeting; Board Recommendation; Proxy Material.

(a) The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable after (i) the date on which the SEC confirms that it has no further comments on the Proxy Statement; or (ii) if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC, the eleventh (11th) day after such filing, for the purpose of (A) voting on the matters requiring Stockholder Approval; and (B) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s executive officers in connection with the completion of the Merger; provided that if the Company is unable to obtain a quorum of its stockholders at such time, the Company may adjourn or postpone the date of the Stockholder Meeting for up to ten (10) Business Days and the Company shall use its reasonable best efforts during such ten (10) Business Day period to obtain such a quorum as soon as practicable, and the Company may delay, adjourn or postpone the Stockholder Meeting to the extent (and only to the extent) the Company reasonably determines that such delay, adjournment or postponement is required by Applicable Law or to comply with any order or request made by the SEC with respect to the Proxy Statement or otherwise. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03, the Company Board shall make the Board Recommendation and use its reasonable best efforts to obtain the Stockholder Approval, and the Company shall otherwise comply with all Applicable Laws applicable to the Stockholder Meeting. Without limiting the generality of the foregoing, the Company shall establish a record date for, call, give notice of, convene and hold the Stockholder Meeting and the matters constituting the Stockholder Approval shall be submitted to the Company’s stockholders at the Stockholder Meeting whether or not (i) an Adverse Recommendation Change shall have occurred or (ii) any Acquisition Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives, unless (A) this Agreement is terminated in accordance with Section 8.01, (B) an Adverse Recommendation Change shall have occurred in response to a Superior Proposal that (I) provides for consideration to the Company’s stockholders consisting only of cash, (II) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the Third Party that made the Superior Proposal at the time the Adverse Recommendation Change Occurs), (III) is reasonably capable of being completed on the terms proposed without unreasonable delay and (IV) includes termination rights for the Third Party that made the Superior Proposal on terms no less favorable to the Company than the terms set forth in this Agreement, all from a Third Party capable of performing such terms, or (C) a Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives that (I) provides for consideration to the Company’s stockholders consisting only of cash, (II) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the Third Party that made the Superior Proposal), (III) is reasonably capable of being completed on the terms proposed without unreasonable delay and (IV) includes termination rights for the Third Party that made the Superior Proposal on terms no less favorable to the Company than the terms set forth in this Agreement, all from a Third Party capable of performing such terms. Unless this Agreement is terminated in accordance with Section 8.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company’s stockholders with respect to the Merger at the Stockholder Meeting. The notice of such Stockholder Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent’s prior written consent (other than a non-binding, advisory vote to approve or disapprove certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger).

(b) Except to the extent expressly permitted by Section 6.03: (i) the Company Board (as it may be constituted on the date hereof) shall unanimously recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger (the “Board Recommendation”) at the Stockholder Meeting; (ii) the Proxy Statement shall include the Board Recommendation; and (iii) neither the Company Board nor any committee thereof shall fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation.

(c) As promptly as practicable after the date hereof, the Company and Parent shall prepare jointly and the Company shall file with the SEC the Proxy Statement (but in no event later than fifteen (15) Business Days after the date of this Agreement) and as soon as practicable thereafter use its reasonable best efforts to mail to its stockholders the Proxy Statement (but in no event later than five (5) Business Days after the clearance of the Proxy Statement by the SEC or after receipt of confirmation from the SEC that it will not be reviewing the Proxy Statement) and all other proxy materials for the Stockholder Meeting, and if necessary in order to comply with applicable securities laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies. The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other party hereto may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on the

Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and the Company shall include in such document any comments reasonably proposed by Parent and its counsel. The Company shall as promptly as practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments, consider in good faith any comments reasonably proposed by Parent and its counsel, and provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC.

Section 6.03. No Solicitation.

(a) The Company shall not, and shall not authorize or permit any of its Representatives to, and the Company shall instruct each such Representative not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any Acquisition Proposal (other than informing Persons of the provisions set forth in this Agreement); (ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company to, afford access to the business, properties, assets, books or records of the Company to or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, any Acquisition Proposal; (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company; (iv) approve any transaction under, or any Third Party becoming an “interested stockholder” under, Section 203 of Delaware Law; or (v) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of the Company shall be deemed to be a breach of this Section 6.03 by the Company. The Company shall and shall cause its Representatives to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of non-public information in respect of the Company that was furnished by or on behalf of the Company to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding the foregoing provisions of Section 6.03(a), prior to the Stockholder Approval, the Company Board, directly or indirectly through any Representative, may (i) engage in negotiations or discussions with any Third Party that has made in writing after the date of this Agreement (and not withdrawn) a bona fide unsolicited Acquisition Proposal that did not result from or arise out of a breach of this Section 6.03, and that the Company Board believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a Superior Proposal and (ii) thereafter furnish to such Third Party non-public information relating to the Company pursuant to an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 6.03 (a copy of which confidentiality agreement shall be promptly and in any event within twenty-four (24) hours of execution by the Company provided for informational purposes only to Parent), but in each case under the preceding clauses (i) and (ii), only if the Company Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law. For the avoidance of doubt, the Company Board will not be in violation of this Section 6.03 if, in connection with the preceding clause (i), the Company and its Representatives contacts such Third Party or Third Parties solely to clarify the terms and conditions of such Acquisition Proposal solely to determine whether it constitutes or would reasonably be expected to lead to a Superior Proposal.

(c) The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 6.03(b), unless the Company shall have notified Parent in writing at least one (1) Business Day before taking such action that it intends to take such action. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal. In such notice, the Company shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication, offer, proposal or request. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal, inquiry, offer, proposal or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall promptly provide Parent with any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any Third Party that was not previously provided to Parent.

(d) Neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within ten (10) Business Days after Parent so requests in writing, (iv) make any public statement inconsistent with the Board Recommendation or (v) resolve or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”). Notwithstanding the preceding sentence, at any time prior to the Stockholder Approval,

(i) the Company Board, following receipt of and on account of a Superior Proposal, may make an Adverse Recommendation Change and terminate this Agreement pursuant to Section 8.01(d)(i), but only if the Company Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; provided, however, that the Company Board shall not make an Adverse Recommendation Change, unless (A) the Company promptly notifies Parent, in writing at least four (4) Business Days before making an Adverse Recommendation Change (the “Notice Period”), of its intention to take such action with respect to a Superior Proposal, (B) the Company attaches to such notice the most current version of the proposed agreement or a reasonably detailed summary of all material terms of any such Superior Proposal (which version or summary shall be updated on a prompt basis) and the identity of the Third Party making the Superior Proposal, (C) the Company negotiates, and causes its financial and legal advisors to negotiate, during the Notice Period, with Parent in good faith and to make such adjustments in the terms and conditions of this Agreement that Parent, in its discretion, proposes; it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions); and (D) the Company Board determines in good faith, after giving effect to the proposals made by Parent during such period, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal remains a Superior Proposal and the failure to make the Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(d)(i) would be inconsistent with the fiduciary duties of the Company Board under Applicable Law; and

(ii) the Company Board may, in response to a material fact, event, change, development or set of circumstances (other than an Acquisition Proposal occurring or arising after the date of this Agreement) that was not known to the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date of this Agreement (and not relating in any way to any Acquisition Proposal) (such material fact, event, change, development or set of circumstances, an “Intervening Event”) make an Adverse Recommendation Change if the Company Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that, in light of such Intervening Event, the failure of the Company Board to effect such an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that no fact, event, change, development or set of circumstances shall constitute an Intervening Event if such fact, event, change, development or set of circumstances resulted from or arose out of the announcement, pendency or consummation of the Merger; provided, further, that the Company shall not be entitled to exercise its right to make an Adverse Recommendation Change pursuant to this clause (ii) unless the Company has provided to Parent at least four (4) Business Days’ prior written notice advising Parent that the Company Board intends to take such action and specifying the facts underlying the Company Board’s determination that an Intervening Event has occurred, and the reasons for the Adverse Recommendation Change, in reasonable detail, and during such four (4) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for an Adverse Recommendation Change as a result of the Intervening Event, if Parent, in its discretion, proposes to make such adjustments; it being agreed that in the event that, after commencement of the Notice Period, there are any material changes to the Intervening Event, the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions).

(e) Nothing contained in this Section 6.03 shall prevent the Company Board from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal; provided that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly publicly reaffirms its Board Recommendation (x) in such communication or (y) within two (2) Business Days after requested to do so by Parent.

Section 6.04. Access to Information. From the date hereof until the Effective Time, the Company shall give to Parent and its Representatives reasonable access to the offices, properties, books, records, Contracts, Governmental Authorizations, documents, directors, officers and employees of the Company during normal business hours, furnish to Parent and its Representatives such financial, Tax and operating data and other information as such Persons may reasonably request (including the work papers of PricewaterhouseCoopers LLP upon receipt of any required consent from PricewaterhouseCoopers LLP), and instruct its Representatives to cooperate with Parent and its Representatives in its investigation; provided, however, that the Company may restrict the foregoing access to the extent that any Applicable Law requires the Company to restrict or prohibit access to any such properties or information or such disclosure would, based on the advice of such party’s counsel, result in a waiver of attorney-client privilege, work-product doctrine or any other applicable privilege applicable to such information. Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

Section 6.05. Notice of Certain Events.

(a) In connection with the continuing operation of the business of the Company between the date of this Agreement and the Effective Time, subject to Applicable Law, the executive officers of the Company, including but not limited to the Chief Executive Officer of the Company, shall consult in good faith on a regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with the Company, the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided that no such consultation shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(b) The Company shall promptly notify Parent of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii) any Proceeding commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.12, 4.13 or 4.15 as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement; and

(iv) any inaccuracy of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 7.02 not to be satisfied.

Section 6.06. 401(k) Plans. Effective as of the day immediately preceding the Effective Time, unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, the Company shall take all actions necessary to effect the termination of the Company 401(k) Plan and shall provide Parent evidence that the Company 401(k) Plan has been terminated pursuant to an action by the Company Board. In the event that Parent requests that the Company’s 401(k) plan be terminated, Parent shall offer participation in Parent’s tax-qualified defined contribution plan not later than 120 days following the Effective Date to each Continuing Employee.

Section 6.07. Employee Benefit Plan Matters.

(a) For a period of one (1) year following the Effective Time, Parent shall provide, or cause to be provided, to those employees of the Company who are employed by the Company as of immediately prior to the Effective Time and who continue to be actively employed by the Surviving Corporation (or any Affiliate thereof) during such one-year period (the “Continuing Employees”) (i) base salary and base wages no less favorable than such base salary and base wages, (ii) short-term incentive compensation opportunities (excluding, for the avoidance of doubt, any equity-based compensation) no less favorable in the aggregate than such short-term incentive compensation opportunities and (iii) benefits (including severance benefits) no less favorable in the aggregate than such benefits, in each of the above clauses (i) (ii) and (iii), as provided to such Continuing Employees immediately prior to the execution of this Agreement.

(b) From and after the Closing Date, with respect to Continuing Employees, Parent shall use commercially reasonable efforts to cause the service of each such Continuing Employee with the Company and its ERISA Affiliates prior to the Closing Date to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their ERISA Affiliates, but not including any equity compensation plans, programs, agreements or arrangements (collectively, the “Parent Benefit Plans”) in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits.

(c) From and after the Closing Date, with respect to each Parent Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate, Parent shall use reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his commencement of participation in such Parent Benefit Plan but, with respect to long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of Parent’s applicable insurance contracts in effect as of the Closing Date; provided that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment Section 6.07(a) shall control; and provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

(d) In the event that the Closing occurs prior to the Company paying annual cash incentives in respect of 2019, Parent shall pay to each Continuing Employee a cash bonus in respect of 2019 in an amount equal to the cash bonus amount payable under the applicable Company annual cash incentive plan or program based on the greater of target or actual level of achievement of the applicable performance criteria, with such level of achievement (i) measured during the period from and including January 1, 2019 through and including the end of the calendar month immediately preceding the month in which the Closing Date occurs; (ii) determined by the Compensation Committee of the Company Board in the ordinary course of business (including, without limitation, adjustments to account for non-recurring items), and without regard to any costs and expenses associated with the transactions contemplated by this Agreement or any non-recurring events that would not reasonably be expected to have affected the Company in the absence of the transactions contemplated by this Agreement; and (iii) annualized, on a straight line basis, through the end of the quarter in which the Closing Date occurs. Such bonus amounts shall be paid, less any required withholding Taxes, on or about the date on which the Company would normally pay bonuses in the first calendar quarter of 2020 and in no event later than March 15, 2020 (or, if earlier, in accordance with the applicable Company severance policy or program or employment agreement upon a qualifying termination of employment occurring prior to such date).

(e) Parent, the Company and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.07 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including any employees, former employees, any participant in any Company Employee Plan or any beneficiary thereof or any right to continued employment with Parent, Company, the Surviving Corporation or any of their Affiliates. Nothing in this Section 6.07 shall be deemed to amend any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

Section 6.08. State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Subsidiary, the Merger or any other transaction contemplated by this Agreement or the CVR Agreement, then each of the Company, Parent, Merger Subsidiary, and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.09. CVR Agreement. At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

Section 6.10. Obligations of Merger Subsidiary. Parent shall cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and Parent shall be jointly and severally liable with Merger Subsidiary for the due and timely performance and satisfaction of each of its obligations under this Agreement.

Section 6.11. Voting of Shares. Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Subsidiary held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

Section 6.12. Director and Officer Liability.

(a) For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance and fiduciary liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance); provided that in satisfying its obligation under this Section 6.12(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of Four Million Eight Hundred Thousand Dollars ($4,800,000) (the “Maximum Premium”), and if such premiums for such insurance would at any time exceed the Maximum Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s judgment, provide the maximum coverage available at an annual premium equal to the Maximum Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from acts or omissions that occurred on or before the Effective Time, including, in respect of the transactions contemplated by this Agreement; provided that the amount paid for such prepaid policies does not exceed the Maximum Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time through the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to: (i) each indemnification agreement in effect between the Company and any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company (the “Indemnified Parties”); and (ii) any indemnification provision and any exculpation provision and advancement of expenses provision set forth in the certificate of incorporation or by-laws of the Company as in effect on the date of this Agreement; provided that such obligations shall be subject to any limitation imposed from time to time under Applicable Law. If, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Party delivers to the Company, the Surviving Corporation or Parent, as applicable, a written notice asserting a claim for indemnification under any of the provisions set forth in clauses (i) or (ii) above, then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(c) If Parent, the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.12.

Section 6.13. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, the delivery of required notices to, and the obtaining of required consents or waivers from, third parties and the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b) In furtherance and not in limitation of the undertakings pursuant to this Section 6.13, each of Parent and the Company shall provide or cause to be provided as promptly as practicable to Governmental Authorities with regulatory jurisdiction over enforcement of any Antitrust Laws (each such Governmental Authority, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any Antitrust Laws as promptly as practicable following the date of this Agreement (but in no event more than ten (10) Business Days from the date hereof except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any Antitrust Laws; and use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by this Agreement by any Governmental Authority.

(c) Notwithstanding anything to the contrary herein, in no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any Proceeding, whether judicial or administrative, brought by any Governmental Authority or appeal any Order challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement, or seeking to obtain from Parent or any of its Subsidiaries any damages in connection therewith, or seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business, assets or any product of the Company or Parent or any of its Subsidiaries or to require any such Person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or enter into a consent decree or hold separate all or any portion of the business, assets or any product of the Company or Parent or any of its Subsidiaries, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any Proceeding against the Company and/or its directors relating to the transactions contemplated by this Agreement and will obtain the prior written consent of Parent prior to settling or satisfying any such Proceeding.

(d) Notwithstanding anything to the contrary herein, in connection with the receipt of any necessary governmental approvals or clearances (including under any Antitrust Law), nothing in this Agreement shall require Parent or any of its Subsidiaries to, nor shall the Company without the prior written consent of Parent agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, any of its Subsidiaries, or the Company.

(e) Subject to Applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement, promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, or any other Governmental Antitrust Authority and promptly furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. The Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting. Neither Parent nor the Company shall, without prior written consent of the other: (i) withdraw its filing under the HSR Act or any other applicable Foreign Competition Laws or (ii) commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable Foreign Competition Laws. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.13 as “Antitrust Counsel Only Material.” Notwithstanding anything to the contrary in this Section 6.13, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company.

(f) Each of Parent and Merger Subsidiary agrees that, between the date of this Agreement and the Closing Date, each of Parent and Merger Subsidiary shall not, and shall ensure that none of its Subsidiaries or other Affiliates shall, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby.

Section 6.14. Certain Filings. The Company and Parent shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and in taking such reasonable actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 6.15. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except (a) as such release or announcement may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed or (b) as such release or announcement may be made with respect to an Adverse Recommendation Change effected in accordance with Section 6.03. Except in the case of clause (b) above, the party making the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith.

Section 6.16. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.17. Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

Section 6.18. Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the Non-disclosure Agreement dated as of October 11, 2018 by and between Parent and the Company (the “Confidentiality Agreement”).

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01. Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.13(e)) applicable to the Merger under the HSR Act or any Foreign Competition Laws set forth in Section 7.01(c) of the Company Disclosure Schedule shall have expired or been terminated, and any affirmative approval of a Governmental Authority required under any Foreign Competition Laws set forth in Section 7.01(c) of the Company Disclosure Schedule shall have been obtained.

Section 7.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligation of Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) (i) the representations and warranties contained in Section 4.05 shall be true in all respects when made and as of immediately prior to the Effective Time as if made at and as of such time; provided that the condition set forth in this Section 7.02(a)(i) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true would, increase the aggregate Cash Merger Consideration by more than $1,000,000; (ii) each of the Specified Company Representations, to the extent not qualified as to materiality or “Company Material Adverse Effect,” shall be true in all material respects, and to the extent so qualified shall be true in all respects as so qualified, when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Specified Company Representation that is made only as of a specified date, which need only to be true in all material respects as of such specified date); (iii) the Other Company Representations, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, shall be true when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Other Company Representations that are made only as of a specified date, which need only to be true as of such specified date); provided that the Other Company Representations as modified in clause (iii) shall be deemed true at any time unless the individual or aggregate impact of the failure to be so true of the Other Company Representations would have or reasonably be expected to have a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect;

(b) the Company shall have performed in all material respects its obligations under the Agreement, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect;

(c) there shall not be instituted, pending or threatened any Proceeding initiated by any Governmental Authority, or instituted, pending or threatened any Proceeding initiated by any other Third Party that has a reasonable likelihood of success, (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or seeking to obtain material damages in connection therewith, (ii) seeking to restrain or prohibit Parent’s ownership or operation (or that of its Affiliates) of all or any material portion of the business, assets or products of the Company or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Affiliates to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any material portion of the business, assets or products of the Company or of Parent and its Subsidiaries, taken as a whole, (iii) seeking, directly or indirectly, to impose or confirm material limitations on the ability of Parent or any of its Affiliates effectively to acquire, hold or exercise full rights of ownership of Company Common Stock or any shares of common stock of the Surviving

Corporation, including the right to vote such shares on all matters properly presented to the Company’s stockholders, or (iv) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent’s other Affiliates of any Equity Interests;

(d) there shall not be in effect any Order that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 7.02(c); and

(e) there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 7.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct, disregarding any materiality qualifications contained therein, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute a Parent Material Adverse Effect as of immediately prior to the Effective Time as if made at and as of such time (other than any such representation and warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date), and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect;

(b) Parent and Merger Subsidiary shall have performed in all material respects their respective obligations under the Agreement, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect; and

(c) The CVR Agreement shall be in full force and effect.

ARTICLE 8

TERMINATION

Section 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before April 15, 2020 (subject to possible extension as provided below, the “End Date”); provided that if the conditions to the completion of the Merger set forth in Section 7.01(c) or Section 7.01(b) (solely in respect of the HSR Act or other Foreign Competition Laws) shall not have been satisfied by the End Date (as it may be extended as set forth below), but all other conditions set forth in Article 7 would be satisfied if the Closing Date were to occur on such date, then Parent shall be entitled to extend the End Date by a three (3)-month period by written notice to the Company (the End Date may be so extended not more than three times at the election of Parent), it being understood that in no event shall the End Date be extended to a date that is later than January 15, 2021 (and all references to the End Date herein shall be as so extended); provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

(ii) any Governmental Authority of competent jurisdiction shall have issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or if there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party whose material breach of this Agreement has cause or resulted in the issuance of such final and nonappealable order, decree, injunction, ruling or other action; or

(iii) the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

(c) by Parent:

(i) if an Adverse Recommendation Change shall have occurred;

(ii) if the Company shall have entered into a definitive agreement (other than a confidentiality agreement contemplated by Section 6.03(b)) relating to any Acquisition Proposal;

(iii) if the Company or any of its Representatives shall have willfully and materially breached any of its obligations under Section 6.03; or

(iv) in the event of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or a breach of any representation or warranty of the Company set forth in this Agreement, in either case such that the conditions to the Merger set forth in Section 7.02(a) or Section 7.02(b), respectively, would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, in the event that any such breach by the Company is curable by the Company through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) calendar days, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.01(c)(iv) until the earlier to occur of the expiration of a thirty (30) calendar day period after delivery of written notice from Parent to the Company of such breach; provided that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(iv) if Parent or Merger Subsidiary is then in material breach of any representation, warranty, covenant or obligations hereunder; or

(d) by the Company:

(i) if prior to the Stockholder Approval, the Company Board authorizes the Company, in compliance with the terms of this Agreement, including Section 6.03(d), to enter into a binding definitive agreement in respect of a Superior Proposal with a Third Party; provided that the Company shall have paid any amounts due pursuant to Section 9.04 in accordance with the terms, and at the times, specified therein; provided, further that, in the event of such termination, the Company substantially concurrently enters into such binding definitive agreement; or

(ii) in the event of a material breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or a material breach of any of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement; provided, however, that, notwithstanding the foregoing, in the event that any such breach by Parent or Merger Subsidiary is curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.01(d)(ii) until the earlier to occur of the expiration of a thirty (30) calendar day period after delivery of written notice from the Company to Parent of such breach; provided, further, that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(ii) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder.

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto.

Section 8.02. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party hereto; provided that no such termination shall relieve any party hereto of any liability for damages resulting from any willful or intentional breach of this Agreement. The provisions of Section 6.18, this Section 8.02 and Sections 9.04, 9.05(b), 9.06, 9.07 and 9.08 and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 8.01.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), on the fifth (5th) Business Day after dispatch by registered or certified mail, on the next Business Day if transmitted by national overnight courier or on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

if to Parent, to:

Alexion Pharmaceuticals, Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Attention: General Counsel (ellen.chiniara@alexion.com)

with a copy, which shall not constitute notice, to:

Foley Hoag LLP

Seaport Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210

Attention: Mark A. Haddad (mhaddad@foleyhoag.com)

if to the Company, to:

Achillion Pharmaceuticals, Inc.

1777 Sentry Parkway West

Building 14, Suite 200

Blue Bell, Pennsylvania 19422

Attention: Martha Manning (mmanning@achillion.com)

with a copy, which shall not constitute notice, to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Attention: Graham Robinson (graham.robinson@skadden.com)

Section 9.02. Survival of Representations and Warranties. The representations and warranties contained herein (as qualified in the Company Disclosure Schedule) or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 9.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is duly executed and delivered, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under Delaware Law unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04. Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, Parent shall pay all filing fees payable pursuant to the HSR Act or any Foreign Competition Laws; provided, that if this Agreement is terminated pursuant to Section 8.01 (other than pursuant to Section 8.01(d)(ii)), the Company shall promptly thereafter reimburse Parent for one-half of all such filing fees paid by Parent.

(b) If this Agreement is terminated pursuant to Section 8.01(c)(i) or Section 8.01(c)(ii), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to $20,000,000 (the “Termination Fee”).

(c) If this Agreement is terminated pursuant to Section 8.01(d)(i), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

(d) If this Agreement is terminated pursuant to (i) Section 8.01(b)(i) or 8.01(b)(iii) and prior to such termination (in the case of termination pursuant to Section 8.01(b)(i)) or the Stockholder Meeting (in the case of termination pursuant to Section 8.01(b)(iii)), an Acquisition Proposal shall have been publicly announced and not publicly withdrawn, or (ii) Section 8.01(c)(iii), and in each case within twelve (12) months following the date of such termination the Company shall have entered into a definitive agreement with respect to, recommended to its stockholders or consummated, a transaction contemplated by, in the case of termination pursuant to Section 8.01(b)(i) or Section 8.01(b)(iii), such Acquisition Proposal or, in the case of termination pursuant to Section 8.01(c)(iii), any Acquisition Proposal, then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after entering into such definitive agreement, making such recommendation or consummating such transaction, the Termination Fee.

(e) In the event that the Agreement is terminated whereby the Termination Fee is payable by the Company to Parent pursuant to Section 9.04(b), 9.04(c) or 9.04(d), the Termination Fee shall be the sole and exclusive remedy of Parent, Merger Subsidiary or any of their respective Affiliates against the Company and any of its respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise; and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, other than with respect to claims for, arising out of or in connection with willful and material breach of this Agreement.

(f) If this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii), provided that in either case, at the time of such termination of this Agreement, the condition set forth in Section 7.01(c) hereto has not been satisfied and the failure of such condition to be satisfied did not result from any material breach by the Company of any covenant or obligation set forth in this Agreement, then, in either such event, Parent shall pay to the Company (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to (i) if this Agreement is terminated on or prior to the date that is six (6) months after the date of this Agreement, $30,000,000, (ii) if Parent has extended this Agreement pursuant to Section 8.01(b)(i) and this Agreement is terminated after the date that is six (6) months after the date of this Agreement but on or prior to the date that is nine (9) months after the date of this Agreement, $40,000,000, (iii) if Parent has extended this Agreement twice pursuant to Section 8.01(b)(i) and this Agreement is terminated after the date that is nine (9) months after the date of this Agreement but on or prior to the date that is twelve (12) months after the date of this Agreement, $50,000,000 or (iv) if Parent has extended this Agreement three times pursuant to Section 8.01(b)(i) and this Agreement is terminated after the date that is twelve (12) months after the date of this Agreement, $60,000,000 (such applicable amount, the “Parent

Termination Fee”). The payment by Parent of the Parent Termination Fee shall be the sole and exclusive remedy of the Company in the event of termination of this Agreement under circumstances requiring the payment of the Parent Termination Fee, other than with respect to claims for, arising out of or in connection with willful and material breach of this Agreement.

(g) The parties acknowledge that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company, Parent or Merger Subsidiary, as applicable, fails to pay any amount due pursuant to this Section 9.04 when due, such party shall pay the reasonable and documented costs and expenses (including reasonable and documented legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the WSJ Prime Rate as published by Dow Jones & Company, Inc. in effect on the date such payment was required to be made from the date such amount was first payable to the date it was actually received by the party to whom it was due.

Section 9.05. Binding Effect; No Third-Party Beneficiaries; No Assignment.

(a) The provisions of this Agreement shall be binding upon and, except as provided in Section 6.12 (which shall be to the benefit of the parties referred to in such section), shall inure only to the benefit of the parties hereto and their respective successors and assigns. Except (i) as provided in Section 6.12 and (ii) for the right of the Company, on behalf of the holders of the Shares to pursue derivative damages in accordance with the terms of this Agreement in the event of Parent’s, or Merger Subsidiary’s breach of this Agreement, which right is hereby acknowledged and agreed by Parent and Merger Subsidiary (provided that this clause is not intended, and under no circumstances shall be deemed, to create any right of the holders of the Shares or the holders of awards under any Company Stock Plan to bring an action against Parent or Merger Subsidiary pursuant to this Agreement or otherwise), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto, and nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their Affiliates at any time; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of any of its obligations hereunder. Any assignment in violation of the foregoing shall be null and void.

Section 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would cause the application of the laws of any other jurisdiction.

Section 9.07. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or any state appellate court therefrom or if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.10. Entire Agreement. This Agreement and the CVR Agreement (including any annexes, schedules and exhibits hereto and thereto), together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to their subject matter.

Section 9.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties agree to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.12. Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. In the event of any breach or threatened breach by Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, of any covenant or obligation of such party contained in this Agreement, the other party shall be entitled to, and the other party will not oppose (on the basis that the other party has an adequate remedy at law), in addition to any monetary remedy or damages and without proof of damages or otherwise: a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and an injunction or other equitable relief restraining such breach or threatened breach. The parties also agree that the right of specific performance is an integral part of the Merger and the other transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.12 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.13. Disclosure Schedule. Any reference in a particular section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section or subsection of this Agreement and any other Section or subsection of this Agreement to the extent it is reasonably apparent on the face of such disclosure that such disclosure applies to such other Section or subsection.

Section 9.14. Rules of Construction.

Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Joseph Truitt
Name: Joseph Truitt
Title: President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Aradhana Sarin
Name: Aradhana Sarin
Title: Chief Strategy and Business Officer

BEAGLE MERGER SUB, INC.

By:	/s/ Aradhana Sarin
Name: Aradhana Sarin
Title: President

Signature Page to Agreement and Plan of Merger

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION

OF

ACHILLION PHARMACEUTICALS, INC.

(originally incorporated on August 5, 1998)

FIRST:    The name of the corporation (the “Corporation”) is Achillion Pharmaceuticals, Inc.

SECOND:    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of capital stock that the Corporation has the authority to issue shall be 2,000, consisting of 1,000 shares (each, a “Preferred Share”) of preferred stock, par value $0.001 per share (“Preferred Stock”) and 1,000 shares of common stock, par value $0.001 per share (“Common Stock”).

A.    COMMON STOCK

1.    General. The dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).

B.    PREFERRED STOCK

The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted and imposed on the Preferred Stock are as set forth below in this Part B of this Article Fourth. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.    Dividends.

(a)    From and after the date of this Certificate of Incorporation, holders of the Preferred Shares, in preference to the holders of any other class or series of the Corporation’s stock (the “Junior Stock”), shall be entitled to receive cumulative dividends (accruing from and after the date of issuance of such Preferred Shares) at the rate of eight percent (8%) of the Preferred Share Price (as hereinafter defined), which shall compound annually on each outstanding Preferred Share whether or not such dividends are earned or declared and whether or not sufficient funds are legally available therefor (as adjusted for any stock dividends, combinations, splits, recapitalizations and related transactions with respect to such shares).

(b)    So long as any Preferred Share shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation or any subsidiary or affiliate thereof (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation at a price per share determined in accordance with such agreements or upon the exercise of the Corporation’s right of first offer, if any, upon a proposed transfer) until all accrued dividends on the Preferred Shares shall have been paid.

2.    Liquidation.

(a)    Upon a Liquidation (as defined below), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Preferred Shares shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each Preferred Share, an amount (the “Preference Amount”) equal to the sum of (A) $50,000 (the “Preferred Share Price”) and (B) all accrued and unpaid dividends (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event after the date of issuance of the first Preferred Share) before any distribution shall be made to the holders of the Common Stock, or any other class or series of Junior Stock of the Corporation. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Shares the full Preference Amount to which they shall be entitled, the holders of Preferred Shares shall share pro rata in any distribution of assets in accordance with their respective Preference Amounts.

(b)    “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, or (ii) any Sale of the Corporation. “Sale of the Corporation” means (i) the sale of all or substantially all of the Corporation’s assets, (ii) the sale or transfer of the outstanding shares of capital stock of the Corporation, or (iii) the merger or consolidation of the Corporation with another person or entity, in each case in clauses (ii) and (iii) of this sentence above under circumstances in which the holders of the voting power of outstanding capital stock of the Corporation, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way or merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

(c)    If any or all of the proceeds payable to the stockholders of the Corporation in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board of Directors.

(d)    Payments to Holders of Common Stock. In the event of a Liquidation, after the payment in full of all Preference Amounts required to be paid to the holders of Preferred Shares, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

3.    Redemption.

(a)    At any time after the three-year anniversary of the date of this Certificate of Incorporation, the Corporation may, at its option, and at any time, redeem, at the applicable Preference Amount (as determined in Section 2(a) above), all (but not less than all) of the Preferred Stock then outstanding. The Corporation shall give notice pursuant to this Section 3 to all of the holders of the then outstanding Preferred Shares at the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice.

(b)    Notice. If the Corporation elects to redeem the Preferred Shares in accordance with Section 3(a), the Corporation shall mail a notice of redemption (the “Redemption Notice”) to each holder of Preferred Shares, addressed to such stockholder at the address appearing on the books of the Corporation. The Redemption Notice shall include (i) the shares to be redeemed, (ii) the redemption date, (iii) the redemption price and (iv) the place at which the stockholders may obtain payment of the redemption price upon surrender of their share certificates.

(c)    Cessation of Rights. If funds are available on the date fixed for a redemption of the Preferred Shares, then, whether or not the certificates representing the Preferred Shares which are to be redeemed are surrendered for payment of the applicable redemption price, the Preferred Shares which are redeemed shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to the Preferred Shares redeemed on or after the date fixed for redemption and shall be entitled only to receive the applicable redemption price for such redeemed shares, without interest, upon surrender of the certificates, representing the redeemed shares.

4.    Voting. No holder of Preferred Shares shall be entitled to any voting rights with respect to such Preferred Shares, except as required by law.

FIFTH:    In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a)    Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the board of directors of the Corporation; and

(b)    Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws of the Corporation; and

(c)    Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated by the board of directors of the Corporation or in the by-laws of the Corporation; and

(d)    Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

SIXTH:    The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person (other than actions, suits, proceedings, claims or counterclaims to enforce such person’s rights to indemnification or advancement) unless such action, suit, proceeding, claim or counterclaim was authorized in the specific case by the board of directors of the Corporation. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal. In furtherance of and not in limitation of the foregoing, the Corporation shall advance expenses, including attorneys’ fees, incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation.

SEVENTH:    No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director’s breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

EIGHTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this [    ] day of [                ].

ACHILLION PHARMACEUTICALS, INC.

By:

Name:

Title:

Exhibit B

FORM OF

CONTINGENT VALUE RIGHTS AGREEMENT

Exhibit C

GENERAL RELEASE

Last	First
Employee’s Last Name	First Name	Middle Initial

I, the undersigned, am executing and delivering this Agreement in connection with that certain Agreement and Plan of Merger, dated as of [_________], 2019 (the “Merger Agreement”), by and among the Company, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and [Beagle Merger Sub, Inc.], a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”) with the Company to survive the Merger and become a wholly-owned subsidiary of Parent. As a condition to its willingness to consummate the transactions contemplated by the Merger Agreement, Parent has required that I enter into this Agreement.

In consideration of the covenants and agreements set forth in the Merger Agreement and in this Agreement (including, without limitation, the acceleration of my unvested Company Stock Options for which I was otherwise not entitled), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby confirm my understanding and agreement, as follows:

1. Definition. For the purposes of this Agreement, the “Company” means and includes Achillion Pharmaceuticals, Inc. and all of its current, past and future successors, subsidiaries, affiliates and assigns, including without limitation Merger Subsidiary and Parent. Any capitalized term used herein but not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement.

2. Release.

(a) Effective as of the Effective Time, in consideration for the right to receive the payment provided for in the Merger Agreement (including, without limitation, the acceleration of my unvested Company Stock Options), I acknowledge and agree, on behalf of myself and, if and only to the extent permitted under Applicable Law, each of my agents, trustees, beneficiaries, directors, officers, controlled Affiliates, subsidiaries, estate, successors, assigns, members and partners (each, a “Releasing Party”) that I irrevocably and unconditionally release (i) Parent, (ii) the Company; (iii) each person or entity that is an Affiliate of the Company or Parent; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective Persons identified or otherwise referred to in any of clauses (i), (ii), (iii) and (iv) of this Section 2 (collectively, the “Releasees”) from and after the Effective Time from any and all past, present or future dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of any kind or nature, including: (A) any unknown, unsuspected or undisclosed claim; and (B) any claim or right that may be asserted or exercised by the Releasing Party or any Affiliate of the Releasing Party, but in case of each of clauses (A) and (B), only to the extent relating to or arising (directly or indirectly) out of any act, omission or event occurring prior to the Closing, including without limitation any claims relating to employment with the Company and any claims relating to the my ownership of Company Common Stock or Company Stock Options, or any securities convertible or exchangeable for Company Common Stock or any actual or promised grants of any of the foregoing (collectively, “Claims”); provided that I am not releasing any of my rights (and the Releasees are not hereby released from any of their obligations) under or relating to (I) the Merger Agreement, or any other agreement entered into in connection with the Merger Agreement, including, the right to receive payments under the Merger Agreement or any other agreement entered into in connection with the Merger Agreement, (II) any vested rights under any employee benefits plans and any accrued obligations as to salaries, wages, accrued vacation, commissions, or reimbursable expenses, and (III) any obligations of the Releasees to indemnify any officer or director of the Company in their capacity as such and any rights with respect to any directors’ and officers’ liability insurance policy maintained by the Company.

(b) I (on my own behalf and if and only to the extent permitted under Applicable Law, on behalf of the my Affiliates) hereby waive the benefits of, and any rights that I or any of the my Affiliates may have under, any statute or common law regarding the release of unknown Claims in any jurisdiction. I acknowledge that I have read Section 1542 of the Civil Code of the State of California that provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I hereby waive any right or benefit relating to a Claim that I have or may have under Section 1542 of the Civil Code, any similar law of any other jurisdiction, or any common law principles of similar effect, to the full extent that I may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. I acknowledge that I or my representatives may hereafter discover claims or facts in addition to or different from those that I now know or believe to exist with respect to the subject matter of this Agreement, but that it is my intention in executing this Agreement to fully, finally and forever settle and release all of the matters released herein in respect of a Claim. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or fact.

(c) The release pursuant to this Section 2 is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason.

3. Severability and Interpretation. In the event that any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

4. Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

5. Notices. Any notice which the Company is required or may desire to give to me shall be given to me by personal delivery or registered or certified mail, return receipt requested, addressed to me at the address of record with the Company, or at such other place as I may from time to time designate in writing. Any notice which I am required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company’s General Counsel at the Company’s principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

6. Acquiescence in Injunction. I understand that if I violate any provision of this Agreement the Company will be irreparably harmed and will have no adequate remedy at law. The Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, this Agreement.

7. Governing Law. This Agreement and any disputes arising under or in connection with it shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state. I hereby submit for the sole purpose of this Agreement and any dispute arising under or in connection with it to the jurisdiction of the courts located in the State of Delaware, and hereby waive any objection (on the grounds of lack of jurisdiction or forum non conveniens or otherwise) to the exercise of such jurisdiction over me by any such courts.

8. Survival. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

9. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I will not assign this Agreement.

10. Other Agreements. If I have signed or do sign other agreements with the Company relating to any subject matter in this Agreement, the Company’s benefits and protections under each such agreement will be given full force and effect and will be interpreted to provide the Company with cumulative rights and remedies such that the terms most protective of the Company’s interests are enforced.

11. Compliance. If requested by the Company, I agree to submit a written declaration or affidavit affirming my compliance with this Agreement, under penalty of perjury.

12. Counterparts. This Agreement may be executed in counterparts, including by electronic delivery, each of which shall be deemed to be an original and all of which shall be taken together and deemed to be one instrument.

13. WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND I WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

[Signature Page Follows.]

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

ACHILLION PHARMACEUTICALS, INC.

By:
	Joseph Truitt	Name
President & Chief Executive Officer

Date:		Date:

[Signature Page to Release Agreement]

Exhibit D

GENERAL RELEASE, NONDISCLOSURE, ASSIGNMENT OF INVENTIONS

AND POST-EMPLOYMENT COVENANTS AGREEMENT

Last	First
Employee’s Last Name	First Name	Middle Initial

I, the undersigned, recognize the importance of protecting the Company’s rights and legitimate interests in its ideas, inventions, discoveries, trade secrets, confidential information and good will and, further, recognize that execution of this Agreement is an express condition of my employment.

I also am executing and delivering this Agreement in connection with that certain Agreement and Plan of Merger, dated as of [_________], 2019 (the “Merger Agreement”), by and among the Company, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and [Beagle Merger Sub, Inc.], a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”) with the Company to survive the Merger and become a wholly-owned subsidiary of Parent. As a condition to its willingness to consummate the transactions contemplated by the Merger Agreement, Parent has required that I enter into this Agreement.

In consideration of the covenants and agreements set forth in the Merger Agreement and in this Agreement (including, without limitation, the acceleration of my unvested Company Stock Options for which I was otherwise not entitled), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby confirm my understanding and agreement, as follows:

1. Definition. For the purposes of this Agreement, the “Company” means and includes Achillion Pharmaceuticals, Inc. and all of its current, past and future successors, subsidiaries, affiliates and assigns, including without limitation Merger Subsidiary and Parent. Any capitalized term used herein but not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement.

2. Covenant Not to Disclose.

(a) I agree that I will not, at any time during or after the termination of my employment with the Company, regardless of the reason for my termination, and except as otherwise permitted by Section 5 below, communicate, disclose or otherwise make available to any person or entity (other than the Company), or use for my account (except in the course of my employment with the Company) or for the benefit of any other person or entity, directly or indirectly, unless authorized by the Company in writing, any information or materials proprietary to the Company that relates to the Company’s business, organization, finances or affairs which is of a confidential nature, including, but not limited to, trade secrets, technical, scientific or other secrets, information or materials relating to existing or proposed pharmaceutical products (in all and various stages of development), business plans, suppliers, licensors, licensees, investors, affiliates, inventions, designs, methods, techniques, systems, processes, data, software programs, software code, “know-how”, marketing information and materials, marketing and development plans, customer lists and other customer information (including current prospects), price lists, pricing policies, personnel information obtained because of my duties and responsibilities, training methods and materials and financial information (collectively, “Proprietary Information”). Proprietary Information includes any and all such information and materials, whether or not obtained by me with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by my efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure. I further agree that I will retain such knowledge and information which I acquire and develop during my employment respecting such Proprietary Information in trust for the sole and exclusive benefit of the Company and its successors and assigns, and except as otherwise permitted by Section 5 below, shall not use or attempt to use any Proprietary Information except as may be required in the ordinary course of performing my duties as a

Company employee or use any proprietary information in any manner that may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

(b) The provisions of this Paragraph shall apply to Proprietary Information obtained by the Company from any third party.

3. Inventions.

(a) If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101) or otherwise. The term “Development” shall mean any invention, idea, creation, modification, discovery, design, development, improvement, biological or other process, cell line, lab notebook, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection). I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks), title and interest that I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

(b) I agree that I will promptly disclose to the Company all ideas, inventions, discoveries and improvements (including, but not limited to, those which are or may be patentable or subject to copyright protection) which I make, originate, conceive or reduce to practice during my employment with the Company and which relate directly or indirectly to the business of the Company or to work or investigations done for the Company (collectively, “Inventions”). All Inventions shall be the sole and exclusive property of the Company, and I hereby assign to the Company all rights therein, except as may otherwise be specifically agreed by the Company in writing. I further represent that, to the best of my knowledge and belief, none of the Developments will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that I will use my best efforts to prevent any such violation.

(c) In order that the Company may protect its rights in the Inventions, I will make adequate written records of all Inventions, which records shall be the Company’s property; and, both during and after termination of my employment with the Company, I will, without charge to the Company but at its request and expense, sign all papers, including forms of assignment, and render any other proper assistance necessary or desirable to transfer or record the transfer to the Company of my entire right, title and interest in and to the Inventions, and for the Company to obtain, maintain and enforce patents, copyrights, trade secrets or other protections thereon or with respect thereto (as the case may be) throughout the world.

(d) I represent that the Developments identified in the Appendix, if any, attached hereto comprise all the Developments that I have made or conceived prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title of such Developments and the purpose thereof but not details of the Development itself. IF THERE ANY SUCH DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE, OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. ____________

(e) The obligations contained in this Paragraph 3 shall continue beyond the termination of my employment with respect to Inventions (whether patentable or copyrightable or not) conceived or made by me during the period of my employment.

(f) With respect to any Developments, and work of any similar nature (from any source), whenever created, which I have not prepared or originated in the performance of my employment, but which I provide to the Company or incorporate in any Company product or system, I hereby grant to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Developments. I will not include in any Developments I deliver to the Company or use on its behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by me or others unless I provide the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.

(g) By this Agreement, I irrevocably constitute and appoint the Company as my agent and attorney-in-fact for the purpose of executing, in my name and on my behalf, such instruments or other documents as may be necessary to transfer, confirm and perfect in the Company the rights I have granted to the Company in this Paragraph 3 and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

4. Covenant to Report; Documents and Tangible Property. I will promptly communicate and disclose to the Company all observations made and data obtained by me in the course of my employment by the Company and shall not make, use or permit to be used (at any time) any Company Property otherwise than for the benefit of the Company. “Company Property” shall include all written materials, records, documents and other tangible property made by me or coming into my possession during my employment concerning the business or affairs of the Company, including, but not limited to, any Proprietary Information and/or any Inventions which are conceived or generated by me. All Company Property shall be the sole and exclusive property of the Company and, upon the termination of my employment (or at such earlier time as the Company may request me to do so), I will promptly deliver the same, in my possession, custody or control, to the Company or to any party designated by it, without retaining any copies, notes or excerpts thereof. I agree to render to the Company, or to any party designated by it, such reports of the activities undertaken by me or conducted under my direction during my employment as the Company may request.

5. Scope of Disclosure Restrictions. I understand and acknowledge that nothing in this Agreement prohibits me from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings, and that I am not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information I obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding my confidentiality and nondisclosure obligations, I understand that, and the Company is hereby advising me as follows, pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6. Post-Employment Covenants to the Company. In order to protect the Company’s interests in its Proprietary Information, Inventions, Developments, Company Property, and its relationship with its employees, independent contractors and its customers and suppliers, I hereby agree to the following covenants, which I recognize are narrowly tailored to protect these legitimate Company interests.

(a) Covenant Not to Compete. I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason engage in, or assist others in engaging in, or participate in the formation of, any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is, or is about to become, competitive with Achillion Pharmaceuticals, Inc.’s business as of immediately prior to the Effective Time, including but not limited to any business or enterprise that researches, develops, manufactures, distributes, markets, licenses, sells, commercializes or provides any product that competes with any product developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by Achillion Pharmaceuticals, Inc. while I was employed by the Company.

(b) Covenant Not to Solicit or Interfere

(i) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason, either alone or in association with others (x) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (y) recruit or attempt to recruit, or engage or attempt to engage, any person who was employed or otherwise engaged by the Company at any time during the term of my employment with the Company; provided, that this clause (y) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer.

(ii) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason solicit, divert or appropriate, or attempt to solicit, divert or appropriate, the business of any customer or potential customer of the Company as an individual on my own account, as a stockholder, principal, partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an employee, agent, salesman, contractor or consultant of any person or entity, or otherwise.

(iii) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason interfere or attempt to interfere with the relationship of the Company with any person or entity which at any time during my employment with the Company was an employee, licensee, sales agent or sales representative (or employee thereof), or customer, potential customer or vendor of, or supplier or licensor to, or in the habit of dealing with, the Company, as an individual on my own account, as a partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an employee, agent, salesman, contractor or consultant of any person or entity, or otherwise.

(iv) I shall not during my employment with the Company and for a period of one year following the termination of my employment for any reason employ or in any manner solicit, induce or attempt to solicit or induce any licensee, sales agent or sales representative (or any employee thereof) of, or any vendor, supplier or licensor to, the Company, or any such person and/or entity whose association with the Company has terminated within six (6) months prior to or after my termination with the Company, to terminate his or its association with the Company, or otherwise interfere with the relationship of the Company with any such person or entity, whether for my own account or the account or the account of any other person or entity.

7. Release.

(a) Effective as of the Effective Time, in consideration for the right to receive the payment provided for in the Merger Agreement (including, without limitation, the acceleration of my unvested Company Stock Options), I acknowledge and agree, on behalf of myself and, if and only to the extent permitted under Applicable Law, each of my agents, trustees, beneficiaries, directors, officers, controlled Affiliates, subsidiaries, estate, successors, assigns, members and partners (each, a “Releasing Party”) that I irrevocably and unconditionally release (i) Parent, (ii) the Company; (iii) each person or entity that is an Affiliate of the Company or Parent; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective Persons identified or otherwise referred to in any of clauses (i), (ii), (iii) and (iv) of this Section 7 (collectively, the “Releasees”) from and after the Effective Time from any and all past, present or future dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of any kind or nature, including: (A) any unknown, unsuspected or undisclosed claim; and (B) any claim or right that may be asserted or exercised by the Releasing Party or any Affiliate of the Releasing Party, but in case of each of clauses (A) and (B), only to the extent relating to or arising (directly or indirectly) out of any act, omission or event occurring prior to the Closing, including without limitation any claims relating to employment with the Company and any claims relating to the my ownership of Company Common Stock or Company Stock Options, or any securities convertible or exchangeable for Company Common Stock or any actual or promised grants of any of the foregoing (collectively, “Claims”); provided that I am not releasing any of my rights (and the Releasees are not hereby released from any of their obligations) under or relating to (I) the Merger Agreement, or any other agreement entered into in connection with the Merger Agreement, including, the right to receive payments under the Merger Agreement or any other agreement entered into in connection with the Merger Agreement, (II) any vested rights under any employee benefits plans and any accrued obligations as to salaries, wages, accrued vacation, commissions, or reimbursable expenses, and (III) any obligations of the Releasees to indemnify any officer or director of the Company in their capacity as such and any rights with respect to any directors’ and officers’ liability insurance policy maintained by the Company.

(b) I (on my own behalf and if and only to the extent permitted under Applicable Law, on behalf of the my Affiliates) hereby waive the benefits of, and any rights that I or any of the my Affiliates may have under, any statute or common law regarding the release of unknown Claims in any jurisdiction. I acknowledge that I have read Section 1542 of the Civil Code of the State of California that provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I hereby waive any right or benefit relating to a Claim that I have or may have under Section 1542 of the Civil Code, any similar law of any other jurisdiction, or any common law principles of similar effect, to the full extent that I may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. I acknowledge that I or my representatives may hereafter discover claims or facts in addition to or different from those that I now know or believe to exist with respect to the subject matter of this Agreement, but that it is my intention in executing this Agreement to fully, finally and forever settle and release all of the matters released herein in respect of a Claim. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or fact.

(c) The release pursuant to this Section 7 is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason.

8. Severability and Interpretation. In the event that any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

9. Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

10. Notices. Any notice which the Company is required or may desire to give to me shall be given to me by personal delivery or registered or certified mail, return receipt requested, addressed to me at the address of record with the Company, or at such other place as I may from time to time designate in writing. Any notice which I am required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company’s General Counsel at the Company’s principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

11. Acquiescence in Injunction. I understand that if I violate any provision of this Agreement the Company will be irreparably harmed and will have no adequate remedy at law. The Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, this Agreement.

12. No Conflicting Agreements; Disclosure to Future Employers. I represent and warrant to the Company that I am not subject to any restrictions on my ability to grant to the Company the rights referred to in this Agreement, and that I have not previously assumed any obligations inconsistent with those of this Agreement. I further represent, warrant and covenant to the Company that I am in compliance and shall remain in compliance with any and all obligations previously assumed by me to any third party with respect to nondisclosure and assignment of inventions. I have not entered into, and I will not enter into, any agreement either written or oral in conflict herewith. I will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in this Agreement to any business or enterprise which I may directly or indirectly own, manage, operate, finance, join, control or in which I may participate in the ownership, management, operation, financing, or control, or with which I may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise. During the one-year period following the termination of my employment for any reason, I agree that if there is a reasonable possibility that my compliance with the terms of this Agreement may be at risk by providing services to another person or entity, then I will promptly, and in advance of providing any such services: (i) notify that person or entity of my obligations under this Agreement, and provide them a copy of this Agreement; and (ii) notify the Company’s General Counsel in writing of the identity of the person or entity and a description of the services to be provided by me. The Company has the right, at any time, to notify any third party of this Agreement and any alleged violations.

13. Governing Law. This Agreement and any disputes arising under or in connection with it shall be governed by the laws of the [Commonwealth of Pennsylvania / State of Connecticut], without giving effect to the principles of conflict of laws of such state. I hereby submit for the sole purpose of this Agreement and any dispute arising under or in connection with it to the jurisdiction of the courts located in the [Commonwealth of Pennsylvania / State of Connecticut], and hereby waive any objection (on the grounds of lack of jurisdiction or forum non conveniens or otherwise) to the exercise of such jurisdiction over me by any such courts.

14. Survival. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

15. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I will not assign this Agreement.

16. Cooperation. During my employment with the Company and after my employment ends, I agree to provide such information as the Company may reasonably request with respect to any transaction or other matter in which I was involved in any way during my employment. I further agree to assist and cooperate with the Company in connection with the defense, prosecution, government investigation, or internal investigation of any claim or matter that may be made against, concerning, or by the Company. Such assistance and cooperation shall include timely, comprehensive, and truthful disclosure of all relevant facts known to me, including through in-person interview(s) with the Company’s internal Legal Department or outside counsel. The Company will provide reimbursement for all properly documented reasonable expenses incurred in connection with rendering services under this Section 16, including, but not limited to, reimbursement for all reasonable travel, lodging, and meal expenses.

17. Nondisparagement. I agree that I will not do or say anything that disparages the Company, or any of their officers, directors or employees, or reflects negatively on them, or encourages any adverse action against them, except to the extent required by Applicable Law or as permitted by Section 5 above.

18. At-Will Employment. My employment with the Company is terminable at will by the Company and/or me for any reason, with or without cause or notice, and without following any specific procedures. Nothing in this Agreement alters this at-will relationship, which may only be changed by a written employment contract signed by the Company’s Chief Executive Officer.

19. Employment Changes. This Agreement will remain in full force and effect regardless of any changes to my position, title or primary work location.

20. Other Agreements. If I have signed or do sign other agreements with the Company relating to any subject matter in this Agreement, the Company’s benefits and protections under each such agreement will be given full force and effect and will be interpreted to provide the Company with cumulative rights and remedies such that the terms most protective of the Company’s interests are enforced.

21. Compliance. If requested by the Company, I agree to submit a written declaration or affidavit affirming my compliance with this Agreement, under penalty of perjury.

22. Exclusions for Attorneys. If I am an attorney licensed to practice law, I understand and agree that nothing in this Agreement shall be construed as a restriction on my ability to practice law, or to otherwise impose any obligation on me that would violate the applicable rules governing the legal profession in any jurisdiction in which I am so licensed, including: (a) as an in-house attorney employed by an entity that competes with the Company; or (b) as an employee, partner, or shareholder of a law firm that represents clients that compete with the Company. If I am an attorney licensed to practice law, I understand and acknowledge that, as a licensed attorney, I have obligations in addition to those set forth in this Agreement to, among other things, maintain strict confidentiality with respect to information encompassed by the attorney/client privilege or the work product doctrine; and such obligations continue indefinitely after my employment with the Company ends. Accordingly, this Agreement shall be interpreted and construed in accordance with my obligations as a licensed attorney and applicable rules of professional conduct relating to the practice of law, and nothing in this Agreement shall be deemed to expand or contract my ethical and professional duties under those rules.

23. Counterparts. This Agreement may be executed in counterparts, including by electronic delivery, each of which shall be deemed to be an original and all of which shall be taken together and deemed to be one instrument.

24. WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND I WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

[Signature Page Follows.]

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

ACHILLION PHARMACEUTICALS, INC.

By:
	[Joseph Truitt][1]	Name
[President & Chief Executive Officer]

Date:		Date:

[1]	Signatory to be a different officer for Joseph Truitt’s agreement

[Signature Page to Noncompete/Release Agreement]

APPENDIX – TITLE/PURPOSE OF DEVELOPMENTS

The following is a complete list of all Developments and the purpose of those Developments:

______             No Developments

______             See Below

Developments and Purpose:

Annex B

FORM OF

CONTINGENT VALUE RIGHTS AGREEMENT

Dated as of

[                ], 20[    ]

among

Alexion Pharmaceuticals, Inc.

and

[Rights Agent]

as Rights Agent

B-i

CONTINGENT VALUE RIGHTS AGREEMENT

CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 20[    ] (this “Agreement”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), [●], as rights agent (the “Rights Agent”), in favor of each person who from time to time holds one or more contingent value rights (the “CVRs”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated October 15, 2019 (the “Merger Agreement”), by and among Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Parent and Beagle Merger Sub, Inc., a Delaware corporation wholly owned by Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”) with the Company surviving (the “Surviving Corporation”), on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, Parent has agreed to provide to the Holders of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) and Holders of In the Money Options (as defined in the Merger Agreement) (the “Option Holders”) the right to receive the Regulatory Approval Milestone Payment and the Clinical Trial Milestone Payment (each, as defined below) during the Regulatory Approval Milestone Period and the Clinical Trial Milestone Period, respectively (each as defined below);

WHEREAS, pursuant to this Agreement, the potential amount payable per CVR with respect to the Regulatory Approval Milestone Payment is $1.00 in cash, without interest; and

WHEREAS, pursuant to this Agreement, the potential amount payable per CVR with respect to the Clinical Trial Milestone Payment is $1.00 in cash, without interest.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Adaptive Trial” means a Clinical Trial that is designed to allow for a prospectively planned modification from a Phase II Clinical Trial to a Phase III Clinical Trial based on accumulating data from subjects in such Clinical Trial (as permitted by the FDA).

“Assignment Transaction” means any transaction (including a sale of assets, spin-off, split-off or licensing transaction), other than a Change in Control, pursuant to which (a) any rights of Parent or any of its Affiliates (including Intellectual Property rights) (i) necessary for the development or commercialization of any Product or (ii) useful for the development or commercialization of any Product (other than, in the case of any useful but not necessary rights, to the extent that the applicable transaction would not reasonably be expected to result in a material delay in achievement of any of the Milestones) or (b) all or substantially all of the assets used or held for use in connection with any Product, in each case (in respect of the foregoing (a) and (b)) are, directly or indirectly, disposed of, sold, licensed, assigned, conveyed, or transferred to or acquired by any Person other than by Parent or any of Parent’s direct or indirect wholly-owned subsidiaries (such Person, the “Acquiror”). An

“Assignment Transaction” shall not apply to (a) sales of a Product made by Parent or its Affiliates to distributors in the ordinary course, or ordinary course licensing arrangements between Parent and its Affiliates, on the one hand, and third party distributors, contract research organizations or contract manufacturers on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing and selling a Product, in each case, on Parent’s or its Affiliates’ behalf and (b) licenses granted by Parent or its Affiliates so long as Parent and its Affiliates retain any and all necessary rights and useful rights (other than, in the case of any useful but not necessary rights, to the extent that the applicable license would not reasonably be expected to result in a material delay in achievement of any of the Milestones) to develop and obtain approval by the FDA and any other applicable Regulatory Authority to market and sell the Products. For purposes of this definition, any delay that reasonably would be expected to result in failure to achieve any of the Milestones hereunder shall be deemed to be a “material delay.”

“Board of Directors” means the board of directors of Parent or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution of the Board of Directors that has been certified in writing by the chairman of the Board of Directors, the chief executive officer, chief financial officer, executive vice president, company secretary or a deputy company secretary of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, which has been delivered to the Rights Agent.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are authorized or required by Law or executive order to be closed in New York City.

“Change in Control” means (a) a merger or consolidation involving Parent in which Parent is not the surviving entity, (b) any transaction involving Parent in which Parent is the surviving entity but in which the stockholders of Parent immediately prior to such transaction own less than fifty percent (50%) of Parent’s voting power immediately after the transaction or (c) any sale of all or substantially all of Parent’s assets.

“Clinical Trial” means a clinical study of a pharmaceutical product conducted on human subjects.

“Clinical Trial Milestone” means, and will be deemed to occur upon, the earlier of (a) first dosing of the first patient with the Clinical Trial Product in the first Phase III Clinical Trial, (b) the Conversion Date for the first Converted Trial of the Clinical Trial Product (and, for clarity, the first dosing of the first patient in an Adaptive Trial prior to the Conversion Date shall not constitute dosing of a first patient in a Phase III Clinical Trial), and (c) the first submission of a new drug application to market and sell the Clinical Trial Product in the United States.

“Clinical Trial Milestone Payment” means $1.00 per CVR.

“Clinical Trial Milestone Period” means the period commencing as of the date of this Agreement and ending 11:59 p.m., Eastern Time, on that date that is four (4) years after the date of this Agreement.

“Clinical Trial Product” means any pharmaceutical product, including all forms, presentations, doses and formulations, containing the Company’s compound, ACH-5228 or any salt, free-base, hydrate, solvate, polymorph, isomer, enantiomer, metabolite, prodrug or other derivative thereof, whether as the sole active ingredient or in combination with other active ingredients.

“Commercially Reasonable Efforts” means, with respect to each Product, using such efforts and resources typically used by Parent for the development and commercialization of similar products at similar development stages taking into account, as applicable, such Product’s advantages and disadvantages, product profile, efficacy, safety, toxicity, tolerability, regulatory authority-approved labeling and pricing, the competitiveness of alternative products in the marketplace or under development, the current or future status as an orphan product, the patent coverage and proprietary position of such Product, the likelihood of development success or regulatory approval, the regulatory structure involved, the anticipated profitability of such Product, and other relevant scientific, technical and commercial factors typically considered in good faith by Parent in connection with such similar products. For clarity, Commercially Reasonable Efforts does not mean that either of Parent or any of its Affiliates guarantee either of the Milestones will be achieved or that either of the Milestones will be achieved by a specific date, and the fact that a Milestone is not actually achieved is not, in and of itself, dispositive evidence that Parent or any of its Affiliates did not in fact utilize its Commercially Reasonable Efforts in attempting to achieve such Milestone. For clarity, the application of Commercially Reasonable Efforts will not necessarily require Parent to disadvantage any particular currently available competing products or products currently under development by Parent or any of its Affiliates or which may in the future enter development by Parent or any of its Affiliates, the success of which may reduce the prospects of achieving the relevant Milestone. Any payments payable under this Agreement, including Milestone Payments, may not be taken into account in determining Commercially Reasonable Efforts.

“Conversion Date” means, with respect to a Converted Trial, the date when the first action specified in the protocol for the corresponding Adaptive Trial is taken following the decision to modify such Adaptive Trial to proceed as a Phase III Clinical Trial.

“Converted Trial” means an Adaptive Trial that is proceeding as a Phase III Clinical Trial following a prospectively planned modification from a Phase II Clinical Trial based on accumulating data from subjects in such Adaptive Trial.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Majority Holders” means, at the time of determination, Holders of at least the majority of the outstanding CVRs as set forth in the CVR Register.

“Milestone(s)” means the Clinical Trial Milestone and/or the Regulatory Approval Milestone, as applicable.

“Milestone Payment(s)” means the Clinical Trial Milestone Payment and/or the Regulatory Approval Milestone Payment, as applicable.

“Milestone Payment Date” means the date that is selected by Parent not more than fifteen (15) Business Days following the date of the achievement of the applicable Milestone.

“Milestone Period” means the Clinical Trial Milestone Period and/or the Regulatory Approval Milestone Period, as applicable.

“Officer’s Certificate” means a certificate signed by the chief executive officer, chief financial officer, or an executive vice president, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent or any other person authorized to act on behalf of Parent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for Parent or its direct or indirect wholly-owned subsidiaries.

“Party” shall mean the Rights Agent, Parent and/or the Holder(s), as applicable.

“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) by operation of Law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by The Depository Trust Company (“DTC”).

“Phase II Clinical Trial” means a Clinical Trial of the Clinical Trial Product within the scope of 21 C.F.R. § 312.21(b), as amended from time to time.

“Phase III Clinical Trial” means a Clinical Trial of the Clinical Trial Product that is intended as a pivotal study to gather effectiveness data to support the submission of a marketing application within the scope of 21 C.F.R. § 312.21(c), as amended from time to time.

“Product(s)” means the Clinical Trial Product and/or the Regulatory Approval Product, as applicable.

“Program Transaction” means any Assignment Transaction pursuant to which a Third Party is (a) assigned, or exclusively licensed for any and all uses, all Intellectual Property necessary or useful for the development or commercialization of Regulatory Approval Products or Clinical Trial Products or (b) assigned all or substantially all of the assets used or held for use in connection with Regulatory Approval Products or Clinical Trial Products.

“Regulatory Approval Milestone” means, and will be deemed to occur upon, Parent’s or its Affiliates’ (or their respective successors or assigns) first receipt of approval by the FDA of a new drug application or other regulatory approval application which approval grants Parent or its Affiliates (or their respective successors or assigns) the right to market and sell the Regulatory Approval Product in the United States.

“Regulatory Approval Milestone Payment” means $1.00 per CVR.

“Regulatory Approval Milestone Period” means the period commencing as of the date of this Agreement and ending 11:59 p.m., Eastern Time, on that date that is fifty-four (54) months after the date of this Agreement.

“Regulatory Approval Product” means any pharmaceutical product, including all forms, presentations, doses and formulations, containing the Company’s compound, ACH-4471 or any salt, free-base, hydrate, solvate, polymorph, isomer, enantiomer, metabolite, prodrug or other derivative thereof, whether as the sole active ingredient or in combination with other active ingredients.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

Section 1.2    Additional Definitions. For purposes of this Agreement, each of the following terms shall have the meaning specified in the Section set forth opposite to such term:

Term	Section
Acquiror	4.3(a)
Aggregate Clinical Trial Milestone Payment	2.4(a)
Aggregate Regulatory Approval Milestone Payment	2.4(b)
Aggregate Milestone Payments	2.4(b)
Agreement	Preamble
Assignee	6.10
Company	Recitals
CVR	Preamble
CVR Register	2.3(b)
DTC	1.1
Equity Awards Schedule	2.3(b)

Term	Section
Merger	Recitals
Merger Agreement	Recitals
Merger Subsidiary	Recitals
Milestone Achievement Certificate	2.4(a)
Option Holders	Recitals
Parent	Preamble
Rights Agent	Preamble
Shares	Recitals
Surviving Corporation	Recitals

Section 1.3    Other Definitional Provisions. Unless the context expressly otherwise requires:

(a)    the words “hereof,” “hereto,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)    the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)    the terms “Dollars” and “$” mean United States Dollars;

(d)    references herein to a specific Article, Section, or Annex shall refer, respectively, to Articles and Sections of, and Annexes to, this Agreement;

(e)    wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)    the term “or” will not be deemed to be exclusive;

(g)    references herein to any gender include the other gender; and

(h)    any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder.

ARTICLE 2

CONTINGENT VALUE RIGHTS

Section 2.1    CVRs. The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement. The initial Holders shall be the (i) holders of Shares other than Dissenting Shares immediately prior to the Effective Time and (ii) holders of Company Stock Options immediately prior to the Effective Time whose Company Stock Options are converted into the right to receive the Cash Merger Consideration pursuant to Section 2.06 of the Merger Agreement.

Section 2.2    Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs in whole or in part, that is not a Permitted Transfer, will be void ab initio and of no effect.

Section 2.3    No Certificate; Registration; Registration of Transfer; Change of Address.

(a)    The CVRs shall not be evidenced by a certificate or other instrument.

(b)    The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers. The CVR Register will initially show one position for Cede & Co. representing all Shares held by DTC on behalf of street name holders held by such holders as of immediately prior to the Effective Time. In the case of Option Holders, the CVRs shall be registered in the names and addresses of such Option Holder and in a denomination equal to the number of Shares subject to the outstanding number of Shares underlying the outstanding In the Money Options held by such Option Holder immediately prior to the Effective Time, and, in each case, as set forth in a schedule delivered by the Company to Parent (the “Equity Awards Schedule”). Except as otherwise provided herein, once registered on the CVR Register, such Option Holders shall be deemed “Holders” pursuant to this Agreement and entitled to all rights, and privileges and subject to all obligations under this Agreement. The Rights Agent hereby acknowledges the restrictions on transfer contained in Section 2.2 and agrees not to register a transfer which does not comply with Section 2.2.

(c)    Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Each of Parent and the Rights Agent may require payment, from any such Holder and any such transferee, of a sum sufficient to cover any stamp or other Tax or other charge of any nature whatsoever that is imposed by a Governmental Authority or Taxing Authority in connection with any such registration of transfer. Each of Parent and the Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder or a transferee of a CVR of applicable Taxes or charges unless and until each of Parent and the Rights Agent is satisfied that all such Taxes or charges have been paid by such Holder or such transferee. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.

(d)    A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the written notice is in proper form, promptly record the change of address in the CVR Register.

Section 2.4    Payment Procedures.

(a)    If the Clinical Trial Milestone occurs at any time prior to the expiration of the Clinical Trial Milestone Period, then, on or prior to the applicable Milestone Payment Date, Parent will deliver or cause to be delivered to the Rights Agent (i) a certificate (a “Milestone Achievement Certificate”) certifying the date of the satisfaction of the Clinical Trial Milestone and that the Holders are entitled to receive the Clinical Trial Milestone Payment and (ii) a wire transfer of Dollars in immediately available funds to an account designated by the Rights Agent, in the aggregate amount equal to the number of CVRs (as reflected in the CVR Register) then outstanding multiplied by the amount of the Clinical Trial Milestone Payment (the “Aggregate Clinical Trial Milestone Payment”), provided that Parent may instead, at its discretion, pay directly to the Surviving Corporation the aggregate amount payable to all Option Holders. After receipt of the wire transfer described in the foregoing sentence, the Rights Agent will promptly (and in any event, within five (5) Business Days) pay (x) by one lump sum wire payment to DTC for any Holder who is a former street name holder of Shares, (y) by one lump sum wire payment to the Surviving Corporation for all Option Holders (unless Parent has paid such amount itself to the Surviving Corporation) and (z) for all other Holders, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent (such amount in (x), (y) and (z) together, an amount in cash equal to Aggregate Clinical Trial Milestone Payment). The Rights Agent shall hold the Aggregate Clinical Trial Milestone Payment in a non-interest bearing account until such payment is made in accordance with the foregoing sentence. Notwithstanding the foregoing, in no event shall Parent be required to pay the Clinical Trial Milestone Payment more than once, and Parent shall not be required to pay the Clinical Trial Milestone Payment if the Clinical Trial Milestone occurs after the expiration of the Clinical Trial Milestone Period.

(b)    If the Regulatory Approval Milestone occurs at any time prior to the expiration of the Regulatory Approval Milestone Period, then, on or prior to the applicable Milestone Payment Date, Parent will deliver or cause to be delivered to the Rights Agent (i) a Milestone Achievement Certificate certifying the date of the satisfaction of the Regulatory Approval Milestone and that the Holders are entitled to receive the Regulatory Approval Milestone Payment and (ii) a wire transfer of Dollars of immediately available funds to an account designated by the Rights Agent, in the aggregate amount equal to the number of CVRs (as reflected in the CVR Register) then outstanding multiplied by the amount of the Regulatory Approval Milestone Payment (the “Aggregate Regulatory Approval Milestone Payment”, together with the Aggregate Clinical Trial Milestone Payment, the “Aggregate Milestone Payments”), provided that Parent may instead, at its discretion, pay directly to the Surviving Corporation the aggregate amount payable to all Option Holders. After receipt of the wire transfer described in the foregoing sentence, the Rights Agent will promptly (and in any event, within five (5) Business Days) pay (x) by one lump sum wire payment to DTC for any Holder who is a former street name holder of Shares, (y) by one lump sum wire payment to the Surviving Corporation for all Option Holders (unless Parent has paid such amount itself to the Surviving Corporation) and (z) for all other Holders, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent (such amount in (x), (y) and (z) together, an amount in cash equal to Aggregate Regulatory Approval Milestone Payment). The Rights Agent shall hold the Aggregate Regulatory Approval Milestone Payment in a non-interest bearing account until such payment is made in accordance with the foregoing sentence. Notwithstanding the foregoing, in no event shall Parent be required to pay the Regulatory Approval Milestone Payment more than once and Parent shall not be required to pay the Regulatory Approval Milestone Payment if the Regulatory Approval Milestone occurs after the expiration of the Regulatory Approval Milestone Period.

(c)    Except in respect of the CVRs corresponding to In the Money Options (which such CVRs shall be subject to the Tax withholding provisions set forth in Section 2.08 of the Merger Agreement), each of Parent and the Rights Agent shall be entitled to deduct and withhold from either of the Milestone Payments, if payable, such amounts as may be required to be deducted and withheld with respect to the applicable Milestone Payment or CVR under the Code, and the rules and regulations thereunder, or any other applicable provision of state, local or foreign Law relating to Taxes, as may be reasonably determined by Parent or the Rights Agent. Prior to making any such deduction or withholding, other than ordinary course payroll withholding and reporting, if applicable, Parent or the Rights Agent, as applicable, shall solicit IRS Form W-9 or IRS Form W-8, or any other appropriate forms or information from each Holder in order to avoid or reduce such deduction and withholding, and the Milestone Payment may be reasonably delayed in order to gather such forms or information. Any amounts so deducted and withheld shall be timely remitted over to the relevant Governmental Authorities. To the extent such amounts are so deducted and withheld and timely remitted to the relevant Governmental Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. As required by applicable Law, Parent or the Rights Agent, as applicable, shall deliver to the Person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable evidence of such withholding.

(d)    Any portion of any Milestone Payment that remains undistributed to the Holders twelve (12) months after the date of the applicable Milestone Achievement Certificate shall be delivered by the Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent for payment of such Milestone Payment, without interest, but such Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.

(e)    Neither Parent nor the Rights Agent shall be liable to any person in respect of any Milestone Payment delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(f)    Except to the extent any portion of the Milestone Payment is required to be treated as imputed interest and except as otherwise required pursuant to applicable Law, the Parties hereto intend to treat the Milestone Payments payable with respect to Shares for all Tax purposes as consideration for the Shares, pursuant to the Merger Agreement. Parent shall, and shall cause the Surviving Corporation to, report imputed interest on the CVRs as required by applicable Law.

Section 2.5    No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)    The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)    The CVRs will not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Affiliates.

Section 2.6    Enforcement of Rights of Holders. Any actions seeking the enforcement of the rights of Holders hereunder may only be brought either by the Rights Agent or the Majority Holders.

ARTICLE 3

THE RIGHTS AGENT

Section 3.1    Certain Duties and Responsibilities. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, bad faith or willful or intentional misconduct.

Section 3.2    Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a)    the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Party or Parties;

(b)    whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in good faith reliance upon such certificate;

(c)    the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection, and shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)    the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e)    the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers;

(f)    the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(g)    the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h)    Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claim, charge, demand, suit or loss, incurred without negligence, bad faith or willful or intentional misconduct;

(i)    the Rights Agent shall not be liable for consequential losses or damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder in the absence of gross negligence, bad faith or willful or intentional misconduct on its part;

(j)    Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes other than withholding Taxes owed by Holders and governmental charges, reasonable and documented out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and documented out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder; and

(k)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 3.3    Resignation and Removal; Appointment of Successor.

(a)    The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified, but in no event shall such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove the Rights Agent at any time by a Board Resolution specifying a date when such removal shall take effect, but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least thirty (30) days prior to the date so specified.

(b)    If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent, by a Board Resolution, shall promptly, appoint a qualified successor Rights Agent. If Parent shall fail to make such appointment within thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent then the incumbent Rights Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, unless otherwise consented to in writing by the Majority Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)    Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

(d)    In connection with any resignation or removal, the Rights Agent will cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

Section 3.4    Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE 4

COVENANTS

Section 4.1    List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent, promptly after the Effective Time and in no event later than ten (10) Business Days following the Effective Time, in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders and, with respect to Option Holders, in such form as set forth in the Equity Awards Schedule.

Section 4.2    Payment of Milestone Payment. Parent will duly deposit or cause to be deposited with the Rights Agent, on or prior to the Milestone Payment Date, the applicable Milestone Payment to be made to the Holders in accordance with the terms of this Agreement. Such amounts shall be considered paid on the Milestone Payment Date if on such date the Rights Agent has received in accordance with this Agreement money sufficient to pay all such amounts then due.

Section 4.3    Assignment Transactions.

(a)    Parent shall not, and shall cause its Affiliates, including the Surviving Corporation, not to, consummate any Assignment Transaction unless: such Transaction is (A) a Program Transaction; (B) the Acquiror is a pharmaceutical or biotechnology company with (1) substantial experience in conducting clinical development of, and filing for and obtaining approval in accordance with all applicable Laws to place on the market and sell in the United States, pharmaceutical products for human use and (2) a development, regulatory and scientific infrastructure, that is at least reasonably comparable to that of Parent and its Affiliates; (C) the Acquiror expressly assumes in writing all of Parent’s and its Affiliates’ obligations under this Agreement with respect to the applicable Products by an assumption agreement, executed and delivered to the Rights Agent, in form attached as Annex A; and (D) Parent has delivered to the Rights Agent an Officer’s Certificate stating that such transaction complies with this Section 4.3(a) and all conditions precedent herein related to such transaction have been complied with.

(b)    Notwithstanding Section 4.3(a), Parent may, in its sole discretion and without the consent of any other Party, consummate any Change in Control; provided that Parent or the Surviving Corporation, as applicable, will cause the Person acquiring Parent to expressly assume in writing Parent’s and the Surviving Corporation’s (as applicable) obligations, duties and covenants under this Agreement. No later than five (5) Business Days prior to the consummation of any Change in Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change in Control complies with this Section 4.3(b) and that all conditions precedent herein relating to such transaction have been satisfied.

Section 4.4    Commercially Reasonable Efforts. During each Milestone Period, Parent (and its successors and assigns) shall, and shall cause its (and their) Affiliates to, use Commercially Reasonable Efforts to achieve the Milestones. Notwithstanding the foregoing, Parent shall have no obligation to develop the Clinical Trial Product in any indication other than paroxysmal nocturnal hemoglobinuria.

Section 4.5    Tax Reporting. The Rights Agent shall comply with all applicable Laws, including as such Laws relate to Tax reporting and with withholding with respect to any Milestone Payments made pursuant to this Agreement, other than any payroll reporting requirements with respect to any Milestone Payments made under Section 2.4 of this Agreement.

Section 4.6    No Conflict. Parent will not enter into any agreement with any Third Party that is, or otherwise take any actions or inactions, in conflict with this Agreement in any material respect or adversely affect the performance of its obligations under this Agreement.

Section 4.7    Compliance with Applicable Laws. Parent agrees that its development and regulatory activities in connection with the Clinical Trial Product and Regulatory Approval Product will be carried out in compliance with all applicable Laws in all material respects.

ARTICLE 5

AMENDMENTS

Section 5.1    Amendments without Consent of Holders.

(a)    Without the consent of any Holders or the Rights Agent, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i)    to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii)    to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be reasonably necessary or desirable for the protection of the Holders; provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;

(iii)    to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;

(iv)    as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws; provided that, such amendments do not materially adversely affect the interests of the Holders;

(v)    to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.11;

(vi)    subject to Section 4.3, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent contained herein;

(vii)    to evidence the assignment of this Agreement by Parent as provided in Section 4.3; or

(viii)    any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Agreement of any such Holder.

(b)    Promptly after the execution by Parent of any amendment pursuant to the provisions of this Section 5.1, Parent shall deliver to the Rights Agent pursuant to Section 6.2 and shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.2    Amendments with Consent of Holders.

(a)    Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders or the Rights Agent), with the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b)    Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3    Execution of Amendments. In executing any amendment permitted by this Article 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4    Effect of Amendments. Upon the execution of any amendment under this Article 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE 6

MISCELLANEOUS AND GENERAL

Section 6.1    Termination. This Agreement will be terminated and of no force or effect, the Parties will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent) and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent to each Holder of both Milestone Payments required to be paid under the terms of this Agreement in accordance with Section 2.4(a) and 2.4(b), (b) the delivery of a written notice of termination duly executed by Parent and the Majority Holders and (c) the expiration of both Milestone Periods. For the avoidance of doubt, the termination of this Agreement will not affect or limit the right to receive the Milestone Payments under Section 2.4 to the extent earned prior to termination of this Agreement and the provisions applicable thereto will survive the expiration or termination of this Agreement.

Section 6.2    Notices to the Rights Agent and Parent. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to Parent:

Alexion Pharmaceuticals, Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Attention: General Counsel

Email: ellen.chiniara@alexion.com

With a copy to:

Foley Hoag LLP

Seaport Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210

Attention: Mark A. Haddad

Email: mhaddad@foleyhoag.com

If to Rights Agent:

[●]

Attention: [●]

Fax: [●]

Email: [●]

With a copy to:

[●]

Attention: [●]

Fax: [●]

Email: [●]

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

Section 6.3    Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.4    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by each other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 6.5    Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would cause the application of the laws of any other jurisdiction. The Parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County, Delaware and any appellate court therefrom. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 6.2 or in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6    Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 6.7    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 6.8    Third-Party Beneficiaries; Action by Majority Holders. Parent and the Rights Agent hereby agree that the respective covenants and agreements set forth herein are intended to be for the benefit of, and shall be enforceable by, the Majority Holders, who are intended third-party beneficiaries hereof. Parent and the Rights Agent further agree that this Agreement and their respective covenants and agreements set forth herein are solely for the benefit of Parent, the Rights Agent, the Holders and their respective permitted successors and assigns hereunder in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, will confer upon any Person other than Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder any benefit or any legal or equitable right, remedy or claim hereunder. Except for the right of the Rights Agent set forth herein, the Majority Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights. The Parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies will not be an adequate remedy for any such damages. Accordingly, the Parties hereto acknowledge and hereby agree that in the event of any breach by Parent or Assignee (as such term is defined below), on the one hand, or the Rights Agent or the Majority Holders, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Parent or Assignee, on the one hand, and the Rights Agent or the Majority Holders, on the other hand, shall be entitled to (and the other Party will not oppose) an injunction or injunctions to prevent or restrain breaches of this Agreement, by the other(s) (as applicable), and to specific enforcement of the terms and provisions of this Agreement.

Section 6.9    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties agree to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.10    Assignment. This Agreement shall not be assignable provided, however, that (a) Parent may assign this Agreement to a Person (each such Person, an “Assignee”) (i) which is a direct or indirect wholly-owned subsidiary of Parent; provided that Parent remains jointly and severally liable, (ii) with the prior consent of the Majority Holders, whether evidenced in writing or taken at a meeting of the Holders, or (iii) in connection with a transaction involving an Assignment Transaction conducted in compliance with Section 4.3 and (b) the Rights Agent may assign this Agreement to a successor Rights Agent appointed in accordance with Section 3.3.

Section 6.11    Benefits of Agreement. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Parent may, in its sole discretion, at any time, offer consideration to Holders in exchange for their agreement to irrevocably renounce their rights hereunder.

Section 6.12    Legal Holidays. In the event that any Milestone Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) payment need not be made on such date, but may be made, without the accrual of any additional interest thereon on account of such Milestone Payment Date not being a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.

Section 6.13    Interpretation; Construction.

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

[RIGHTS AGENT]

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

Annex A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of [    ] (this “Agreement”), between [Parent], a Delaware corporation (“Assignor”), and [●], a [    ] (“Assignee”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the CVR Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Assignor and [●], as rights agent (the “Rights Agent”) are parties to a Contingent Value Rights Agreement dated as of [●], 20[    ] (the “CVR Agreement”); and

WHEREAS, Assignor and Assignee desire to execute and deliver this Agreement evidencing the transfer to and assumption by Assignee of both (a) the due and punctual payment of any Aggregate Milestone Payment and (b) the performance or observance of every covenant of the CVR Agreement to be performed or observed on the part of Assignor to be performed and observed and the assumption thereof of Assignee;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.

Assignment and Assumption. Effective as of [●] (the “Assignment Date”), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, assumes and becomes responsible for, (a) the due and punctual payment of any Aggregate Milestone Payment and (b) the performance or observance of every covenant of the CVR Agreement to be performed or observed on the part of Assignor.

2.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors and assigns.

3.	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of Delaware, without giving effect to the principles of conflicts of Laws thereof.

4.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

ANNEX C

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

October 15, 2019

The Board of Directors

Achillion Pharmaceuticals, Inc.

1777 Sentry Parkway West, VEVA Building #14

Blue Bell, Pennsylvania 19422

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Beagle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares held by the Company as treasury stock or owned by Parent, Merger Sub or any subsidiary of Parent (other than Merger Sub) and (ii) Dissenting Shares (as defined in the Agreement) (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive (a) an amount in cash equal to $6.30 per Share, without interest, (the “Per Share Cash Consideration”) and (b) one contractual contingent value right (a “CVR”), representing the right to receive the Regulatory Approval Milestone Payment and the Clinical Trial Milestone Payment (as such terms are defined in the Contingent Value Rights Agreement in the form attached to the Agreement (the “CVR Agreement”)), without interest, at the times provided for in the CVR Agreement (the Per Share Cash Consideration, together (and not separately) with one CVR, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we

PHONE: (212) 380-2650         FAX: (212) 380-2651         WWW.CENTERVIEWPARTNERS.COM

The Board of Directors

Achillion Pharmaceuticals, Inc.

October 15, 2019

have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent or Merger Sub during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) an execution copy of the Agreement and a form of CVR Agreement dated October 15, 2019; (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2018, 2017, and 2016; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities, probabilities of success and prospects of the Company, including certain financial forecasts, analyses and projections, relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement and the final executed CVR Agreement will not differ in any respect material to our analysis or this opinion from the execution copy of the Agreement and the form of CVR Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its

The Board of Directors

Achillion Pharmaceuticals, Inc.

October 15, 2019

obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement and the CVR Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, illiquidity or otherwise, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

ACHILLION PHARMACEUTICALS, INC. ATTN: KERI LANTZ 300 GEORGE STREET NEW HAVEN, CT 06511 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ ]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # ' SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 0000000000 0 2 The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1 To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated October 15, 2019, among Achillion Pharmaceuticals, Inc., a Delaware corporation ("Achillion"), Alexion Pharmaceuticals, Inc., a Delaware corporation ("Alexion"), and Beagle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Alexion ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Achillion, and Achillion will continue as the surviving corporation and as a wholly owned subsidiary of Alexion (the "Merger"). 2 To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. For Against Abstain 3 To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger. NOTE: To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting. 0000431619_1 R1.0.1.18 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Special Meeting Proxy Statement is available at www.proxyvote.com ACHILLION PHARMACEUTICALS, INC. Special Meeting of Shareholders ( ), ( ), AM This proxy is solicited by the Board of Directors THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACHILLION PHARMACEUTICALS, INC. Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Joseph Truitt and Martha E. Manning, and each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the Special Meeting of Stockholders of Achillion Pharmaceuticals, Inc. to be held at (), Eastern Time on (), and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Special Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting. The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger. Continued and to be signed on reverse side 0000431619_2 R1.0.1.18